                                                                  EXECUTION COPY



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                          LODGENET ENTERTAINMENT CORPORATION

                                     $100,000,000

                        AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF DECEMBER 19, 1996

                                         WITH

                            NATIONAL WESTMINSTER BANK PLC,
                              AS AGENT AND ISSUING BANK,

                         NATIONAL WESTMINSTER BANK OF CANADA,
                                   AS ISSUING BANK,

                                         AND

                                THE BANKS PARTY HERETO






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

                                  TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1.  DEFINITIONS.......................................................1

ARTICLE 2.  COMMITMENTS; LOANS...............................................20
    Section 2.1    Loans.....................................................20
    Section 2.2    Notices Relating to Loans.................................20
    Section 2.3    Disbursement of Loan Proceeds.............................21
    Section 2.4    Notes.....................................................21
    Section 2.5    Commitment Reduction; Repayment of Loans..................22
    Section 2.6    Interest..................................................23
    Section 2.7    Fees......................................................24
    Section 2.8    Changes in Commitment; Prepayments........................25
    Section 2.9    Use of Proceeds of Loans..................................26
    Section 2.10   Computations..............................................26
    Section 2.11   Minimum Amounts of Borrowings, Conversions, Prepayments
                   and Interest Periods......................................26
    Section 2.12   Time and Method of Payments...............................27
    Section 2.13   Lending Offices...........................................27
    Section 2.14   Several Obligations.......................................27
    Section 2.16   Letters of Credit.........................................27
    Section 2.17   Financing Documents.......................................33
    Section 2.18   Pro Rata Treatment Among Banks............................33
    Section 2.19   Non-Receipt of Funds by the Agent.........................34
    Section 2.20   Sharing of Payments and Set-Off Among Banks...............34
    Section 2.21   Conversions of Loans......................................35
    Section 2.22   Additional Costs; Capital Requirements....................35
    Section 2.23   Limitation on Types of Loans..............................36
    Section 2.24   Illegality................................................37
    Section 2.25   Certain Conversions pursuant to Sections 2.22 and 2.24....37
    Section 2.26   Alternate Lending Installation............................38
    Section 2.27   Indemnification...........................................38

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES...................................39
    Section 3.1    Organization..............................................39
    Section 3.2    Power, Authority, Consents................................39
    Section 3.3    No Violation of Law or Agreements.........................40
    Section 3.4    Due Execution, Validity, Enforceability...................40
    Section 3.5    Properties, Liens.........................................40
    Section 3.6    Litigation................................................40
    Section 3.7    No Defaults, Compliance With Laws.........................41
    Section 3.8    Burdensome Documents......................................41

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                                                                           PAGE

    Section 3.9    Financial Statements; Projections.........................41
    Section 3.10   Tax Returns...............................................42
    Section 3.11   Intellectual Property.....................................42
    Section 3.12   Regulation U..............................................42
    Section 3.13   Name Changes, Mergers, Acquisitions.......................42
    Section 3.14   Full Disclosure...........................................42
    Section 3.15   Licenses and Approvals....................................43
    Section 3.16   Labor Disputes; Collective Bargaining Agreements;
                   Employee Grievances.......................................43
    Section 3.17   Condition of Assets.......................................43
    Section 3.18   ERISA.....................................................44
    Section 3.19   Material Agreements.......................................44
    Section 3.20   Collateral Documents......................................44
    Section 3.21   Solvency..................................................45

ARTICLE 4.  CONDITIONS TO THE LOANS..........................................45
    Section 4.1    Conditions to Initial Loans...............................45
    Section 4.2    Conditions to Subsequent Loans and L/Cs...................48

ARTICLE 5.  DELIVERY OF FINANCIAL REPORTS, DOCUMENTS
            AND OTHER INFORMATION............................................48
    Section 5.1    Annual Financial Statements...............................48
    Section 5.2    Quarterly Financial Statements49
    Section 5.3    Projections...............................................49
    Section 5.4    Compliance Information....................................49
    Section 5.5    No Default Certificate....................................49
    Section 5.6    Accountants' Reports......................................50
    Section 5.7    Copies of Documents.......................................50
    Section 5.8    Notices of Defaults.......................................50
    Section 5.9    ERISA Notices and Requests................................50
    Section 5.10   Additional Information; Guest-Pay Rooms...................51

ARTICLE 6.  AFFIRMATIVE COVENANTS............................................52
    Section 6.1    Books and Records.........................................52
    Section 6.2    Inspections and Audits....................................52
    Section 6.3    Maintenance and Repairs...................................52
    Section 6.4    Continuance of Business...................................52
    Section 6.5    Copies of Corporate Documents.............................53
    Section 6.6    Perform Obligations.......................................53
    Section 6.7    Notice of Litigation......................................53

                                                                           PAGE

    Section 6.8    Insurance.................................................53
    Section 6.9    Financial Covenants.......................................53
    Section 6.10   Notice of Certain Events..................................55
    Section 6.11   Comply with ERISA.........................................55
    Section 6.12   Environmental Compliance..................................55
    Section 6.13   Further Assurances........................................55

ARTICLE 7.  NEGATIVE COVENANTS...............................................57
    Section 7.1    Indebtedness..............................................57
    Section 7.2    Liens.....................................................58
    Section 7.3    Guaranties................................................59
    Section 7.4    Mergers, Acquisitions.....................................60
    Section 7.5    Redemptions; Distributions................................60
    Section 7.6    Stock Issuances...........................................61
    Section 7.7    Changes in Business; Asset Dispositions...................61
    Section 7.8    Prepayments and Repayments of Indebtedness................61
    Section 7.9    Investments...............................................62
    Section 7.10   Fiscal Year...............................................64
    Section 7.11   ERISA Obligations.........................................64
    Section 7.12   Amendments of Documents...................................65
    Section 7.13   Capital Expenditures......................................65
    Section 7.14   Rental Obligations........................................66
    Section 7.15   Use of Cash...............................................66
    Section 7.16   Management Fees...........................................66
    Section 7.17   Transactions with Affiliates..............................66
    Section 7.18   Hazardous Material........................................67

ARTICLE 8.  EVENTS OF DEFAULT................................................67
    Section 8.1    Payments..................................................67
    Section 8.2    Certain Covenants.........................................67
    Section 8.3    Other Covenants...........................................68
    Section 8.4    Other Defaults............................................68
    Section 8.5    Representations and Warranties............................68
    Section 8.6    Bankruptcy................................................69
    Section 8.7    Judgments.................................................69
    Section 8.8    ERISA.....................................................69
    Section 8.9    Change of Control.........................................69
    Section 8.10   Collateral................................................70

ARTICLE 9.  THE AGENT........................................................70
    Section 9.1    Appointment, Powers and Immunities........................70
    Section 9.2    Reliance by Agent.........................................70
    Section 9.3    Events of Default.........................................71

                                                                           PAGE

    Section 9.4    Rights as a Bank..........................................71
    Section 9.5    Indemnification...........................................71
    Section 9.6    Non-Reliance on Agent and other Banks.....................71
    Section 9.7    Failure to Act............................................72
    Section 9.8    Resignation or Removal of Agent...........................72
    Section 9.9    Sharing of Payments.......................................72
    Section 9.10   Collateral Matters........................................73

ARTICLE 10.  MISCELLANEOUS PROVISIONS........................................74
    Section 10.1   Fees and Expenses; Indemnity..............................74
    Section 10.2   Taxes.....................................................75
    Section 10.3   Payments..................................................75
    Section 10.4   Survival of Agreements and Representations; Construction..76
    Section 10.5   Lien on and Set-off of Deposits...........................76
    Section 10.6   Amendments and Waivers; Entire Agreement..................76
    Section 10.7   Remedies Cumulative; Counterclaims........................77
    Section 10.8   Additional Actions........................................77
    Section 10.9   Notices...................................................77
    Section 10.10  Counterparts..............................................79
    Section 10.11  Severability..............................................79
    Section 10.12  Successors and Assigns....................................79
    Section 10.13  GOVERNING LAW; CONSENT TO JURISDICTION;
                   WAIVER OF TRIAL BY JURY...................................80

                                                                           PAGE

                                       EXHIBITS

A        Commitments and Percentages
B        Promissory Note
C        Assignment and Assumption Agreement
D        ResNet Guaranty
E        LodgeNet Canada Guaranty
F        Security Agreement
G        Pledge Agreement
H        Patent and Trademark Security Agreement
I        Borrower U.S. Legal Opinion

                                      SCHEDULES

3.1      Organization and Capitalization
3.5      Real Estate
3.6      Litigation
3.11     Intellectual Property
3.13     Name Changes, Mergers
3.19     Material Agreements
7.1      Outstanding Indebtedness
7.2      Permitted Liens

                        AMENDED AND RESTATED CREDIT AGREEMENT


    THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 19, 1996 by and among LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "BORROWER"), the Banks that from time to time become a party to this Agreement (individually, a "BANK" and collectively, the "BANKS"), NATIONAL WESTMINSTER BANK PLC, a United Kingdom public limited company, as Agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT"), and NATIONAL WESTMINSTER BANK OF CANADA, as an "ISSUING BANK" (as hereinafter defined).


                                 W I T N E S S E T H:

    WHEREAS, the Borrower, the Agent and certain of the Banks entered into that certain Loan Agreement dated as of March 11, 1996 (the "Original Loan Agreement") pursuant to which certain loans and letter of credit obligations are currently outstanding; and


    WHEREAS, the Borrower wishes to obtain an increased, secured revolving loan and letter of credit facility from the Banks in the aggregate principal amount of up to One Hundred Million Dollars ($100,000,000), subject to adjustment, in order to finance capital expenditures and provide for the ongoing working capital requirements of the Borrower, and the Banks are willing to make such increased facility available to the Borrower on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, the parties hereto agree as follows:

    ARTICLE 1.   DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         ADDITIONAL COSTS:  as defined in subsection 2.22(b) hereof.

         AFFECTED LOANS:  as defined in Section 2.25 hereof.

         AFFECTED TYPE:  as defined in Section 2.25 hereof.

         AFFILIATE: as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED THAT, in any event: (i) any Person that owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and
(ii) each director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

         AGENCY FEES:  as defined in subsection 2.7(b) hereof.

         ANNUAL OPERATING CASH FLOW: as at any date of determination thereof, as to the Borrower and its Restricted Subsidiaries, the Operating Cash Flow for the immediately preceding four consecutive full fiscal quarters (or, for purposes of calculating Interest Coverage compliance in subsection 6.9(b) hereof for fiscal 1997, such shorter fiscal period as may be appropriate) for which the Agent has received financial statements in compliance with Section 5.1 or
Section 5.2 hereof (or, if as at any date of determination the Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then the Operating Cash Flow for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Agent in its sole judgment based, in the Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

         ANNUALIZED OPERATING CASH FLOW: as at any date of determination thereof, as to the Borrower and its Restricted Subsidiaries, the product of (a) Operating Cash Flow for the immediately preceding two consecutive full fiscal quarters for which the Agent has received financial statements in compliance with Section 5.1 or Section 5.2 hereof (or, if as at any date of determination the Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then the Operating Cash Flow for such immediately preceding two consecutive full fiscal quarters shall be determined by the Agent in its sole judgment based, in the Agent's discretion, on such financial information as it shall have requested and received from the Borrower), multiplied by (b) two (2).

         APPLICABLE BASE RATE MARGIN: with respect to Base Rate Loans, one percent (1.00%), subject to adjustment in accordance with subsection 2.6(b) hereof.

         APPLICABLE EURODOLLAR RATE MARGIN: with respect to Eurodollar Rate Loans, two percent (2.00%), subject to adjustment in accordance with subsection 2.6(b) hereof.

         APPLICABLE LENDING OFFICE: with respect to each Bank, with respect to each type of Loan, the Lending Office as designated for such type of Loan below its name on the signature pages hereof or such other office of such Bank or of an affiliate of such Bank as such Bank may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

         APPLICATION DOCUMENTS:  as defined in subsection 2.16(b) hereof.

         ASSET DISPOSITION: any conveyance, sale, lease, assignment, transfer or other disposition of property, assets or business of the Borrower or any Subsidiary of the Borrower in a single transaction or a series of related transactions (other than in the ordinary course of business).

         ASSIGNMENT AND ASSUMPTION AGREEMENT: an agreement in the form of Exhibit C hereto.

         BANK DEFAULT: (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.16 hereof or (ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1 or Section 2.16 hereof, in the case of either
(i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

         BASE MAXIMUM CAPITAL EXPENDITURES AMOUNT: as defined in Section 7.13 hereof.

         BASE RATE: as of any date of determination, the higher of (i) the interest rate established from time to time by NatWest Plc as its "prime rate" at the Principal U.S. Office and (ii) the Federal Funds Rate plus one-half percent (0.50%). Notwithstanding the foregoing, the Borrower acknowledges that NatWest Plc may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the "prime rate" resulting from a change in the "prime rate" shall take effect at the time of such change in the "prime rate."

         BASE RATE LOANS: Loans that earn interest at a rate based upon the Base Rate.

         BENEFICIARY DOCUMENTS:  as defined in subsection 2.16(d) hereof.

         BORROWING NOTICE:  as defined in Section 2.2 hereof.

         BUSINESS DAY: any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

         CAPITAL EXPENDITURES: for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with generally accepted accounting principles.

         CAPITALIZED LEASE: any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         CAPITALIZED LEASE OBLIGATIONS: as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

         CASH: as to any Person, such Person's cash and cash equivalents, as defined in accordance with generally accepted accounting principles consistently applied.

         CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.

         CLOSING DATE:  the date on which all conditions precedent set forth in
Section 4.1 hereof are satisfied or waived, but in any event no later than December 31, 1996.

         CODE: the Internal Revenue Code of 1986, as it may be amended from time to time.

         COLLATERAL: the property covered by the Security Agreement, the Patent and Trademark Security Agreement, the Pledge Agreement and the other Collateral Documents, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired that may at any time be or become subject to a security interest or Lien in favor of the Agent on behalf of itself, the Banks and the Issuing Banks, to secure the Obligations.

         COLLATERAL DOCUMENTS: the Pledge Agreement, the Security Agreement, the Patent and Trademark Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.13 hereof.

         COMMITMENT:   as to each Bank, the amount set forth opposite such
Bank's name on Annex A hereto under the caption "Commitment" as such amount may be subject to increase or reduction in accordance with the terms hereof.

         COMMITMENT FEE:  as defined in subsection 2.7(a) hereof.

         COMMITMENT FEE PERCENTAGE : one-half of one percent (0.50%); PROVIDED, HOWEVER, that at any time that the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin are determined by reference to the table contained in subsection 2.6(b) hereof, the Commitment Fee Percentage shall equal the applicable percentage set forth below the caption "Commitment Fee Percentage" in such table at such time.

         COMMITMENT TERMINATION DATE: the earliest of (i) December 31, 2002 and (ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to subsection 2.8(b) hereof.

         COMPLIANCE CERTIFICATE: a certificate executed by the president, chief financial officer or chief operating officer of the Borrower to the effect that: (i) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate;
(ii) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except to the extent such representations and warranties expressly relate to an earlier date; and (iii) since

September 30, 1996, there has not occurred any event or circumstance (including litigation developments) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         CONTROLLED GROUP: all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

         CREDIT PERIOD: the period commencing on the date of this Agreement and ending on the Commitment Termination Date.

         DEBT INSTRUMENT:  as defined in subsection 8.4(a) hereof.

         DEFAULTING BANK: any Bank with respect to which a Bank Default is in effect.

         DEFAULT: an event which with notice or lapse of time, or both, would constitute an Event of Default.

         DEFINED CONTRIBUTION PLAN: a plan which is not covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

         DISPOSAL: the discharge, deposit, injection, dumping, spilling, leaking or placing of any hazardous materials into or on any land or water so that such hazardous materials or constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

         DOLLARS AND $:  lawful money of the United States of America.

         DOCUMENTARY L/C: any L/C which is issued for the benefit of a supplier of system components and/or inventory for whose account such L/C is issued in order to support payment of the purchase price of such inventory.

         EMPLOYEE BENEFIT PLAN: any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for employees of any Loan Party or any current or former ERISA Affiliate.

         ENVIRONMENTAL LAWS AND REGULATIONS: all federal, state and local environmental, health and safety laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrower or any other Loan Party, or any of their respective assets or properties.

         ENVIRONMENTAL LIABILITY: any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a Hazardous Substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or any environmental regulatory body having jurisdiction over the Borrower or any other Loan Party and/or any liability arising under any Environmental Laws and Regulations for the Borrower's or any other Loan Party's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

         ENVIRONMENTAL PROCEEDING: any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to the Borrower or any other Loan Party and arising under or relating to any Environmental Laws and Regulations.

         ERISA: the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

         ERISA AFFILIATE: with respect to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Sections 414(b) - (o) of the Code and, if applicable, Sections 4001(a)(14) and (b) of ERISA.

         EURODOLLAR BUSINESS DAY: a Business Day on which dealings in Dollar deposits are carried out in the Eurodollar interbank market.

         EURODOLLAR LOANS: Loans the interest on which is determined on the basis of the Eurodollar Rate.

         EURODOLLAR RATE: for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of: (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two (2) Eurodollar Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the Eurodollar interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Banks to which such Interest Period relates; divided by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Agent shall use its best efforts to advise the Borrower of the Eurodollar Rate as soon as practicable after each change in the Eurodollar Rate; PROVIDED, HOWEVER, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrower hereunder.

         EVENT OF DEFAULT:  as defined in Article 8 hereof.

         EVENT OF LOSS: with respect to any property, (a) any loss, destruction or damage of such property or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

         EXCESS CASH FLOW: for any period, an amount equal to, for the Borrower and its Restricted Subsidiaries: (i) the amount of the Operating Cash Flow for such period PLUS cash or cash equivalents actually received by the Borrower from or in respect of Investments or Subsidiaries which are not Restricted Subsidiaries; (ii) MINUS, without duplication, the sum of: (a) all Capital Expenditures incurred during such period, (b) all payments of principal on Permitted Debt (other than payments of principal on the Loans pursuant to subsection 2.8(c) hereof) and interest on Indebtedness for money borrowed incurred in accordance with Section 7.1 hereof that were or are due and payable during such period, (c) all reasonable and customary fees and costs actually paid during such period in connection with the incurrence directly by the Borrower or any Subsidiary of Indebtedness for money borrowed permitted pursuant to Section 7.1 hereof or, to the extent permitted hereunder, the issuance of equity securities of the Borrower pursuant to a public offering or private placement of such securities, (d) cash used for Investments permitted pursuant to and in accordance with subsection 7.9(e) hereof, and (e) $500,000.

         FEDERAL FUNDS RATE: for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

         FEE(S):  as defined in subsection 2.7(d) hereof.

         FINANCIAL STATEMENTS: with respect to the Borrower: (i) its unaudited consolidated Balance Sheet as at September 30, 1996, together with the related unaudited consolidated Statement of Operations and Statement of Cash Flows for the fiscal period then ended, and (ii) its audited consolidated Balance Sheet as at December 31, 1995, together with the related audited consolidated Statement of Operations and Statement of Cash Flows for the fiscal year then ended.

         GUARANTIES: the ResNet Guaranty, the LodgeNet Canada Guaranty and any other guaranty of the Obligations delivered pursuant to subsection 7.9(e)(iv) or 6.13(g) hereof.

         GUARANTOR(S): ResNet, LodgeNet Canada and any other Subsidiary of the Borrower required, or designated by the Borrower, to deliver a guaranty of the Obligations pursuant to subsection 7.9(e)(iv) or 6.13(g) hereof.

         GUEST-PAY ROOMS:   at any time of determination, the aggregate number
of guest rooms of all lodging, hospital, cruise line and related properties, (i) which have a firm contract with the Borrower or any Subsidiary for the provision of in-room television entertainment and/or information services which are provided to the guests of such property for a charge and (ii) against which the Borrower or such Subsidiary has not, in accordance with its ordinary business practice, chosen to exercise any remedies for non-payment under such contract.

         HAZARDOUS MATERIALS: any toxic chemical, Hazardous Substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes.

         HAZARDOUS SUBSTANCE: as set forth in Section 101(14) of CERCLA or state or local law.

         HAZARDOUS WASTE: as set forth in the Resource Conservation and Recovery Act, 42 U.S.C. Section 9603(5), and the Environmental Protection Agency's implementing regulations, or state or local law.

         INDEBTEDNESS:  with respect to any Person, without duplication, all:
(i) liabilities or obligations, direct and contingent, with respect to money borrowed, including, without limitation (a) contingent liabilities of any kind for which the Borrower or any Subsidiary incurs or becomes responsible for in connection with any Investment made pursuant to subsection 7.9(e) hereof, (b) that portion of Capitalized Lease Obligations of such Person that, in accordance with generally accepted accounting principles, should be classified as a liability on the balance sheet of such Person, (c) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown on the liability side of the balance sheet of such Person, and (d) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person and
(v) net obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or any other agreement or arrangement designed to protect such Person against fluctuations in interest rates or exchange rates.

         INTEREST COVERAGE: as at any date, for the immediately preceding fiscal period, the ratio determined by dividing (a) Annual Operating Cash Flow PLUS Rentals by (b) Interest Expense on all Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis (excluding for this purpose the TCI Convertible Debt) PLUS Rentals PLUS Preferred Stock Dividends.

         INTEREST EXPENSE: as to any Person as at any date, with respect to any Indebtedness of such Person, the sum of all (a) interest and all amortization of debt discount and expense (including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on Capitalized Lease Obligations that are included in Indebtedness) and (b) commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Contracts, in each case that were due and payable relating to such Indebtedness during the immediately preceding four consecutive full fiscal quarters (or, for purposes of calculating Interest Coverage compliance in subsection 6.9(b) hereof for fiscal 1997, such shorter fiscal period as may be appropriate) for which the Agent has received financial statements in compliance with Sections 5.1 and
5.2 hereof (or, if as at any date of determination the Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or
Section 5.2 hereof, then Interest Expense for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Agent in its sole judgment based, in the Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

         INTEREST PERIOD: with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the same day in the first, second, third or sixth calendar month thereafter (or such longer period which each of the Banks shall have notified the Agent is available at any time) as the Borrower may select as provided in Section 2.2 hereof, except that each such Interest Period that commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month;

Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day); (ii) no more than five (5) Interest Periods for Eurodollar Loans shall be in effect at the same time; (iii) no Interest Period for any type of Loan shall end later than the Commitment Termination Date; and (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one (1) month (in the case of Eurodollar Loans). In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.2 hereof, such Loans will be automatically converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan.

         INTEREST RATE CONTRACTS: interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or any other agreements or arrangements designed to provide protection against fluctuation in interest rates or exchange rates, in each case, in form and substance satisfactory to the Agent and, in each case, with counterparties satisfactory to the Agent.

         INVESTMENT:  by any Person:

         (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and
         (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

         IRS:  Internal Revenue Service.

         ISSUING BANK: as defined in subsection 2.16(a) hereof.

         LATEST BALANCE SHEET:  as defined in subsection 3.9(a) hereof.

         L/C(S): (i) any standby letter of credit or documentary letter of credit issued by the Issuing Banks pursuant to Section 2.16 hereof and (ii) each existing letter of credit issued pursuant to the Original Loan Agreement outstanding on the date hereof, in each case, as amended, supplemented or modified from time to time.

         L/C DRAWING AVAILABILITY: as of any date of determination, the sum of the aggregate maximum amount then available to be drawn under all L/Cs but excluding the aggregate amount of any Unreimbursed Drawings then outstanding and excluding that portion of L/Cs for which portion demands for drawings have been made but not yet paid by the Issuing Bank.

         L/C FEES:  as defined in subsection 2.7(c) hereof.

         L/C ISSUANCE REQUEST:  as defined in subsection 2.16(b) hereof.

         L/C OBLIGATIONS:   as of any date of determination, all the existing
liabilities (including all fees) of the Borrower to the Issuing Banks and the Banks and the Agent in respect of all L/Cs, whether such liability is contingent or fixed and shall be computed to include the sum of the aggregate maximum amount then available to be drawn under all L/Cs and the aggregate amount of any Unreimbursed Drawings then outstanding.

         LEASES: leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, rights-of-entry, grants, and other attachment rights and similar instruments under which the Borrower or its Subsidiaries has the right to use real or personal property or rights of way.

         LETTER AGREEMENT(S): as defined in subsection 2.7(b) hereof.

         LICENSES:  as defined in Section 3.15 hereof.

         LIEN: any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (excluding precautionary filings by lessors).

         LOAN(S): as defined in Section 2.1 hereof. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

         LOAN DOCUMENTS: this Agreement, the Notes, the Guaranties, the Collateral Documents, the L/C(s), the Letter Agreements(s), Interest Rate Contracts to which any Bank is a party and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

         LOAN PARTY: the Borrower, its Subsidiaries (including the Guarantors) or any other Person (other than the Banks, the Issuing Banks and the Agent) which now or hereafter executes and delivers to any Bank or the Agent any Loan Document.

         LODGENET CANADA: LodgeNet Entertainment (Canada) Corporation, a Canadian corporation and a Wholly-Owned Subsidiary of the Borrower.

         MAJORITY BANKS: (i) at any time while no Loans are outstanding hereunder, Non-Defaulting Banks having at least 60% of the aggregate amount of the Commitments, and (ii) at any time while Loans are outstanding hereunder, Non-Defaulting Banks holding at least 60% of the outstanding aggregate principal amount of the Loans and Net L/C Obligations hereunder.

         MANAGEMENT:    as defined in Section 8.9 hereof.

         MANAGEMENT FEES: for any period, all fees, emoluments or similar compensation paid or incurred by any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to the Borrower or any of its Subsidiaries) in respect of services rendered in connection with the management or supervision of the management of such Person, or any construction, operation or maintenance associated with the business of the Borrower or its Subsidiaries, other than salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment.

         MANDATORY L/C BORROWING:  as defined in subsection 2.16(c) hereof.

         MATERIAL ADVERSE EFFECT: (a) a materially adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Loan Party to perform any of its obligations under any Loan Document to which it is a party, or (c) material impairment of the rights or benefits available to the Banks, the Issuing Banks or the Agent under any Loan Document.

         MAXIMUM L/C AMOUNT: the sum of Five Million Dollars ($5,000,000) as the same shall and/or may be reduced pursuant to Sections 2.2 and 2.8 hereof.

         MULTIEMPLOYER PLAN: a "multiemployer plan" as defined in Section 4001(a)(3) or ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

         NATWEST CANADA: National Westminster Bank of Canada, in its capacity as an Issuing Bank hereunder.

         NATWEST PLC: National Westminster Bank Plc, New York branch, in its capacity as a Bank hereunder.

         NET L/C OBLIGATIONS: the L/C Obligations exclusive of Unreimbursed Drawings which have been repaid with the proceeds of and simultaneously with the incurrence of Loans.

         NEW TYPE LOANS:  as defined in Section 2.25 hereof.

         NON-DEFAULTING BANK: each Bank other than a Defaulting Bank.

         NOTE(S):  as defined in Section 2.4 hereof.

         OBLIGATIONS: collectively, all of the Loans, Indebtedness, liabilities and obligations of the Borrower to the Banks, the Issuing Banks and the Agent arising out of this Agreement or the Loan Documents, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, the L/C Obligations and, to the extent provided by any Bank or its Affiliate, obligations under any Interest Rate Contract or any currency hedging agreement.

         OPERATING CASH FLOW: for any period, the consolidated net income of any Person during such period (a) PLUS, but only to the extent such items shall have been deducted in determining such net income, the sum of (i) all interest, fees and costs paid or accrued during such period on Indebtedness, including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on Capitalized Lease Obligations that are included in Indebtedness, (ii) depreciation and amortization of assets, (iii) all income taxes, to the extent not paid or not currently payable and (iv) extraordinary non-operating losses and (b) MINUS the sum of (i) extraordinary gains, (ii) income derived from other than the consolidated operations of such Person and (iii) to the extent not already deducted in determining such net income, all corporate overhead expenses of such Person; all of the above items exclusive of minority interests (except to the extent of cash or cash equivalents in respect thereof actually received by the Borrower in such period); as to all of the foregoing, as determined in accordance with generally accepted accounting principles, consistently applied; PROVIDED, that, notwithstanding any of the foregoing, except to the extent of cash or cash equivalents actually received on an unconditional basis, any direct or indirect Subsidiary the distribution of whose earnings and proceeds the Borrower does not maintain the ability to direct in the ordinary course of business shall not be considered for purposes of calculating Operating Cash Flow; and, PROVIDED, FURTHER, that, notwithstanding any of the foregoing, regardless of the receipt of any proceeds or any other distributions therefrom, there shall not be considered in calculating Operating Cash Flow any Subsidiary which is not a Guarantor hereunder. For the purpose hereof, the amount of Operating Cash Flow (as defined above) of ResNet to be included in the calculation of the Operating Cash Flow of the Borrower shall be determined as follows: (a) FIRST, by calculating the LESSER of (i) the total Operating Cash Flow of ResNet and
(ii) the quotient obtained by dividing (y) the amount of the then-current obligation of ResNet for payment of Guaranteed Obligations under the ResNet Guaranty by (z) the then-applicable multiple listed under the caption "Maximum Total Leverage" in subsection 6.9(a) hereof; (b) THEREAFTER, if the amount calculated under clause (a)(i) above shall be greater than the amount under clause (a)(ii) above (such difference being the "Excess ResNet Operating Cash Flow"), then there shall also be added to such clause (a)(ii) amount the product obtained by multiplying the percentage representing the Borrower's equity ownership in ResNet times the amount of Excess ResNet Operating Cash Flow.

         ORIGINAL LOAN AGREEMENT:   as defined in the first recital to this
Agreement.

         PATENT AND TRADEMARK SECURITY AGREEMENT: the Patent and Trademark Security Agreement of even date herewith, substantially in the form of Exhibit H hereto, among the Borrower, the Subsidiaries party thereto and the Agent, on behalf of itself, the Banks and the Issuing Banks, as the same may be, from time to time, amended, modified or supplemented.

         PAYOR:  as defined in Section 2.19 hereof.

         PBGC:  Pension Benefit Guaranty Corporation.

         PENSION PLAN: at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is maintained either: (i) by the Borrower or any ERISA Affiliate for employees of the Borrower, or by the Borrower for any ERISA Affiliate, or (ii) pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

         PERCENTAGE: with respect to any Bank, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time (for purposes of computation after any termination of the Total Commitment, without giving effect to any such termination of the Total Commitment).

         PERMITTED DEBT: Indebtedness (i) which is not secured by any Lien,
(ii) which contains terms, covenants and conditions satisfactory to the Agent and the Majority Banks, and (iii) as to its incurrence, no Default or Event of Default has occurred and is continuing either immediately before or after giving effect thereto.

         PERMITTED INTERCOMPANY DEBT: Indebtedness of ResNet or ResNet LLC for money borrowed from the Borrower or ResNet, as the case may be, (i) which is evidenced by a promissory note of ResNet or ResNet LLC to the Borrower or ResNet, as the case may be, (ii) which represents senior, unsubordinated Indebtedness of ResNet or ResNet LLC, and (iii) the repayment of which is not restricted in any manner by any covenant, agreement or other restriction binding upon or affecting ResNet or ResNet LLC.

         PERMITTED LIENS: as to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', landlords', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; and (v) Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in the preceding clause (v) do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

         PERSON: an individual, a corporation, a limited liability company, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         PLAN: at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         PLEDGE AGREEMENT: the Pledge Agreement of even date herewith, substantially in the form of Exhibit G hereto, between the Borrower and the Agent, on behalf of itself, the Banks and the Issuing Banks, pledging all Subsidiaries' capital stock owned by the Borrower and all intercompany notes owing to or held by the Borrower, as the same may be, from time to time, amended, modified or supplemented.

         POST-DEFAULT RATE: (i) in respect of any Loans a rate per annum equal to: (x) if such Loans are Base Rate Loans, two percent (2%) above the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (but in no event less than the interest rate in effect on the due date), or (y) if such Loans are Eurodollar Loans, two percent (2%) above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, two percent (2%) above the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (but in no event less than the interest rate in effect on the due date); and
(ii) in respect of other amounts payable by the Borrower hereunder (including interest to the extent permitted by law) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to two percent (2%) above the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (but in no event less than the interest rate in effect on the due date).

         PREFERRED STOCK DIVIDENDS: as defined in subsection 7.5(b) hereof for payments made during the immediately preceding four consecutive full fiscal quarters (or, for purposes of calculating Interest Coverage compliance in subsection 6.9(b) hereof for fiscal 1997, such shorter fiscal period as may be appropriate) for which the Agent has received financial statements in compliance with Sections 5.1 and 5.2 hereof (or, if as at any date of determination the Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then Preferred Stock Dividends for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Agent in its sole judgment based, in the Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

         PRINCIPAL U.S. OFFICE: the principal U.S. office of NatWest Plc presently located at 175 Water Street, New York, New York 10038.

         PROJECTIONS: with respect to the Borrower, its forecasted consolidated Balance Sheet and related forecasted consolidated Statement of Operations and Statement of Cash Flows for the period from the date hereof through December 31, 2002, as updated on an annual basis pursuant hereto, all prepared on a basis consistent with the Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

         PURCHASE MONEY SECURITY INTEREST: as defined in subsection 7.2(b) hereof.

         QUARTERLY DATES: the last day of each of March, June, September and December, the first of which shall be the first such day after the date of this Agreement, PROVIDED THAT, if any such date is not a Eurodollar Business Day, the relevant Quarterly Date shall be the next succeeding Eurodollar Business Day (or, if the next succeeding Eurodollar Business Day falls in the next succeeding calendar month, then on the next preceding Eurodollar Business Day).

         REFERENCE BANK: (i) for purposes of determining the Eurodollar Rate, the non-United States office or offices or international banking facility or facilities of NatWest Plc as NatWest Plc may from time to time select and (ii) for all other purposes hereunder, the Principal U.S. Office.

         REGULATION D: Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         REGULATORY CHANGE: as to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Bank, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         RELEASE: as set forth in Section 101(22) of CERCLA or state or local law.

         RENTALS: for the Borrower and its Restricted Subsidiaries on a consolidated basis, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessors on termination of the lease or surrender of the property) payable by a Person, as lessee or sublessee under a lease of real or personal property, during the immediately preceding four consecutive full fiscal quarters (or, for purposes of calculating Interest Coverage compliance in subsection 6.9(b) hereof for fiscal 1997, such shorter fiscal period as may be appropriate) for which the Agent has received financial statements in compliance with Sections 5.1 and 5.2 hereof (or, if as at any date of determination the Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or
Section 5.2 hereof, then Rentals for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Agent in its sole judgment based, in the Agent's discretion, on such financial information as it shall have requested and received from the Borrower), but shall be exclusive of any amounts required to be paid by a Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         REQUIRED PAYMENT:  as defined in Section 2.19 hereof.

         RESERVE REQUIREMENT: for any Eurodollar Loans for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities that includes deposits by references to which the Eurodollar Rate for Eurodollar Loans is to be determined, or (ii) any category of extensions of credit or other assets that include Eurodollar Loans.

         RESNET: ResNet Communications, Inc., a Delaware corporation and Subsidiary of the Borrower, including ResNet Communications, LLC, a Delaware limited liability company and Subsidiary of ResNet Communications, Inc. ("ResNet LLC").

         RESTRICTED PAYMENTS: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend or distribution payable solely in shares of stock of the Borrower which are not shares of preferred stock; (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Borrower in respect of such shares now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Borrower; (iii) any other distributions whatsoever, or any loans or advances, to any holder of shares of any class of stock of the Borrower now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares; and (iv) any fees or expenses paid to any shareholder or Affiliate (other than directors, officers and full-time employees) of the Borrower for management services provided to the Borrower or any Subsidiary.

         RESTRICTED SUBSIDIARY:   each Subsidiary of the Borrower which is or
becomes a Guarantor hereunder.

         SEC:   the Securities and Exchange Commission or any entity succeeding to any of its principal functions.

         SECURITY AGREEMENT: the Security Agreement of even date herewith, substantially in the form of Exhibit F hereto, among the Borrower, the Subsidiaries party thereto and the Agent, on behalf of itself, the Banks and the Issuing Banks, as the same may be, from time to time, amended, modified or supplemented.

         SENIOR 1995 NOTES: those certain 11.5% Senior Notes due July 15, 2005 of the Borrower in an aggregate outstanding principal amount of $30,000,000, as amended or otherwise modified as permitted hereby.

         SENIOR 1995 NOTE AGREEMENT: that certain Securities Purchase Agreement dated as of August 9, 1995 by and among the Borrower and the holders of the Senior 1995 Notes, as amended by Amendment No. 1 thereto dated December 19, 1996, as further amended or otherwise modified as permitted hereby.

         SENIOR 1996 NOTES: those certain 10.25% Senior Notes due December 15, 2006 of the Borrower in an aggregate outstanding principal amount of $150,000,000, as amended or otherwise modified as permitted hereby.

         SENIOR 1996 NOTE INDENTURE: that certain Indenture between the Borrower and Marine Midland Bank, as Trustee, relating to the Senior 1996 Notes, as amended or otherwise modified as permitted hereby.

         SENIOR NOTE DOCUMENTS: collectively, the Senior 1995 Notes, the Senior 1995 Note Agreement, the Senior 1996 Notes, the Senior 1996 Note Indenture and each other agreement, instrument or other document executed in connection therewith.

         SOLVENT: as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Federal Bankruptcy Reform Act of 1978 and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         STANDBY L/C:  any L/C which is not a Documentary L/C.

         SUBSIDIARY: with respect to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership, limited liability company or joint venture in which such Person is a general partner, managing member or joint venturer or of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or the "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding anything herein to the contrary, ResNet and ResNet LLC shall each be deemed to be a Subsidiary of the Borrower so long as (i) in the case of ResNet, the Borrower owns 50% of ResNet's outstanding capital stock and retains the right to elect a majority of ResNet's board of directors, and (ii) in the case of ResNet LLC, the Borrower directly or indirectly owns over 50% of all members' interests and is the managing member.

         SUBSTANTIAL PORTION: assets of the Borrower and its Subsidiaries which (a) represent more than fifteen percent (15%) of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the fiscal quarter immediately preceding the date on which such determination is made or (b) are responsible for more than fifteen percent (15%) of the Operating Cash Flow of the Borrower and its Subsidiaries for the consecutive full twelve
(12) month period ending as of the end of the fiscal quarter immediately preceding the date on which such determination is made.

         TCI CONVERTIBLE DEBT: that certain Indebtedness of ResNet in an aggregate principal amount of up to $34,603,947 incurred pursuant to that certain Subordinated Convertible Term Loan Agreement dated as of October 21, 1996 between ResNet and TCI Digital Satellite Entertainment, Inc.

         TERMINATION EVENT:  any one of the following:

         (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder;

         (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or

         (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA;

         (d) the institution of proceedings to terminate a Pension Plan by the PBGC;

         (e) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

         (f) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan;

         (g) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA;

         (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or

         (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         TOTAL COMMITMENT: the aggregate obligation of the Banks to make Loans hereunder and issue or participate in the issuance of L/Cs hereunder not exceeding One Hundred Million Dollars ($100,000,000), as the same shall and/or may be increased or reduced from time to time pursuant to Article 2 hereof.

         TOTAL DEBT:   the aggregate outstanding principal balance of all
Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis, including without limitation, all Permitted Debt (but excluding for this purpose the TCI Convertible Debt); PROVIDED, HOWEVER, that during the period from the date hereof through June 30, 1997, Total Debt shall be calculated net of the total amount of cash (or other Investments permitted by subsection 7.9(a) hereof) then held by the Borrower up to a maximum of $25,000,000. Total Debt shall be determined by the Agent, in its reasonable judgment, based upon its review of a certificate of the Borrower delivered to the Agent which shall set forth, in reasonable detail, such calculation of Total Debt, along with such financial information as the Agent shall have requested and received from the Borrower or, in the absence of such certificate, such other pertinent financial information as the Agent in its sole discretion shall deem appropriate.

         TOTAL LEVERAGE: as at any date, the ratio determined by dividing (a) Total Debt PLUS the amount of any outstanding preferred stock of the Borrower providing for the payment of cash dividends, by (b) Annualized Operating Cash Flow.

         UCC: the Uniform Commercial Code as in effect in the State of New
York.

         UNREIMBURSED DRAWINGS:  as defined in subsection 2.16(c) hereof.

         UNUSED COMMITMENT: as at any date, for each Bank, the difference, if any, between: (i) the amount of such Bank's Commitment as in effect on such date, minus (ii) the sum of the then aggregate outstanding principal amount of all Loans made by such Bank and such Bank's Percentage of the Net L/C Obligations at such time.

         WHOLLY-OWNED SUBSIDIARY: as to any Person: (i) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time, and in each case where there exists no restriction on the right or ability of such Person to receive dividend payments or other cash flow from such corporation or other entity.

Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

    ARTICLE 2.   COMMITMENTS; LOANS.

         SECTION 2.1 LOANS. Each Bank hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make loans (individually a "LOAN" and, collectively, the "LOANS") to the Borrower during the Credit Period to and including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Commitment of such Bank as then in effect; PROVIDED, HOWEVER, that no Loan shall be made hereunder if, after giving effect to the making of such Loan, the sum of the aggregate amount of all Loans and the Net L/C Obligations then outstanding would exceed the Total Commitment. Subject to the terms of this Agreement, during the Credit Period the Borrower may borrow, repay (PROVIDED THAT repayment of Eurodollar Loans shall be subject to the provisions of Section 2.27 hereof) and reborrow up to the amount of the Total Commitment (after giving effect to the mandatory and voluntary increases and reductions required and permitted herein) by means of Base Rate Loans or Eurodollar Loans, and during such period and thereafter until the date of the payment in full of all of the Loans, the Borrower may convert Loans of one type into Loans of another type (as provided in Section 2.21 hereof).

         SECTION 2.2 NOTICES RELATING TO LOANS. The Borrower shall give the Agent written or telephonic (followed by same day telecopy) notice of any increase or termination or reduction of the Commitments, each borrowing (excluding borrowings of Mandatory L/C Borrowings), conversion and prepayment of each Loan and of the duration of each Interest Period applicable to each Eurodollar Loan (in each case, a "BORROWING NOTICE"). Each such written notice shall be irrevocable and shall be effective only if received by the Agent not later than 11 a.m., New York City time, on the date that is:

              (a) In the case of an election to apply to increase the Commitments pursuant to subsection 2.8(a) hereof, forty-five (45) Business Days prior to the proposed effective date of such increase;

              (b) In the case of each notice of termination or reduction and each notice of borrowing or prepayment of, or conversion into, Base Rate Loans, one (1) Business Days prior to the date of the related termination, reduction, borrowing, prepayment or conversion; and

              (c) In the case of each notice of borrowing or prepayment of, or conversion into, Eurodollar Loans, or the duration of an Interest Period for Eurodollar Loans, three (3) Eurodollar Business Days prior to the date of the related borrowing, prepayment, or conversion or the first day of such Interest Period.


Each such notice of increase or termination or reduction shall specify the amount thereof. Each such notice of borrowing, conversion or prepayment shall specify the amount (subject to Section 2.1 hereof) and type of Loans to be borrowed, converted or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), the date of borrowing, conversion or prepayment (which shall be: (x) a Business Day in the case of each borrowing or prepayment of Base Rate Loans, and (y) a Eurodollar Business Day in the case of each borrowing or prepayment of Eurodollar Loans and each conversion of or into a Eurodollar Loan). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall notify the Banks of the content of each such Borrowing Notice promptly after its receipt thereof.

         SECTION 2.3 DISBURSEMENT OF LOAN PROCEEDS. The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 2.2 hereof. Not later than 11:00 a.m., New York City time, on the date specified for each borrowing hereunder, each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower maintained with the Agent.

         SECTION 2.4    NOTES.

              (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B hereto (each, a "NOTE" and collectively, the "NOTES"). Each Note shall be dated the date of the initial borrowing of the Loans under this Agreement, shall be payable to the order of such Bank in a principal amount equal to such Bank's Commitment as originally in effect, and shall otherwise be duly completed. The Notes shall be payable as provided in this Article 2.

              (b) Each Bank shall enter on a schedule attached to its Note or in its internal records a notation with respect to each Loan made hereunder of:
(i) the date and principal amount thereof, (ii) each payment and prepayment of principal thereof, (iii) whether the interest rate is initially to be determined in accordance with subsection 2.6(a)(i) or 2.6(a)(ii) hereof, and (iv) the

Interest Period, if applicable. The failure of any Bank to make any such notation shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

         SECTION 2.5    COMMITMENT REDUCTION; REPAYMENT OF LOANS.

              (a) The Total Commitment shall be successively and permanently reduced on each December 31 during the Credit Period commencing on December 31, 1998 and ending on December 31, 2002 in the respective amounts obtained by multiplying (i) the amount of the Total Commitment on December 31, 1998 times
(ii) the percentage set forth below applicable to each such date (such reductions to be applied, pursuant to Section 2.18 hereof, PRO RATA among the Banks with respect to the amount of each Bank's Commitment), and the Borrower shall repay outstanding Loans in an amount sufficient so that the aggregate outstanding principal amount of Loans and Net L/C Obligations on each such date shall not exceed the Total Commitment after giving effect to such reduction:

                                       Percentage by Which
                                       Total Commitment at
    Commitment Reduction/               December 31, 1998
        Payment Date                     Shall be Reduced
    --------------------               --------------------

    December 31, 1998                            15%
    December 31, 1999                            20%
    December 31, 2000                            20%
    December 31, 2001                            20%
    December 31, 2002                            25%

              (b) The Loans: (i) shall be repaid as and when necessary to cause the aggregate principal amount of the Loans and Net L/C Obligations outstanding not to exceed each Bank's Commitment, as increased or reduced pursuant to Section 2.8 hereof, and (ii) may be repaid at any time and from time to time, in whole or in part, without premium or penalty, upon prior written notice to the Agent as provided in Section 2.2 hereof, in integral multiples of $500,000, and any amount so repaid may, subject to the terms and conditions hereof, including the borrowing limitation imposed by the Commitments, be reborrowed hereunder during the Credit Period; PROVIDED, HOWEVER, that: (A) repayment of Eurodollar Loans on any day other than the last day of an Interest Period for such Loans shall be subject to the provisions of Section 2.27 hereof, and (B) all repayments of Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid through the date of such repayment.

              (c) Except as set forth in Sections 2.22, 2.23 and 2.25 hereof, all payments and repayments made pursuant to the terms hereof shall be applied first to Base Rate Loans, and shall be applied to Eurodollar Loans only to the extent any such payment exceeds the principal amount of Base Rate Loans outstanding at the time of such payment.

              (d) The Borrower may request a Eurodollar Loan only if compliance with the Commitment reduction schedule set forth above in subsection 2.5(a) hereof (with the payments provided for therein being applied in accordance with subsection 2.5(c) hereof) would not result in any portion of the principal amount of such Eurodollar Loan being paid prior to the last day of the Interest Period applicable thereto.

         SECTION 2.6 INTEREST. (a) The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

                       (i) During such periods that such Loan is a Base Rate Loan, the Base Rate plus the Applicable Base Rate Margin; and

                      (ii) During such periods that such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Eurodollar Rate Margin.

              (b) So long as no Default or Event of Default shall have occurred and be continuing, on each occasion that, as of the last day of any fiscal quarter ending on or after March 31, 1997, the Borrower's Total Leverage on such date shall fall within one of the categories set forth in the table below, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin in respect of Base Rate Loans and Eurodollar Loans, respectively, and the Commitment Fee Percentage shall be automatically changed, if necessary, to reflect the percentages indicated for such category on the table below, with any such change to be effective on and after the date of delivery to the Agent of the certificate described in Section 5.5 hereof relating to such fiscal quarter:

                             Applicable     Applicable          Commitment
                             Base Rate      Eurodollar             Fee
    Total Leverage             Margin       Rate Margin         Percentage
    --------------           ----------     -----------         ----------

    5.00 to 1 or higher        1.00%           2.00%              0.500%
    Lower than 5.00 to 1       0.75%           1.75%              0.500%
    Lower than 4.50 to 1       0.50%           1.50%              0.375%
    Lower than 4.00 to 1       0.25%           1.25%              0.250%

In the event that any condition that gives rise to any change in a Total Leverage category pursuant to the first sentence of this subsection 2.6(b) is no longer satisfied as of the end of any subsequent fiscal quarter, on and after the date of delivery to the Agent of the certificate described in Section 5.5 hereof relating to such subsequent fiscal quarter, the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin and the Commitment Fee Percentage shall be automatically changed to reflect the Total Leverage category indicated by such certificate. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate described in Section 5.5 hereof with respect to a fiscal quarter in accordance with the provisions thereof, or at any time that a Default or Event of Default shall have occurred and be continuing, the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin and the Commitment Fee Percentage shall be determined by reference to the definition of such terms, without any adjustment pursuant to this subsection 2.6(b), until such time as the Borrower shall deliver such certificate in accordance with the provisions of Section 5.5 hereof or such Default or Event of Default shall be cured or waived.

              (c) Notwithstanding the foregoing, whenever an Event of Default has occurred and is continuing, the Borrower shall pay interest on any Loan, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) for the period commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Agent at the applicable Post-Default Rate.

              (d) Except as provided in the next sentence, accrued interest on each Loan shall be payable: (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment or prepayment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted).
Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent or any Bank. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof, PROVIDED THAT the failure of the Agent to so notify the Borrower or the Banks shall not affect the obligations of the Borrower hereunder or under any of the Notes in any respect.

              (e) Anything in this Agreement or any of the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Such deferred interest shall not bear interest.

         SECTION 2.7    FEES.  (a)     The Borrower shall pay to the Agent for
the account of each Bank a commitment fee (the "COMMITMENT FEE") equal to the Commitment Fee Percentage per annum in effect from time to time on the average daily amount of such Bank's Unused Commitment, for the period from the date hereof to and including the earlier of the date such Bank's Commitment is terminated or the Commitment Termination Date. The accrued Commitment Fee shall be payable quarterly on the Quarterly Dates and on the earlier of the date the Commitments are terminated or the Commitment Termination Date, and, in the event the Borrower reduces the Commitment as provided in subsection 2.8(b) hereof, on the effective date of such reduction.

              (b) Simultaneously with the execution and delivery of this Agreement and from time to time thereafter, the Borrower shall pay to the Agent the fees (collectively, the "AGENCY FEES") specified in that certain letter agreement dated as of the date hereof between the Borrower and the Agent and in any other letter agreement executed between the Borrower and the Agent after the date hereof (the "LETTER AGREEMENTS").

              (c) (i) The Borrower shall pay to the Agent for the benefit of the Banks, PRO RATA according to their respective Percentages, non-refundable letter of credit fees as follows: on the maximum amount of each L/C available from time to time to be drawn under such outstanding L/Cs, a fee, for the period from and including the date of issuance of such L/C to and including the termination thereof, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin from time to time used to determine the interest rate on Eurodollar Loans pursuant to subsection 2.6(b) hereof, payable in arrears on the Quarterly Dates and on the date of termination thereof.

                    (ii) In addition to the foregoing fees described in the preceding subsection (i), the Borrower shall pay on demand to the Issuing Bank (as defined in Section 2.16 below), exclusively for the account of the Issuing Bank, a fee for the period from and including the date of issuance of such Issuing Bank's L/C to and including the termination thereof, computed at the rate of one-quarter percent (.25%) per annum on the face amount of such L/C, payable in arrears on the Quarterly Dates and on the date of termination thereof and, in addition, such standard fees, charges and expenses as are customarily charged or incurred by the Issuing Bank from time to time in connection with the issuance, amendment, transfer, administration, cancellation or payment under any or all L/Cs. The fees referred to in subsections 2.7(c)(i) and (ii) are hereinafter sometimes referred to individually as an "L/C FEE" and collectively as the "L/C FEES".

              (d) The Commitment Fee, the Agency Fees and the L/C Fees are hereinafter sometimes referred to individually as a "FEE" and collectively as the "FEES".

         SECTION 2.8    CHANGES IN COMMITMENT; PREPAYMENTS.

              (a) The Borrower shall be permitted to make application(s) at any time on or before December 31, 1998 to increase the Total Commitment (but not the Commitment of any Bank without such Bank's agreement) in a principal amount of not less than $25,000,000 per application (and in an integral multiple of $500,000), and not more than $75,000,000 in aggregate principal amount for all such applications, which increases in the Total Commitment may be effectuated, if at all, by an increase in the Commitment(s) of NatWest Plc or the then-existing Banks, and/or by the addition of new Banks; PROVIDED THAT (i) the Borrower shall give notice of such application(s) to the Agent as provided in
Section 2.2 hereof and (ii) the Borrower shall have delivered to the Agent a Compliance Certificate dated as of the date of such proposed increase, and the matters certified therein, including without limitation, the absence of any Default or Event of Default or Material Adverse Effect, both before and after giving effect to such increase, shall be true as of such date.

              (b) The Borrower shall be entitled to terminate or reduce the Commitments, PROVIDED THAT the Borrower shall give notice of such termination or reduction to the Agent as provided in Section 2.2 hereof and that any partial reduction of the Commitments shall be in an aggregate amount equal to $500,000 or an integral multiple thereof. Any such termination or reduction shall be permanent and irrevocable.

              (c) Commencing on May 31, 2000 and continuing on May 31 of each fiscal year of the Borrower thereafter, the Borrower shall prepay any Loans, and the Total Commitment shall be permanently and irrevocably reduced, by an amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow for the immediately preceding fiscal year if at December 31 of such preceding fiscal year Total Leverage was greater than 4.00 to 1. Simultaneously with the delivery of the Borrower's financial statements pursuant to Section 5.1 hereof, for each of the Borrower's fiscal years beginning with the Borrower's 1998 fiscal year, the Borrower shall provide the Agent with a schedule setting forth the computation of Excess Cash Flow, and Total Leverage at December 31, for such fiscal year to which such financial statements relate.

              (d) The Borrower shall prepay any Loans, and the Total Commitment shall be permanently and irrevocably reduced, by an amount equal to one hundred percent (100%) of the aggregate net proceeds in excess of $500,000 realized in any fiscal year by the Borrower and its Subsidiaries from any and all Asset Dispositions and Events of Loss constituting less than a Substantial Portion, to the extent that such aggregate net proceeds are not reinvested by the Borrower in substantially similar assets within 180 days from the date of such disposition; PROVIDED, HOWEVER, that in any event, if the Borrower and its Subsidiaries realize in any fiscal year aggregate net proceeds from an Event of Loss in excess of a Substantial Portion, the Borrower shall prepay any Loans, and the Total Commitment shall be irrevocably and permanently reduced, by an amount equal to such amount in excess of a Substantial Portion.

              (e) The Borrower shall repay the Loans, together with all accrued interest on the amount so repaid, as and when necessary to cause the aggregate principal amount of the Loans and Net L/C Obligations outstanding at any time not to exceed the Total Commitment.

              (f) All prepayments of the Loans shall be made together with payment of all interest accrued on the amount prepaid, but without premium or penalty (but subject to the provisions of Section 2.27 hereof).

         SECTION 2.9 USE OF PROCEEDS OF LOANS. The proceeds of the Loans hereunder may be used by the Borrower solely to provide funds for (a) to the extent permitted hereunder, Capital Expenditures incurred in connection with the Borrower's "Business Strategy" as described in that certain common stock offering prospectus of the Borrower dated May 23, 1996 previously delivered to the Banks (the "Prospectus") and (b) the Borrower's general corporate and ongoing working capital needs.

         SECTION 2.10 COMPUTATIONS. Interest on all Base Rate Loans shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable. Interest on all Eurodollar Loans, Unreimbursed Drawings and each Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

         SECTION 2.11 MINIMUM AMOUNTS OF BORROWINGS, CONVERSIONS, PREPAYMENTS AND INTEREST PERIODS. Except for borrowings, conversions and prepayments that exhaust the full remaining amount of the Commitments (in the case of borrowings) or result in the conversion or prepayment of all Loans of a particular type (in the case of conversions or prepayments) or conversions made pursuant to Section 2.21, subsection 2.22(b) or
Section 2.24 hereof, and except for Mandatory L/C Borrowings and mandatory prepayments of the Loans pursuant hereto, each borrowing from the Banks, each conversion of Loans of one type into Loans of another type and each prepayment of principal of Loans hereunder shall be in an amount at least equal to $500,000 in the case of Base Rate Loans and $1,000,000 in the case of Eurodollar Loans or an integral multiple thereof (borrowings, conversions and prepayments of different types of Loans at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each type).

         SECTION 2.12 TIME AND METHOD OF PAYMENTS. All payments of principal, interest, Fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Agent at the Principal U.S. Office not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). Additional provisions relating to payments are set forth in
Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank shall be paid promptly to such Bank, in like funds, for the account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

         SECTION 2.13 LENDING OFFICES. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

         SECTION 2.14 SEVERAL OBLIGATIONS. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

         SECTION 2.15 GUARANTIES. The due payment and performance of the Obligations shall be guaranteed by the execution and delivery to the Agent, on behalf of itself, the Banks and the Issuing Banks, simultaneously with the execution and delivery of this Agreement, by ResNet of a guaranty substantially in the form of Exhibit D hereto (the "ResNet Guaranty") and by LodgeNet Canada of a guaranty substantially in the form of Exhibit E hereto (the "LodgeNet Canada Guaranty").

         SECTION 2.16   LETTERS OF CREDIT.

              (a)  AMOUNT AND EXPIRATION.

                     (i) Subject to the terms and conditions of this Agreement, the Borrower may request that NatWest Plc in its individual capacity (in the case of Standby L/Cs) or NatWest Canada in its individual capacity (in the case of Documentary L/Cs) issue one or more L/Cs (in such capacity, each of NatWest Plc and NatWest Canada is herein referred to as "THE ISSUING

BANK" and collectively as "THE ISSUING BANKS") for the account of the Borrower, PROVIDED, HOWEVER, that no L/C shall be issued if, after giving effect to the issuance of such L/C (i) the aggregate amount of all Net L/C Obligations and the aggregate amount of all Loans then outstanding would exceed the Total Commitment at such time, or (ii) the aggregate amount of all L/C Obligations then outstanding would exceed the Maximum L/C Amount. Subject to the foregoing, the Borrower may request the issuance of L/Cs under this Section 2.16, repay any drawings thereunder and request the issuance of additional L/Cs under this
Section 2.16. For all purposes of this Agreement, reference to the "issue" or "issuance" of any L/C or any L/C being "issued" shall include the amendment, supplement or modification of any L/C, including, without limitation, any increase in the amount thereof, or any extension or renewal thereof.

                    (ii) No L/C shall have an expiration date later than the earlier of (A) three hundred sixty-five (365) days after the date of issuance thereof, or (B) the date which is thirty (30) days prior to the Commitment Termination Date. No L/C may by its terms be automatically renewable, unless consented to in writing by the Agent and the Issuing Bank in the exercise of their sole discretion, subject to the foregoing restriction regarding expiration dates, and no L/C may be denominated or drawable other than in United States dollars.

              (b)  NOTICE AND ISSUANCE.

                      (i) The Borrower shall give notice to the Issuing Bank and to the Agent of a request for issuance of any L/C not less than three (3) Business Days prior to the proposed issuance date (which prescribed time period may be waived at the option of the Issuing Bank and the Agent in the exercise of their sole discretion). Each such notice (an "L/C ISSUANCE REQUEST") shall specify: (A) the requested date of such issuance (which shall be a Business
Day); (B) the maximum amount of such L/C; (C) the expiration date of such L/C;
(D) the purpose of such L/C; (E) the name and address of the beneficiary of such L/C; and (F) the required documents under any such L/C and, if requested by the Issuing Bank, the form of such L/C (which shall be acceptable to both of the Issuing Bank and the Agent in their respective sole discretion). The making of each L/C Issuance Request shall be deemed to be a representation and warranty by the Borrower that such L/C may be issued in accordance with and will not violate
the terms of subsection 2.16(a) hereof.   Each L/C Issuance Request shall be
accompanied by the Issuing Bank's customary Standby or Documentary L/C application and other standard documents as may be required by the Issuing Bank (the "APPLICATION DOCUMENTS") each duly completed and executed and delivered by the Borrower.

                     (ii) Upon acceptance of the form of the proposed L/C by the Issuing Bank and the Agent and upon fulfillment of the conditions set forth above in this subsection 2.16(b) and applicable conditions in Article 4 hereof, the Issuing Bank shall issue such Standby L/C or Documentary L/C. Each Documentary L/C shall be issued upon such other terms and conditions as may be approved by both the Issuing Bank and the Agent (in their sole discretion) which are not inconsistent with this Agreement.

                    (iii) Notwithstanding the foregoing, the Issuing Bank shall be under no obligation to issue any L/C if at the time of such issuance:

                        (A) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such L/C or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such L/C in particular or shall impose upon the Issuing Bank with respect to such L/C any requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the date hereof and which the Issuing Bank in good faith deems material to it; or

                        (B) the Issuing Bank shall have received notice from any Bank prior to the issuance of such L/C that one or more of the applicable conditions specified in this Section 2.16 or 4.2 are not then satisfied, or that the issuance of such L/C would violate subsection 2.16(a) above.

                     (iv) The Issuing Bank shall promptly give written notice to each of the other Banks of the information specified in subsections 2.16(b)(i)(A) through (E) above.

              (C)  REIMBURSEMENT OBLIGATIONS.

                       (i) The Borrower shall be obligated to reimburse the Agent, for the account of the Issuing Bank, in immediately available funds at the Principal U.S. Office, on the day of each payment under an L/C by the Issuing Bank for drafts drawn and all amounts paid or disbursed under each such L/C (all such amounts so drawn, paid or disbursed until reimbursed are hereinafter referred to as "UNREIMBURSED DRAWINGS"); PROVIDED that if any such Unreimbursed Drawings are not so reimbursed on the date of any drafts drawn, the Borrower's reimbursement obligation in respect of such Unreimbursed Drawings shall be funded on such date with the borrowing of Loans (each such borrowing a "MANDATORY L/C BORROWING") in the full amount of the Unreimbursed Drawings from all Banks PRO RATA based on each Bank's Percentage. The Issuing Bank shall promptly notify the Agent of the amount of any Unreimbursed Drawings and the Agent shall promptly notify the Banks of the amount of each such Mandatory L/C Borrowing not later than 12:00 noon (New York City time) on the date on which such Mandatory L/C Borrowing is to be made. Each such Bank hereby irrevocably agrees to make Loans pursuant to each Mandatory L/C Borrowing in the amount, and not later than 5:00 p.m. (New York City time) on the date, and in the manner specified in the preceding sentence, for immediate payment to the Issuing Bank, notwithstanding (i) that the amount of the Mandatory L/C Borrowing may not comply with the minimum amount for borrowings otherwise required hereunder,
(ii) whether any conditions specified in Article 4 are then satisfied,
(iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory L/C Borrowing and (v) any reduction in the Total Commitment after any such L/C was issued. In the event that the Agent delivers the above-described notice to any Bank later than 12:00 noon (New York City time) on the date of the required Mandatory L/C Borrowing, then such Bank shall not be obligated to effect such Mandatory L/C Borrowing until the next succeeding Business Day (but not later than 5:00 p.m. (New York City time)).

                      (ii) Notwithstanding the foregoing, in the event that at any time when a draft is drawn under an L/C, there are not sufficient funds in any account of the Borrower with the Issuing Bank (or with the Agent for the account of the Issuing Bank) or sufficient availability to permit creation of Loans sufficient to fund payment of the drafts, any funds advanced by the Issuing Bank (or by the Agent on behalf of the Issuing Bank) and the other Banks in payment thereof shall be due and payable immediately and shall bear interest until paid in full at the Post-Default Rate, such interest to be payable on demand. In the event of any conflict, discrepancy or any omission of terms provided herein between the terms established by the Issuing Bank in its Application Documents or otherwise and this Loan Agreement, the terms provided herein shall prevail. The obligations of the Banks in respect of any funds so advanced or to be advanced by the Issuing Bank (or by the Agent on behalf of the Issuing Bank) under this subsection (c) shall be as more particularly described in subsections 2.16(e)(ii) and (iii) hereof.

              (d)  GENERAL UNCONDITIONAL OBLIGATIONS.

                   The obligations of the Borrower under this Agreement and the Application Documents and any other agreement, instrument or document relating to reimbursement or payment of L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Application Documents, under all circumstances whatsoever, including, without limitation, the following circumstances, whether relating to any one or more L/Cs:

                       (i) any agreement between the Borrower and any beneficiary or any agreement or instrument relating thereto (the "BENEFICIARY DOCUMENTS") proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

                      (ii) any amendment or waiver of or any consent to departure from all or any of the Beneficiary Documents;

                     (iii) the existence of any claim, set off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any L/C (or any persons or entities for whom any beneficiary or any such transferee may be acting), the Issuing Bank, any other Bank, the Agent or any other person or entity, whether in connection with the Agreement, the Beneficiary Documents or any unrelated transaction;

                     (iv) any demand presented under any L/C (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

                      (v) payment by the Issuing Bank under any L/C against presentation of a demand which does not comply with the terms of such L/C, including, without limitation, the circumstances referred to in clause (iv) above or the failure of any document to bear reference or to bear adequate reference to such L/C;

                     (vi) the use to which any L/C may be put or any acts or omission of any beneficiary in connection therewith; or

                     (vii) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

              (e)  PARTICIPATIONS BY BANKS.

                       (i) On the date of issuance of each L/C the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank (excluding, for all purposes of this subsection (e), NatWest Plc as the Issuing Bank, which shall retain a portion equal to its PRO RATA share of the Total Commitment, but for such purposes not so excluding NatWest Canada as the Issuing Bank, which shall have no Commitment) without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, an undivided interest and participation, to the extent of such Bank's PRO RATA share of the Total Commitment in effect on the date of such issuance, in such L/C, each substitute letter of credit, each drawing made thereunder, the related Application Documents and all L/C Obligations relating to such L/C and all Loan Documents securing, guaranteeing, supporting, or otherwise benefitting the payment of such L/C Obligation. The Issuing Bank shall furnish to any Bank, upon request, copies of any L/C and any Application Documents as may be requested by such Bank.

                     (ii) In the event that any reimbursement obligation under subsection 2.16(c) hereof is not paid to the Issuing Bank with respect to any L/C in full immediately or by a Mandatory L/C Borrowing from all the Banks PRO RATA pursuant to paragraph 2.16(c)(i), the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks of the amount of such reimbursement obligation and each such Bank shall immediately pay to the Agent, for immediate payment to the Issuing Bank, in lawful money of the United States and in immediately available funds, an amount equal to such Bank's ratable portion of the amount of such unpaid reimbursement obligation.

                    (iii) The obligation of each Bank to make Loans in respect of each Mandatory L/C Borrowing and to make payments under the preceding subsection (ii) shall be absolute and unconditional and irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall not be subject to any conditions set forth in Article 4 hereof or otherwise affected by any circumstance including, without limitation,
(A) the occurrence or continuance of a Default or Event of Default; (B) any adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (C) any breach of this Agreement or any Application Documents or other Loan Documents by the Borrower, any other Loan Party or Bank; (D) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have at any time against the Issuing Bank, any other Bank, any Loan Party, or any beneficiary named in any L/C in connection herewith or otherwise; (E) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (F) any lack of validity or enforcement of this Agreement or any of the Loan Documents; (G) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (H) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrower agrees that any Bank purchasing a participation in any L/C from the Issuing Bank hereunder may, to the fullest extent permitted by law, exercise all of its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

                     (iv) Promptly after the Issuing Bank (or the Agent acting on behalf of the Issuing Bank) receives a payment on account of a reimbursement obligation with respect to any L/C as to which any other Bank has funded its participation pursuant to subsection 2.16(e)(ii) above, the Issuing Bank (or the Agent acting on behalf of the Issuing Bank) shall promptly pay to the Agent, and the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof.

                      (v) If any payment received on account of any reimbursement obligation with respect to an L/C and distributed to a Bank as a participant under subsection 2.16(e)(iv) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to the Borrower or otherwise, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

              (f)  NON-LIABILITY.

                   The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any L/C with respect to its use of such L/C. Neither the Agent, the Issuing Bank nor any other Bank, nor any of their respective officers or directors, shall be liable or responsible for: (A) the use that may be made of any L/C or any acts or omissions of any beneficiary or transferee in connection therewith; (B) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (C) payment by the Issuing Bank against presentation of documents that do not comply with the terms of an L/C, including failure of any documents to bear any reference or adequate reference to an L/C, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused solely by (1) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any L/C comply with the terms of the L/C or (2) the Issuing Bank's willful failure to make lawful payment under an L/C after the presentation to it of a draft and documents and/or certificates strictly complying with the terms and conditions of the L/C; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; and (G) for any consequence arising from causes beyond the control of such Issuing Bank, including, without limitation, any government acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall be deemed a part of this Section 2.16 as if incorporated herein in all respects and shall apply to the L/Cs.

              (g)  INDEMNIFICATION.

                   In addition to amounts payable as elsewhere provided in this Agreement, without duplication, the Borrower agrees to indemnify and save harmless the Agent and each Bank including the Issuing Bank, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Agent or Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any L/C or any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank or the Agent from paying any amount under any applicable L/C or the failure of the Issuing Bank to honor a drawing under an L/C as a result of any act or omission, whether rightful or wrongful of any present or future DE JURE or DE FACTO government or governmental authority, except that no such Person shall be entitled to indemnification for matters caused solely by such Person's gross negligence or willful misconduct. Without modifying the foregoing, and anything contained herein to the contrary notwithstanding, the Borrower shall cause each L/C issued for its account to be canceled and returned to the Issuing Bank on or before the Commitment Termination Date.

         SECTION 2.17 FINANCING DOCUMENTS. The Borrower shall deliver to the Agent, upon the execution thereof, true and complete copies of (i) each material document relating to any equity financing or Permitted Debt not previously delivered hereunder and (ii) each amendment or other modification to any of the Senior Note Documents, each of the foregoing certified as such in a certificate executed by the president, chief financial officer or chief operating officer of the Borrower.

         SECTION 2.18 PRO RATA TREATMENT AMONG BANKS. Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof will be made from the Banks and each payment of each Fee shall be made for the account of the Banks PRO RATA according to their respective Unused Commitments;
(ii) each partial reduction of the Total Commitment shall be applied to the Commitments of the Banks PRO RATA according to each Bank's respective Commitment; (iii) each conversion of Loans of a particular type under Section
2.21 hereof (other than conversions provided for by Section 2.24 or 2.25 hereof) will be made PRO RATA among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; (iv) each payment and prepayment of principal of or interest on Loans of a particular type will be made to the Agent for the account of the Banks holding Loans of such type PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (v) Interest

Periods for Eurodollar Loans shall be allocated among the Banks holding Eurodollar Loans PRO RATA according to the respective principal amounts of Eurodollar Loans held by such Banks; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement (including the provisions of this Section 2.18 and Section 2.20 hereafter), differing payments may be made to Non-Defaulting Banks as opposed to Defaulting Banks and no Defaulting Bank shall be entitled to receive PRO RATA payments or repayments of Loans or other amounts hereunder unless and until it shall become a Non-Defaulting Bank.

         SECTION 2.19   NON-RECEIPT OF FUNDS BY THE AGENT.      Unless the
Agent shall have been notified by a Bank or the Borrower (the "PAYOR") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).

         SECTION 2.20 SHARING OF PAYMENTS AND SET-OFF AMONG BANKS. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any Fee payable to it, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, PROVIDED THAT its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment PRO RATA in accordance with the unpaid principal and interest on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION 2.21 CONVERSIONS OF LOANS. The Borrower shall have the right to convert Loans of one type into Loans of another type from time to time, PROVIDED THAT: (i) the Borrower shall give the Agent notice of each such conversion as provided in Section 2.2 hereof; (ii) Eurodollar Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Sections 2.22 or 2.25 hereof, no Base Rate Loan may be converted into a Eurodollar Loan if on the proposed date of conversion a Default or an Event of Default exists. The Agent shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; PROVIDED, HOWEVER, that any failure to give such notice shall not affect the Borrower's obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever.

         SECTION 2.22 ADDITIONAL COSTS; CAPITAL REQUIREMENTS. (a) In the event that any existing or future law or regulation, guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan or letter of credit commitments made by any Bank hereunder, or against letters of credit or guaranties issued by or participations therein of, or assets held by or deposits in or for the account of, any Bank or any corporation controlling such Bank or impose on any Bank any other condition regarding this Agreement or any L/C or participation therein or the issuance or acquisition of or participation in such Bank's Commitment including in relation to L/Cs or similar contingent obligations or the obligation of any Bank or the Borrower hereunder with respect to such Commitment and the result of any event referred to above is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of, such Bank's Commitment or issuing, maintaining or participating in L/Cs or L/C Obligations or the obligation of the Borrower hereunder with respect to such Commitment (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to such Bank from time to time as specified by such Bank additional commitment fees which shall be sufficient to compensate such Bank for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank as a result of an imposition of or increase in capital requirements submitted by such Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. For purposes of this Section 2.22, all references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

              (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes or in respect of any Loans or L/C Obligations or L/Cs (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States of America or the jurisdiction in which such Bank has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit, letters of credit or guarantees issued by or participations therein of or other assets of, or any deposits with or other liabilities of, such Bank; or (iii) impose any other conditions affecting this Agreement in respect of Loans or L/C Obligations or L/Cs (or any of such extensions of credit, letters of credit, guarantees, participations, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to (i) increase such Bank's costs of making or maintaining, participating in or acquiring any Loans or L/Cs or L/C Obligations or its Commitment or reduce any amount receivable by such Bank hereunder in respect of any of the foregoing or
(ii) reduce the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved (taking into consideration such Bank's policies with respect to capital adequacy) but for the occurrence of any such event (such increases in costs and reductions in amounts receivable are hereinafter referred to as "ADDITIONAL COSTS"), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such Additional Costs from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

              (c) Each Bank, if any, that is not organized under the laws of the United States of America or any State agrees (i) prior to the first payment to such Bank of any amounts due to such Bank under the Loan Documents, upon request by Borrower, to execute and deliver to Borrower and the Agent completed counterparts of IRS Form W-8, 1001, or 4224 (or any successor thereto or substitute therefor), as applicable, and (ii) thereafter, upon request by Borrower from time to time in order to maintain the effectiveness and accuracy of such tax forms and otherwise to comply with United States tax laws, to execute and deliver to the Agent and Borrower additional or supplemental tax forms with respect to amounts due to such Bank under the Loan Documents.

              (d) Determinations by any Bank for purposes of this Section 2.22 of the effect of any Regulatory Change on its costs of making or maintaining Loans or L/Cs or L/C Obligations or on amounts receivable by it in respect of Loans or L/Cs or L/C Obligations, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

         SECTION 2.23 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any Eurodollar Loans for any Interest Period therefor, the Agent determines (which determination shall be conclusive):

              (a) by reason of any event affecting the money markets in the United States of America or the Eurodollar interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

              (b) the rate of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest on any Eurodollar Loans for such period is determined, does not accurately reflect the cost to the Banks of making or maintaining such Loans for such period, then the Agent shall give the Borrower and each Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either prepay such Loans in accordance with Section 2.8 hereof or convert such Loans into Loans of another type in accordance with Section 2.21 hereof.

         SECTION 2.24 ILLEGALITY. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to: (i) honor its obligation to make Eurodollar Loans hereunder, or (ii) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make Eurodollar Loans and to convert other types of Loans into Eurodollar Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and maintain Eurodollar Loans and such Bank's outstanding Eurodollar Loans shall be converted into Base Rate Loans (as shall be designated in a notice from the Borrower to the Agent pursuant to Section 2.2 hereof) in accordance with Sections 2.21 and 2.25 hereof.

         SECTION 2.25 CERTAIN CONVERSIONS PURSUANT TO SECTIONS 2.22 AND 2.24. If the Loans of any Bank of a particular type (Loans of such type are hereinafter referred to as "AFFECTED LOANS" and such type is hereinafter referred to as the "AFFECTED TYPE") are to be converted pursuant to Section 2.22 or 2.24 hereof, such Bank's Affected Loans shall be converted into Base Rate Loans, or Eurodollar Loans of another type, as the case may be (the "NEW TYPE LOANS") on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by subsection 2.22(b) or Section 2.24 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.22 or 2.24 hereof that gave rise to such conversion no longer exist:

              (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

              (b) all Loans that would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Bank that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans; and

              (c) if Loans of any of the Banks other than such Bank that are the same type as the Affected Type are subsequently converted into Loans of another type (which type is other than New Type Loans), then such Bank's New Type Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held PRO RATA (as to principal amounts, types and, to the extent applicable, Interest Periods) in accordance with their respective Commitments.

         SECTION 2.26   ALTERNATE LENDING INSTALLATION.   Each Bank agrees that
as promptly as practicable after it becomes aware of an event or the existence of a condition that would entitle it to exercise any rights under Sections 2.22 or 2.24 hereof, such Bank shall use commercially reasonable efforts to make, fund or maintain the affected Loans of such Bank through a different lending installation of such Bank if (i) as a result thereof, the additional monies which would otherwise be required to be paid in respect of such Loans would be materially reduced or the illegality or other adverse circumstances which would otherwise affect such Loans would cease to exist or the increased cost which would otherwise be required to be paid in respect of such Loans would be materially reduced and (ii) the making, funding or maintaining of such Loans through such other lending installation would not, in the judgement of such Bank, adversely affect such Loans or such Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by each Bank in utilizing a different lending installation pursuant to this Section 2.26.

         SECTION 2.27 INDEMNIFICATION. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

              (a) any payment or prepayment or conversion of a Eurodollar Loan held by such Bank on a date other than the last day of an Interest Period for such Eurodollar Loan; or

              (b) any failure by the Borrower to borrow a Eurodollar Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.2 hereof, such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or prepayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such Bank's PRO RATA share of such payment, prepayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such Eurodollar Loan for such Interest Period, or (ii) any loss or expense suffered by such Bank in liquidating Eurodollar deposits prior to maturity that correspond to such Bank's PRO RATA share of such payment, prepayment, conversion, failure to borrow or failure to convert. The determination by each such Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

    ARTICLE 3.   REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to the Banks and the Agent that:

         SECTION 3.1 ORGANIZATION. (a) Each of the Borrower and each Subsidiary and each other Loan Party is duly organized and validly existing under the laws of its jurisdiction of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Schedule 3.1 hereto accurately and completely lists, as to each of the Borrower and each Subsidiary and each other Loan Party:
(i) the jurisdiction of incorporation or organization of each such entity, and the type of legal entity that each of them is, (ii) as to each of them that is a corporation, the classes and number of authorized and outstanding shares of capital stock of each such corporation, (iii) as to each of them that is a legal entity other than a corporation (but not a natural person), the type and amount of equity interests authorized and outstanding of each such entity, and the owners of such equity interests, and (iv) the business in which each of such entities is engaged. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. The Borrower owns, beneficially and of record, all of the outstanding shares of each class of stock of the Subsidiaries as shown on
Schedule 3.1. Except as set forth on Schedule 3.1, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of the Borrower (other than warrants and options now or hereafter granted to employees and/or directors of the Borrower in the ordinary course of its business) or any Subsidiary or any other Loan Party nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of the Borrower or any Subsidiary or any other Loan Party. Except as set forth on Schedule 3.1, neither the Borrower nor any Subsidiary nor any other Loan Party has any Subsidiary.

              (b) Each of the Borrower and each Subsidiary and each other Loan Party is in good standing in its jurisdiction of organization and in each jurisdiction in which it is qualified to do business, except where the failure to be in good standing could not have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any Subsidiary or any other Loan Party; and none of such Persons is aware of any jurisdiction in which it is qualified to do business but not in good standing. There are no jurisdictions in which the character of the properties owned or leased by the Borrower or any Subsidiary or any other Loan Party or in which the transaction of business of the Borrower or any Subsidiary or any other Loan Party requires the Borrower or any Subsidiary or any other Loan Party to qualify to do business, other than those jurisdictions in which such Person is qualified to do business.

         SECTION 3.2 POWER, AUTHORITY, CONSENTS. The Borrower and each other Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower and each other Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of any corporate Loan Party or any partner in any partnership Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any other Loan Party, or the validity, enforcement or priority, of the Loan Documents.

         SECTION 3.3    NO VIOLATION OF LAW OR AGREEMENTS.      The execution
and delivery by the Borrower and each other Loan Party of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower or any other corporate Loan Party or partnership agreement or other organizational document or instrument of any Loan Party that is not a corporation, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower or any other Loan Party is a party, or by which any of them is bound or any of their respective properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any other Loan Party (other than the Liens contemplated by the Collateral Documents). Any borrowing under this Agreement will not result in any violation of any debt incurrence test or other applicable covenant under the Senior Note Documents.

         SECTION 3.4    DUE EXECUTION, VALIDITY, ENFORCEABILITY.  This
Agreement and each other Loan Document to which any Loan Party is a party has been duly executed and delivered by the Loan Party that is a party thereto and each constitutes the valid and legally binding obligation of the Borrower or such other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         SECTION 3.5    PROPERTIES, LIENS.  The real estate listed on Schedule
3.5 (together with the addresses thereof) constitutes all of the real property owned, leased, subleased or used by any Loan Party. Each Loan Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased real estate, all as described on Schedule 3.5. Schedule 3.5 further describes any real estate with respect to which any Loan Party is a lessor, sublessor or assignor. Each Loan Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. None of the properties and assets of any Loan Party are subject to any Liens other than Permitted Liens and other security interests permitted under the Loan Documents. Schedule 3.5 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any real estate owned or leased by the Borrower or any Loan Party.

         SECTION 3.6 LITIGATION. Except as set forth on Schedule 3.6 hereto, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any Subsidiary or any other Loan Party, involving, in the case of any court proceeding, a claim in excess of $2,500,000, nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any Subsidiary or any other Loan Party is a plaintiff or complainant.

         SECTION 3.7    NO DEFAULTS, COMPLIANCE WITH LAWS.  Neither the
Borrower nor any Subsidiary nor any other Loan Party is in default under any agreement, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any Subsidiary or any other Loan Party or on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party. The Borrower and each Subsidiary has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. Section 12101-12213) and the regulations issued thereunder, and all applicable Environmental Laws and Regulations, non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any Subsidiary or on the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party.

         SECTION 3.8 BURDENSOME DOCUMENTS. Neither the Borrower nor any of the other Loan Parties is a party to or bound by, nor are any of the properties or assets owned by the Borrower or any other Loan Party used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects their respective businesses, assets or conditions, financial or otherwise.

         SECTION 3.9    FINANCIAL STATEMENTS; PROJECTIONS.

              (a) Each of the Financial Statements is correct and complete and presents fairly the consolidated financial position of the Borrower and its Subsidiaries, and each other entity to which it relates, as at its date, and has been prepared in accordance with generally accepted accounting principles. Neither the Borrower nor any of the Subsidiaries, nor any other entity to which any of the Financial Statements relates, has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. There has occurred no Material Adverse Effect since the date of the latest balance sheet included in the Financial Statements (the "LATEST BALANCE SHEET"). The Borrower's fiscal year is the twelve-month period ending on December 31 in each year.

              (b) The Projections have been prepared on the basis of information and accompanying assumptions that the Borrower believes to be reasonable and reflect as of the date thereof the Borrower's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions, it being understood that such assumptions may be incorrect and unanticipated events and circumstances may affect the Projections; accordingly, the Borrower's actual financial performance and operating results may vary and such variations may be material.

         SECTION 3.10 TAX RETURNS. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of the Borrower or any Subsidiary due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against any of the Borrower or any Subsidiary for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         SECTION 3.11 INTELLECTUAL PROPERTY. Each of the Borrower and the Subsidiaries possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person, and each of such patents, trademarks, service marks, trade names, copyrights and rights with respect thereto, together with any pending applications therefor, are listed on
Schedule 3.11 hereto.

         SECTION 3.12 REGULATION U. No part of the proceeds received by the Borrower or any Subsidiary from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.9 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

         SECTION 3.13 NAME CHANGES, MERGERS, ACQUISITIONS. Except as set forth on Schedule 3.13 hereto, neither the Borrower nor any of the Subsidiaries nor any other Loan Party has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         SECTION 3.14 FULL DISCLOSURE. None of the Financial Statements, the Prospectus, Borrower's Annual Report on Form 10-K dated March 27, 1996 relating to the fiscal year ended December 31, 1995 filed by the Borrower with the SEC and previously delivered to the Banks (the "1995 10-K Report"), Borrower's Quarterly Report on Form 10-Q dated November 7, 1996 relating to the period ending September 30, 1996 filed by the Borrower with the SEC and previously delivered to the Banks (the "Third Quarter 10-Q Report"), the Projections, nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or any of the Subsidiaries or any other Loan Party in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower that has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower or any of the Subsidiaries or any other Loan Party, which fact has not been set forth herein, in the Financial Statements, the Prospectus, the 1995 10-K Report, the Third Quarter 10-Q Report, the Projections, or any certificate, opinion or other written statement so made or furnished to the Agent or the Banks.

         SECTION 3.15 LICENSES AND APPROVALS. The Borrower and each of the Subsidiaries has all requisite power and authority and necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted (collectively, the "LICENSES"). No event has occurred that: (i) results in, or after notice or lapse of time or both would result in, revocation or termination of any License, or (ii) materially and adversely affects or in the future may (so far as the Borrower can now reasonably foresee) materially adversely affect any of the rights of the Borrower or any of the Subsidiaries under any License. The Borrower has no reason to believe (other than in connection with there being no legal assurance thereof) that any License will not be renewed in the ordinary course.

         SECTION 3.16 LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS; EMPLOYEE GRIEVANCES. (a) There are no collective bargaining agreements or other labor contracts covering the Borrower or any Subsidiary; (b) no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any Subsidiary; (d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any Subsidiary or their representative employees; (e) there has not been, during the five (5) year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any Subsidiary or any of their representative employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of the Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business that are not, in the aggregate, material.

         SECTION 3.17 CONDITION OF ASSETS. The Collateral and all of the assets and properties of the Borrower and its Subsidiaries that are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

         SECTION 3.18  ERISA.  (a)     No Employee Benefit Plan is maintained
or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multiemployer Plan.

              (b) There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code for which any Loan Party will have a material withholding liability.

         SECTION 3.19 MATERIAL AGREEMENTS. All of the agreements, contracts and leases of the Borrower and its Subsidiaries with lodging industry, residential and other customers relating to the provision of the Borrower's video and video-related services (guest-pay, free-to-guest, right-of-entry and other) are freely assignable by the Borrower or its Subsidiaries, except as listed on Schedule 3.19 hereto. Borrower has previously provided true and correct copies of a representative sample of such contracts to the Agent, including copies of any such contracts which are not freely assignable by the Borrower or its Subsidiaries. Also set forth on Schedule 3.19 hereto is an accurate and complete list of the following agreements, documents or instruments to which the Borrower or any of its Subsidiaries is subject: (a) all material master agreements with studios and other program providers, (b) any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; and (c) all material licenses and permits held by the Borrower or its Subsidiaries.

         SECTION 3.20 COLLATERAL DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Agent, for the benefit of itself, the Banks and the Issuing Banks, a legal, valid and enforceable security interest in the Pledged Collateral (as defined in the Pledge Agreement) and, when the Pledged Collateral is delivered to the Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Pledged Collateral, in each case prior and superior in right to any other Person.

              (b) The Security Agreement is effective to create in favor of the Agent, for the benefit of itself, the Banks and the Issuing Banks, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified therein, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens and other security interests permitted by the Loan Documents.

              (c) When the Patent and Trademark Security Agreement is filed in the United States Patent and Trademark Office, said Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral (as defined in said Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United

States Patent and Trademark Office may be necessary to perfect a lien on registered patents, trademarks and applications therefor acquired by the Loan Parties after the date hereof).

         SECTION 3.21 SOLVENCY. The Borrower (individually, and on a consolidated basis) and each of its Subsidiaries is Solvent on the date hereof and will be Solvent after giving effect to the transactions contemplated by the Loan Documents and the Senior Note Documents.

    ARTICLE 4.   CONDITIONS TO THE LOANS.

         SECTION 4.1 CONDITIONS TO INITIAL LOANS. The obligation of each Bank to make the initial Loan to be made by it hereunder shall be subject to the fulfillment (to the satisfaction of the Agent and the Banks) of the following conditions precedent on or prior to the Closing Date:

              (a) LOAN DOCUMENTS. This Agreement shall have been executed by the Borrower, the Agent, the Issuing Banks and each of the Banks; the Notes shall have been executed by the Borrower; ResNet and LodgeNet Canada shall each have executed its Guaranty; and each other Loan Document shall have been executed by the parties thereto.

              (b) COLLATERAL. The Borrower and the Subsidiaries shall have executed and delivered the Collateral Documents, in appropriate form for recording where necessary, together with:

                       (i) acknowledgment copies of all UCC-1 financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Banks, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Banks in accordance with applicable law;

                     (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested of the Borrower and its Subsidiaries, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens and any other security interests permitted under the Loan Documents);

                    (iii) all certificates and instruments representing the Pledged Collateral and undated stock transfer powers executed in blank;

                     (iv) evidence that all other actions necessary or, in the opinion of the Agent and its counsel, desirable to perfect and protect the first priority security interest created by the Collateral Documents (subject to Permitted Liens and any other security interests permitted under the Loan Documents), and to enhance the Agent's ability to preserve and protect its interest in and access to the Collateral, have been taken;

                       (v) standard lenders payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower and its Subsidiaries in accordance with Section 6.8 hereof; and

                     (vi) funds sufficient to pay any filing or recording tax or fees in connection with any and all UCC-1 financing statements and any other filings or actions taken in regard to the Collateral.

              (c) SENIOR NOTE REFINANCING. (i) the Senior 1996 Notes in an aggregate principal amount of not less than $150,000,000 shall have been issued on terms and conditions acceptable to the Agent; (ii) the Borrower's 9.95% and 10.35% Senior Notes due August 1, 2003 shall have been repaid in full, and the Agent shall have received evidence that all indebtedness, obligations and liabilities in connection therewith have been discharged at an aggregate cost to the Borrower not exceeding $33,000,000; (iii) Amendment No. 1 to the Securities Purchase Agreement relating to the Senior 1995 Notes shall have been executed and delivered by the parties thereto; and (iv) the Notes hereunder shall be outstanding and there shall not have occurred (and consummation of the transactions contemplated hereby, including the issuance of the Senior 1996 Notes, shall not cause) any event of default or event, which, with notice or lapse of time, or both, would constitute an event of default under the Senior 1995 Note Agreement or any other Senior Note Document.

              (d) PAYMENT OF FEES. The Borrower shall have paid to the Agent the Agency Fees due on the Closing Date and shall have executed and delivered to the Agent the Letter Agreement.

              (e) LEGAL OPINIONS. Eric R. Jacobsen, Vice President, General Counsel and Secretary of the Borrower, and Pillsbury Madison & Sutro LLP, counsel to the Borrower and ResNet, shall have delivered their opinions to the Agent substantially in the composite form of Exhibit I hereto; Mark G. Baker, LL.M. & Associates, special counsel to LodgeNet Canada, shall have delivered its opinion in form and substance satisfactory to the Agent.

              (f) FINANCIALS AND SENIOR NOTE DOCUMENTS. The Agent shall have received true and complete copies of the following, each certified as such in a certificate executed by the president, chief financial officer or chief operating officer of the Borrower:

                      (i)    The Financial Statements and the Projections; and

                     (ii) The Senior Note Documents, each as amended and in effect on the date hereof.

              (g) CORPORATE ORGANIZATION, AUTHORIZATION, GOOD STANDING. The Agent shall have received copies of the following:

                      (i)    Any consents, approvals and waivers referred to in
Section 3.2 hereof;

                     (ii) The certificate of incorporation of the Borrower and of ResNet, each certified by the Secretary of State of Delaware; the certificate of incorporation of LodgeNet Canada, certified by its corporate secretary;

                    (iii) The by-laws of the Borrower, ResNet and LodgeNet Canada certified by their respective corporate secretaries;

                     (iv) All corporate action taken by the Borrower, ResNet and LodgeNet Canada to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by their respective corporate secretaries;

                      (v) Good standing certificates, as of dates not more than fifteen (15) days prior to the Closing Date, with respect to the Borrower, from the States of Delaware, South Dakota, California, Texas, Florida, New York, Illinois, Hawaii, Ohio, Washington, Georgia, Nevada, Arizona, Louisiana, Colorado, Virginia, Michigan, Pennsylvania, North Carolina, Minnesota, Wisconsin, South Carolina and New Jersey; with respect to ResNet, from the States of Arizona, California, Colorado, Delaware, Florida, Illinois, Michigan, Missouri, New Jersey, New York, South Dakota, Tennessee, Texas and Virginia; and

                     (vi) Incumbency certificates (with specimen signatures) with respect to officers of the Borrower, ResNet and LodgeNet Canada.

              (h) OFFICER'S CERTIFICATE. (i) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

                     (ii) There shall exist no Default or Event of Default hereunder;

                    (iii)    The representations and warranties contained in
Article 3 hereof shall be true and correct on the Closing Date;

                     (iv) Since December 31, 1995, there has not occurred any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                      (v) The Borrower (individually, and on a consolidated basis) and each of its Subsidiaries shall be Solvent on the Closing Date and will continue to be Solvent after giving effect to the transactions contemplated hereby;

and the Agent shall have received a certificate of the chief financial officer dated the Closing Date certifying, INTER ALIA, that the conditions set forth in this subsection 4.1(h) are satisfied on such date.

              (i) EXCHANGE OF NOTES. The Loans represented by the Notes outstanding under the Original Loan Agreement (the "Original Notes") shall be repaid, and the Original Notes shall be exchanged for Notes hereunder in substantially the form of Exhibit B hereto.

              (j) OTHER DOCUMENTS. The Agent shall have received such other certificates, opinions, approvals, documents or other evidence of compliance with the conditions set forth in this Section 4.1 as the Agent and its counsel may request.

         SECTION 4.2 CONDITIONS TO SUBSEQUENT LOANS AND L/CS. The obligation of each Bank to make each Loan subsequent to its initial Loan and the obligation of the Issuing Bank to issue each L/C shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

              (a) In respect of each Loan, the Agent shall have received a Borrowing Notice in accordance with Section 2.2 hereof.

              (b) In respect of each requested L/C, the Issuing Bank and the Agent shall have received a Notice of Issuance in accordance with Section 2.16 hereof, together with all other documents required to be delivered in connection with a Notice of Issuance and all Application Documents, and the Issuing Bank shall have been paid any and all fees then due in accordance with the terms of
Section 2.16 hereof.

              (c) The Agent shall have received a Compliance Certificate dated the date of such Loan or L/C (as the case may be) and effective as of such date, and the matters certified therein, including, without limitation, the absence of any Default or Event of Default, shall be true as of such date.

              (d) Neither the Agent nor any Bank nor an Issuing Bank shall have received from the Borrower any notice that any Collateral Document will no longer secure on a first priority basis (subject to Permitted Liens and other security interests permitted under the Loan Documents) future advances or future Loans to be made or extended under this Agreement.

              (e) All legal matters incident to such Loan or L/C (as the case may be) shall be satisfactory to counsel for the Agent.

    ARTICLE 5.     DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND OTHER
                   INFORMATION.

         While the Commitments are outstanding, and, in the event any Loan or any L/C Obligation remains outstanding, so long as the Borrower is indebted to the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to each Bank:

         SECTION 5.1 ANNUAL FINANCIAL STATEMENTS. Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and, as to the consolidated statements, certified without qualification by Arthur Andersen & Co. or another firm of independent certified public accountants satisfactory to the Agent, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial position and the results of operations of the Borrower and the Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with generally accepted accounting principles.

         SECTION 5.2 QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event within forty-five (45) days after the end of the Borrower's first three fiscal quarterly periods (and for purposes of calculating the financial ratios in Section 6.9 hereof, for the immediately preceding two or four consecutive full fiscal quarters (including fiscal quarters ending prior to the date of this Agreement) necessary to such calculations), a consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as of the last day of such quarter and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the president, chief financial officer or chief operating officer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower and the Subsidiaries as at its date and for such quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to non-material, year-end audit adjustments in accordance with generally accepted accounting principles).

         SECTION 5.3    PROJECTIONS.   Annually, as soon as available, but in
any event within ninety (90) days after the last day of each of its fiscal years, a forecasted consolidated balance sheet and related forecasted consolidated statement of operations and statement of cash flows of the Borrower for the period from the first day of the Borrower's then current fiscal year through December 31, 2002, all prepared on a basis consistent with the Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

         SECTION 5.4 COMPLIANCE INFORMATION. Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes, the Collateral Documents and the other Loan Documents, as any Bank may reasonably request from time to time.

         SECTION 5.5 NO DEFAULT CERTIFICATE. At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2 hereof, a certificate of the president, chief financial officer or chief operating officer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound, or by which, to the best knowledge of the Borrower or any Subsidiary, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9, 7.13 and 7.14 hereof.

         SECTION 5.6 ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of all reports submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual or interim audit or review of the books of the Borrower or its Subsidiaries made by such accountants, including, without limitation, any report addressing whether a Default or an Event of Default had occurred hereunder.

         SECTION 5.7 COPIES OF DOCUMENTS. Promptly upon their becoming available, copies of any: (i) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case delivered by the Borrower or any of its Subsidiaries to any holder of Indebtedness of the Borrower other than the Banks;
(ii) correspondence or notices received by the Borrower from any federal, state or local governmental authority that regulates the operations of the Borrower or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to the Borrower or any Subsidiary;
(iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC (or any governmental authority succeeding to any or all of the functions of the SEC); (iv) letters of comment or correspondence sent to the Borrower or any of its Subsidiaries by any such securities exchange or the SEC in relation to the Borrower or any of its Subsidiaries and its affairs, except to the extent sent in the ordinary course of business with respect to routine filings; and (v) any appraisals received by the Borrower or any of its Subsidiaries with respect to material properties or assets of the Borrower or its Subsidiaries.

         SECTION 5.8 NOTICES OF DEFAULTS. Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of the Borrower or any of its Subsidiaries.

         SECTION 5.9 ERISA NOTICES AND REQUESTS. Notice of each of the following within ten (10) days after such event or occurrence:

              (a) any Loan Party or ERISA Affiliate knowing or having reason to know that a Termination Event has occurred or that a Defined Contribution Plan has been terminated or partially terminated, together with a written statement by the appropriate chief financial officer setting forth the details of such event;

              (b) the filing of a request for a funding waiver by any Loan Party or ERISA Affiliate with respect to any Pension Plan, and a copy of such request and all communications received by any Loan Party or ERISA Affiliate with respect to such request;

              (c) receipt by any Loan Party or ERISA Affiliate of a notice of the PBGC's intent to terminate a Pension Plan, and a copy of such notice;

              (d) the failure of any Loan Party or ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the applicable due date thereof, together with a written notice of such failure;

              (e) any Loan Party or ERISA Affiliate knowing or having reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, and a written statement by the appropriate chief financial officer setting forth the details of such transaction and the action taken with respect thereto;

              (f) any increase in the benefits of any existing Employee Benefit Plan or the establishment of any new Employee Benefit Plan or the commencement of contributions to any Employee Benefit Plan to which any Loan Party or ERISA Affiliate had not theretofore been contributing, together with a written notice of such occurrence;

              (g) receipt by any Loan Party or ERISA Affiliate of any favorable or unfavorable determination letter from the IRS regarding the qualification of a Pension Plan under Section 401(a) of the Code, together with a copy of such letter;

              (h) the filing of an annual report (Form 5500 series), including Schedule B thereto, filed by any Loan Party or ERISA Affiliate with respect to an Employee Benefit Plan, together with a copy of such report;

              (i) receipt by any Loan Party or ERISA Affiliate of an actuarial report for any Pension Plan, together with a copy of such report;

              (j) receipt by any Loan Party or ERISA Affiliate of all correspondence with the PBGC, the Secretary of Labor of the United States of America or any representative of the IRS with respect to any Employee Benefit Plans, relating to an actual or threatened change or development which would be materially adverse to the Borrower or any ERISA Affiliate; and

              (k) receipt by any Loan Party or ERISA Affiliate of any correspondence from a Multiemployer Plan with respect to withdrawal liability.

         SECTION 5.10 ADDITIONAL INFORMATION; GUEST-PAY ROOMS. Such other information regarding the business, affairs and condition of the Borrower and its Subsidiaries as the Agent or the Majority Banks may from time to time reasonably request, including, without limitation, as soon as available, but in any event not later than forty-five (45) days after the end of the first three fiscal quarters of the Borrower and not later than ninety (90) days after the end of the last fiscal quarter of the Borrower, a report, certified by the president, chief financial officer or chief operating officer of the Borrower as having been prepared personally by him or under his personal supervision and to be substantially true and complete, of (i) the number of Guest-Pay Rooms served by the Borrower and its Subsidiaries and (ii) the number of residential units served by ResNet (on a state-by-state basis) as of the last day of such fiscal quarter, together with such other information with respect to billings, operating costs, Operating Cash Flow or other matters as the Agent or the Majority Banks may reasonably request from time to time.

    ARTICLE 6.   AFFIRMATIVE COVENANTS.

         While the Commitments are outstanding, and, in the event any Loan or any L/C Obligation remains outstanding, so long as the Borrower is indebted to the Banks or the Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall and shall cause each Subsidiary to:

         SECTION 6.1 BOOKS AND RECORDS. Keep proper books of record and account in a manner reasonably satisfactory to the Agent in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

         SECTION 6.2 INSPECTIONS AND AUDITS. Permit the Banks to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and each of its Subsidiaries and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and its Subsidiaries (including the Collateral), on reasonable notice, at all such reasonable times and as often as any Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents (including the Collateral Documents) or to evaluate the Banks' investment in the then outstanding Notes. The Agent and each Bank agrees to hold in confidence all information, whether furnished to it pursuant to any such inspection or audit or otherwise under the Loan Documents, that is indicated as confidential by the Borrower in writing at the time furnished and not otherwise generally available to the public; PROVIDED, THAT, the Agent and the Banks shall be permitted to disclose such confidential information (a) among each other and their respective directors, officers, employees, agents and Affiliates, (b) to their attorneys and accountants, (c) in connection with the enforcement of the rights of the Agent or the Banks under the Loan Documents,
(d) in connection with assignments or participations and the solicitation thereof pursuant to Section 10.13 hereof, provided that each such actual or prospective assignees or purchaser agrees to be bound by the provisions of this sentence, and (e) as may otherwise be requested by any regulatory authority having jurisdiction over the Agent, the Banks or such participant or assignee, or by any applicable law, rule, regulation or judicial process.

         SECTION 6.3 MAINTENANCE AND REPAIRS. Maintain in good repair, working order and condition, subject to normal wear and tear, all properties and assets from time to time owned by it and used in or necessary for the operation of its business (including the Collateral), and make all reasonable repairs, replacements, additions and improvements thereto, unless any failure to accomplish any of the foregoing would not and could not be reasonably expected to, either singly or in the aggregate, have a material adverse effect on the Collateral or the business, operations or financial condition of the Borrower or any Subsidiary.

         SECTION 6.4 CONTINUANCE OF BUSINESS. Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, comply in all material respects with all applicable laws, regulations and orders and, except as otherwise permitted pursuant to and in accordance with Sections 7.4 and 7.7, continue to engage in the same line of business.

         SECTION 6.5 COPIES OF CORPORATE DOCUMENTS. Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent copies of any amendments or modifications to its and any Subsidiary's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

         SECTION 6.6 PERFORM OBLIGATIONS. Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, or, as the case may be, by the appropriate Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

         SECTION 6.7 NOTICE OF LITIGATION. Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $2,500,000, affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         SECTION 6.8 INSURANCE. (a) (i) In addition to insurance requirements set forth in the Collateral Documents, maintain with responsible insurance companies acceptable to the Agent such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses (provided, that the Borrower and each Subsidiary may in lieu of maintaining such insurance maintain a system or systems of self-insurance in accordance with good business practice and as customary for corporations of established reputation engaged in the same or similar business and owning and operating similar properties as the Borrower or such Subsidiary), including workers' compensation insurance, general liability and property and casualty insurance. All such insurance (except for workers' compensation insurance) shall name the Agent as loss payee and as additional insured (in the case of general liability), for the benefit of itself, the Banks and the Issuing Banks, as their interests may appear. Upon request of the Agent or any Bank, the Borrower shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per policy year), a certificate of an officer of the Borrower (and, if requested by the Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.8 or any Collateral Document (and which, in the case of a certificate of a broker, was placed through such broker).

              (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations, if any, to the PBGC.

         SECTION 6.9 FINANCIAL COVENANTS. Have or maintain, on a consolidated basis, at all times:

              (a) Total Leverage during any fiscal quarter ending in any period set forth below at not more than the applicable ratio set forth opposite such period:

    During each Fiscal Quarter
      Ending in Each of the
        Following Periods                   Maximum Total Leverage
    --------------------------              ----------------------

    from the Closing Date through
    December 31, 1997                            5.75 to 1

    from January 1, 1998 through
    December 31, 1998                            5.25 to 1

    from January 1, 1999 and
    continuing thereafter                        4.50 to 1

              (b) Interest Coverage for each fiscal period set forth below (determined as of the last day of such fiscal period) at not less than the applicable ratio set forth opposite such fiscal period:

        Fiscal Period                       Minimum Interest Coverage
      -----------------                     -------------------------

    One fiscal quarter ending
    March 31, 1997                               1.25 to 1

    Two fiscal quarters ending
    June 30, 1997                                1.50 to 1

    Three fiscal quarters ending
    September 30, 1997                           1.50 to 1

    Four fiscal quarters ending
    December 31, 1997                            1.75 to 1

    Four fiscal quarters ending at
    each of the following dates:
    March 31, June 30, September 30
    and December 31 in each of the
    fiscal years 1998, 1999, 2000,
    2001 and 2002                                2.00 to 1

              (c) That number of Guest-Pay Rooms as of the end of each fiscal quarter of the Borrower (i) which is not less than ninety percent (90%) of the number of Guest Pay Rooms as of the end of the immediately preceding fiscal quarter of the Borrower and (ii) which is not less than ninety percent (90%) of the number of Guest Pay Rooms as of the end of the corresponding fiscal quarter of the Borrower ending in the immediately preceding fiscal year.

         SECTION 6.10 NOTICE OF CERTAIN EVENTS. (a) Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in
Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Loan Party or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

              (b) Promptly notify the Agent in writing if any Loan Party or ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that such Loan Party or ERISA Affiliate intends to take with respect thereto.

              (c) Promptly notify the Agent in writing if the Borrower or any other Loan Party receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against the Borrower or such other Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower or such other Loan Party is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice together with a statement of the action the Borrower or such other Loan Party intends to take with respect thereto.

         SECTION 6.11 COMPLY WITH ERISA. Materially comply with all applicable provisions of ERISA and the Code now or hereafter in effect.

         SECTION 6.12 ENVIRONMENTAL COMPLIANCE. Operate all property owned, operated or leased by it in material compliance with all Environmental Laws and Regulations, such that no Environmental Liability arises under any Environmental Laws and Regulations, which would result in a Lien on any property of the Borrower or any other Loan Party; PROVIDED, HOWEVER, that in the event that any such claim is made or any such Environmental Liability arises, the Borrower or such other Loan Party shall (subject to the Borrower's or such Loan Party's right to contest such claim in good faith and at its own expense by appropriate legal proceedings, PROVIDED, HOWEVER, that during such contest, the Borrower or such other Loan Party shall, at the option of the Agent, set aside reserves in an amount satisfactory to the Agent, assuring the discharge of the Borrower's or such Loan Party's obligations thereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest), at its own cost and expense, in a timely manner, immediately satisfy such claim or Environmental Liability.

         SECTION 6.13   FURTHER ASSURANCES.

              (a) DISCLOSURE. The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading, in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.


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

              (b) PROTECTION OF EXISTING INTERESTS. Promptly upon request by the Agent or the Majority Banks, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments which the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

              (c) HEADQUARTERS PROPERTY. Within 180 days after completion of construction on the real property constituting Borrower's new chief executive offices, if the Borrower shall not have refinanced such property with a third party lender as permitted by subsection 7.1(b) hereof, then the Borrower shall execute and deliver a mortgage, in form and substance satisfactory to the Agent, granting the Agent a perfected Lien (subject only to Permitted Liens and other security interests permitted under the Loan Documents), together with any such surveys, title insurance policies, environmental reports, appraisals or other instruments and documents as the Agent may require.

              (d) SECURITY INTEREST IN ADDITIONAL COLLATERAL. Promptly, and in any event within 30 days after the acquisition or construction by the Borrower, ResNet or any other Restricted Subsidiary of property of the type that would have constituted Collateral on the date hereof (and also including real property that is not being held for sale by the Borrower or its Subsidiaries), in each case in which the Agent does not have a perfected security interest under the Collateral Documents (other than (x) property of the type covered by the Pledge Agreement which is provided for in subsection 6.13(e) hereof, (y) property subject to Liens permitted under subsection 7.2(d) hereof under agreements which prohibit the creation of additional Liens on such property, or
(z) any other property with a fair market value of less than $500,000 individually; PROVIDED that all such other property collectively shall have a fair market value of less than $2,500,000), or within 30 days after request by the Agent with respect to any other property of the Borrower or its Restricted Subsidiaries deemed material by the Agent or the Majority Banks (the "ADDITIONAL COLLATERAL"), the Borrower will, and will cause each of its Restricted Subsidiaries to, take all necessary action, including (i) the amendment or supplementing of the Security Agreement to subject such Additional Collateral to the terms thereof, (ii) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, and (iii) with respect to real property, the execution of a mortgage and the providing of environmental reports, title insurance policies, surveys and appraisals, in order to grant to the Agent a perfected Lien (subject only to Permitted Liens and other security interests permitted under the Loan Documents) in such Collateral pursuant to, and to the full extent required by, the Collateral Documents and this Agreement.


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

              (e) ADDITIONAL PLEDGE. The Borrower shall, and shall cause each Restricted Subsidiary to, pursuant to and in accordance with the Pledge Agreement, pledge and deliver to the Agent for the benefit of itself, the Banks and the Issuing Banks, all shares of stock, intercompany promissory notes and other property that would have constituted Collateral under the Pledge Agreement on the date hereof that are acquired by the Borrower or any Restricted Subsidiary after the date hereof.

              (f) GRANT OF SECURITY BY NEW RESTRICTED SUBSIDIARIES. The Borrower will cause each Restricted Subsidiary of the Borrower established or created after the Closing Date to grant to the Agent a first priority Lien (subject to Permitted Liens and other security interests permitted under the Loan Documents) on all property (tangible and intangible) of such Restricted Subsidiary by executing and delivering an appropriate supplement to the Security Agreement and an appropriate supplement to the Pledge Agreement, or on other terms satisfactory in form and substance to the Agent. The Borrower shall cause each such Restricted Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any documents or instruments reasonably deemed by the Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Borrower will cause each of its Restricted Subsidiaries to take all actions requested by the Agent (including, without limitation, the filing of UCC-1s) in connection with the granting of such security interests.

              (g) ADDITIONAL GUARANTORS. The Borrower will cause (i) each Wholly-Owned Subsidiary of the Borrower established or created after the Closing Date, (ii) ResNet LLC or any other Subsidiary of ResNet Communications, Inc., and (iii) any other Subsidiary of the Borrower designated by the Borrower as a Guarantor, to execute an appropriate Guaranty satisfactory in form and substance to the Agent pursuant to which such Subsidiary shall guarantee the Obligations of the Borrower hereunder.

    ARTICLE 7.   NEGATIVE COVENANTS.

         So long as any Bank shall have any Commitment hereunder, or any Loan or any other Obligation shall remain outstanding, unpaid or unsatisfied to the Banks, the Issuing Banks or the Agent, the Borrower shall not, and shall not permit any Restricted Subsidiary or any of its other Subsidiaries, to do, agree to do, or permit to be done, any of the following:

         SECTION 7.1 INDEBTEDNESS. As to the Borrower or any Restricted Subsidiary, create, incur, permit to exist or have outstanding any Indebtedness, except:

              (a) Indebtedness of the Borrower and the Guarantors to the Banks and the Agent under this Agreement and the Notes;

              (b) Indebtedness of the Borrower incurred pursuant to the Senior 1995 Notes and the Senior 1996 Notes;

              (c)  Permitted Debt and the TCI Convertible Debt;


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

              (d) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 120 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

              (e) Indebtedness secured by the security interests referred to in subsection 7.2(b) hereof and Capitalized Lease Obligations, in an aggregate amount for such Indebtedness and Capitalized Lease Obligations not exceeding $5,000,000, and in each case incurred only if, after giving effect thereto, the limitation on Capital Expenditures set forth in Section 7.13 hereof would not be breached;

              (f)  As set forth on Schedule 7.1 hereto;

              (g) Indebtedness, not exceeding an amount equal to 5% of the consolidated assets of the Borrower and its Restricted Subsidiaries taken as a whole, of Restricted Subsidiaries which are acquired by the Borrower after the date hereof; PROVIDED, HOWEVER, that such Indebtedness was not created in anticipation of or in connection with such acquisition;

              (h) Indebtedness not to exceed $15,000,000 in the aggregate incurred by the Borrower in connection with its purchase and construction of improvements on real property constituting the Borrower's new chief executive offices; PROVIDED, THAT such Indebtedness shall not exceed the lesser of the cost or fair market value of such real property and shall not be renewed, extended or, except in accordance with Section 7.8 hereof, prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary;

              (i) Refinancings of Indebtedness permitted pursuant hereto in accordance with Section 7.8 hereof; and

              (j) Permitted Intercompany Debt, so long as (i) no Default or Event of Default has occurred and is continuing either before or after giving effect thereto, (ii) no Material Adverse Effect would result therefrom, and
(iii) during the time such Debt is outstanding, neither ResNet nor ResNet LLC shall make any distributions on or in respect of its capital stock or membership interests to any Person other than the Borrower or ResNet; PROVIDED, HOWEVER, that ResNet LLC may make such distributions as are permitted by subsection 7.5(c) hereof.

         SECTION 7.2 LIENS. Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

              (a)  Permitted Liens;

              (b) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower or any Subsidiary (hereinafter referred to individually as a "PURCHASE MONEY SECURITY

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

INTEREST") with the proceeds of the Indebtedness referred to in subsection 7.1(e) hereof; PROVIDED, HOWEVER, that:

                      (i) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

                     (ii) Any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or a Subsidiary;

                    (iii) The Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or, except in accordance with Section 7.8 hereof, prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary; and

                     (iv) Any such Lien shall be created within one hundred twenty (120) days after the date on which the property or asset to which such Lien relates is acquired;

              (c) The interests of the lessor under any Capitalized Lease permitted hereunder;

              (d)  As set forth on Schedule 7.2 hereto;

              (e) A mortgage securing the Indebtedness referred to in subsection 7.1(h) hereof; PROVIDED THAT such mortgage shall attach only to the real property to which such Indebtedness relates and shall not extend to or cover any other assets or properties of the Borrower or a Subsidiary; and

              (f) Liens securing Indebtedness of newly-acquired Restricted Subsidiaries; PROVIDED, THAT such Liens (i) existed at the time such Restricted Subsidiary was acquired, extend only to the property and assets of such Restricted Subsidiary and were not created in anticipation of or in connection with such acquisition, (ii) do not exceed 5% of the consolidated assets of the Borrower and its Restricted Subsidiaries taken as a whole, and (iii) secure Indebtedness which does not exceed the limitation set forth in subsection 7.1(g) hereof.

         SECTION 7.3 GUARANTIES. As to the Borrower or any Restricted Subsidiary, assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except:

              (a)  as permitted under Sections 7.1 and 7.9 hereof; and

              (b) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

For the purposes hereof, the term "guarantee" or "guaranties" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire


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

Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

         SECTION 7.4 MERGERS, ACQUISITIONS. As to the Borrower or any Restricted Subsidiary, merge or consolidate with any Person (whether or not the Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person; except, so long as no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect thereto and no Material Adverse Effect would result therefrom, that (a) any Wholly-Owned Subsidiary of the Borrower may merge with and into the Borrower so long as the Borrower is the surviving entity, (b) any Wholly-Owned Subsidiary of the Borrower may merge with and into any other Wholly-Owned Subsidiary of the Borrower, and (c) any acquisition constituting an Investment made in accordance with the conditions set forth in subsection 7.9(e) hereof shall be permitted hereunder.

         SECTION 7.5    REDEMPTIONS; DISTRIBUTIONS.

              (a) As to the Borrower or any Restricted Subsidiary, make or become obligated to make, directly or indirectly, any purchase, redemption, retirement, repayment, prepayment, defeasance, or acquisition, whether by way of put, call, sinking fund or otherwise, with respect to any shares of any class of capital stock (or warrants or options with respect thereto) of the Borrower or, except as permitted in accordance with subsections 7.9(d) or 7.9(e) hereof, any Subsidiary, now or hereafter outstanding or set apart any sum for any such purpose; PROVIDED, HOWEVER, that the Borrower may purchase or acquire shares of capital stock of the Borrower or a Restricted Subsidiary (or options, warrants or other rights to acquire such capital stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of capital stock of the Borrower or such Restricted Subsidiary; or

              (b) As to the Borrower, declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock, or set aside any sum for any such purpose, PROVIDED, HOWEVER, that the Borrower may (i) declare or pay any dividend payable solely in shares of its capital stock and (ii) so long as no Default or Event of Default has occurred and is continuing, pay dividends on shares of preferred stock issued after the date of this Agreement and solely for cash proceeds if such dividends do not exceed an annual amount equal to ten percent (10%) of such cash proceeds (the "PREFERRED STOCK DIVIDENDS"); or

              (c) As to any Restricted Subsidiary, declare or pay any dividends or make any distribution of any kind on the outstanding capital stock (or membership interests, in the case of a limited liability company) of any Restricted Subsidiary, or set aside any sum for any such purpose, except for payments or distributions made to the Borrower; PROVIDED, HOWEVER, that ResNet LLC shall be permitted to pay pro rata dividends or distributions on its outstanding membership


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

interests, including the interests of its minority member(s), for the purpose of enabling its members to meet their federal, state and local estimated tax obligations.

         SECTION 7.6 STOCK ISSUANCES. As to any Restricted Subsidiary of the Borrower, not issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of such Restricted Subsidiary's capital stock, except (a) as permitted under Section 7.5 hereof,
(b) for the purpose of qualifying directors of such Restricted Subsidiary, (c) for issuances, at the greater of cost or fair value (as determined in good faith by the Borrower's board of directors), of securities or other ownership interests in any Restricted Subsidiary of the Borrower constituting an Investment made after the date of this Agreement in accordance with subsection 7.9(e) hereof, and (d) for issuances of securities in any Restricted Subsidiary at a price equal to the greater of book value or fair value (as determined in good faith by the Borrower's board of directors), which issuances do not exceed, in the aggregate, 40% of the issued and outstanding capital stock of such Restricted Subsidiary (or 50% of the issued and outstanding capital stock, in the case of ResNet) and subject to the further condition that no restriction shall be imposed or permitted to exist on Borrower's right or ability to receive dividend payments or other cash flow from such Restricted Subsidiary or to exercise its voting rights as to such Restricted Subsidiary in each case in an amount or percentage at least proportionate to its ownership interest in such Restricted Subsidiary; PROVIDED, HOWEVER, that all issuances of securities or other ownership interests permitted under clauses (c) and (d) above shall not exceed a Substantial Portion in regard to Restricted Subsidiaries other than ResNet.

         SECTION 7.7 CHANGES IN BUSINESS; ASSET DISPOSITIONS. Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Disposition or sell or transfer (other than in an original issuance) any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable; except (a) (i) the Borrower may dissolve any Subsidiary which is not a Restricted Subsidiary, provided, that, immediately thereafter, all of the proceeds thereof are received by the Borrower in proportion to its ownership of such Subsidiary and (ii) the Borrower and its Subsidiaries may make Asset Dispositions which, in the aggregate in any fiscal year, do not constitute a Substantial Portion, PROVIDED, THAT (1) the asset which is the subject of such Asset Disposition shall not consist of any security or other ownership interest in a Restricted Subsidiary, (2) no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect thereto, (3) no Material Adverse Effect would result therefrom, (4) the consideration received therefor is at least equal to the fair market value of such Assets, (5) the consideration received therefor is at least 75% in cash and the balance in a promissory note on commercially reasonable terms and not subordinate to any other Indebtedness of the purchaser thereof and (6) the aggregate net proceeds thereof are applied as required by subsection 2.8(d) hereof; and (b) as permitted pursuant to and in accordance with subsection 7.9(e) hereof.

         SECTION 7.8 PREPAYMENTS AND REPAYMENTS OF INDEBTEDNESS. As to the Borrower or any Restricted Subsidiary, make any voluntary or optional prepayment, repurchase, redemption or defeasance of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Notes; PROVIDED, HOWEVER, that


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the Borrower or any Restricted Subsidiary may refinance Indebtedness for money borrowed incurred pursuant to and in accordance with Section 7.1 hereof, so long as: (1) except to the extent otherwise permitted pursuant to subsection 7.1(g) hereof, the principal amount of the proposed Indebtedness shall not exceed the principal amount of the Indebtedness being refinanced, (2) such refinancing would not result in the payment of a prepayment penalty or other similar fees in respect thereof which in the aggregate would exceed $10,000,000, but in any case payment of such penalty or fees shall be permitted only to the extent such penalty or fees are payable out of the proceeds of the proposed Indebtedness,
(3) the terms and conditions of the proposed Indebtedness are no less favorable to the Borrower, its Restricted Subsidiaries or, in the Agent's determination, the Banks, than the Indebtedness being refinanced, and (4) no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect to such refinancing and no Material Adverse Effect would result from such refinancing.

         SECTION 7.9 INVESTMENTS. Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except:

              (a)  Investments in:

                      (i) obligations issued or guaranteed by the United States of America;

                     (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any commercial bank organized under the laws of the United States or any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development (provided that such bank is acting through a branch or agency located in the United States) and having capital and surplus in an aggregate amount of not less than $100,000,000 (an "ELIGIBLE BANK");

                    (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

                     (iv) repurchase agreements entered into with any Eligible Bank relating to United States of America government obligations; and

                      (v) shares of "money market funds", each having net assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the Borrower's acquisition thereof;

              (b) Investments in the form of loans to employees of the Borrower or any Subsidiary, PROVIDED THAT the outstanding principal amount of all such loans to any one employee shall at no time exceed $60,000 and that the aggregate outstanding principal amount of all such loans shall at no time exceed $250,000;


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

              (c) Investments by the Borrower in any Subsidiary and by any Subsidiary in the Borrower or another Subsidiary as in effect on the date hereof;

              (d) So long as no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect to any such Investment, Investments consisting of Permitted Intercompany Debt or intercompany Investments between the Borrower and any of its Wholly-Owned Subsidiaries or between any such Wholly-Owned Subsidiaries and the Borrower or any other Wholly-Owned Subsidiary; and

              (e) (A) Investments in ResNet which consist of Permitted Intercompany Debt, (B) Investments in Restricted Subsidiaries other than ResNet,
(C) Investments, other than those set forth above, by the Borrower or its Subsidiaries in other Persons which do not exceed in the aggregate at any time outstanding an amount equal to 10% of the consolidated assets of the Borrower and its Restricted Subsidiaries taken as a whole, and (D) non-cash, acquisition Investments by the Borrower (x) of any entity which has had positive Operating Cash Flow during the immediately preceding twelve-month period, (y) in which shares of the Borrower's common stock constitute the sole consideration used in the acquisition transaction, and (z) the cumulative aggregate amount of shares of the Borrower's common stock used for such Investments during the Credit Period does not exceed 20% of the number of Borrower's shares of common stock outstanding on the date hereof;

PROVIDED, THAT in the case of (B) , (C) and (D) above:

                      (i) the entire amount of all Indebtedness assumed, directly or indirectly, by the Borrower or any Subsidiary in connection with each such Investment shall be permitted under Section 7.1 hereof;

                     (ii) except to the extent permitted under Section 7.1 hereof, all liabilities associated with any such Investment shall be non-recourse to the Borrower and its Subsidiaries (other than the Subsidiary in which any such Investment is being made), and the Borrower and its Subsidiaries shall have no further obligation to provide funds or otherwise finance such Investment;

                    (iii) each such Investment shall be in Persons incorporated, organized or otherwise formed under the laws of any state of the United States of America or any province of Canada;

                     (iv) to the extent any such Investment constitutes, or otherwise results in the creation of, a direct or indirect Wholly-Owned Subsidiary of the Borrower, upon the creation of such Subsidiary, such Subsidiary shall execute and deliver to the Agent an appropriate Guaranty of the Obligations satisfactory in form and substance to the Agent;

                      (v) no such Investment shall be of the nature which would subject the Agent or any Bank to regulatory or third party approval in connection with the exercise of their rights and remedies under this Agreement, the Guaranties or any other Loan Document; and


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

                     (vi) no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect to such Investment and no Material Adverse Effect would result therefrom.

         SECTION 7.10   FISCAL YEAR.  Change its fiscal year.

         SECTION 7.11 ERISA OBLIGATIONS. (a) Permit the occurrence of any Termination Event, or the occurrence of a termination or partial termination of a Defined Contribution Plan which would result in a liability to any Loan Party or ERISA Affiliate in excess of $100,000; or

              (b) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000; or

              (c) Permit any accumulated deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

              (d) Fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000; or

              (e) Engage, or permit any Loan Party or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $100,000 is imposed; or

              (f) Engage or permit any Loan Party or ERISA Affiliate to engage, in any breach of fiduciary duty under Part 4 of Title I of ERISA for which twenty percent (20%) of the applicable recovery amount imposed under
Section 502(l) of ERISA could exceed $100,000; or

              (g) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or ERISA Affiliate or increase the obligation of any Loan Party or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party or ERISA Affiliate; or

              (h) Permit any Loan Party or ERISA Affiliate to be or become obligated to the PBGC in excess of $100,000 other than in respect of annual premium payments; or

              (i) Fail, or permit any Loan Party or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof, which action or omission by such Loan Party or ERISA Affiliate is not curable or resolvable


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under the Voluntary Compliance Resolutions Program or the Closing Agreement
Program with the IRS (which action is at all times being diligently pursued by such Loan Party or ERISA Affiliate in good faith by appropriate proceedings) and would result in a liability to any Loan Party or ERISA Affiliate in excess of $100,000.

         SECTION 7.12 AMENDMENTS OF DOCUMENTS. As to the Borrower or any Restricted Subsidiary, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its certificate of incorporation (except, with respect to the Borrower or a Restricted Subsidiary and to the extent permitted hereunder, in connection with the issuance of capital stock of the Borrower or a Restricted Subsidiary pursuant to a public offering or private placement of such securities; PROVIDED, THAT reasonably prior to the effectiveness of any such amendment, the Borrower shall deliver a copy of such amendment to the Agent) or by-laws; or modify, amend or supplement, or agree to modify, amend or supplement, any Senior Note Document if the effect of such amendment, modification or supplement is to increase the principal amount of the Senior 1995 Notes or the Senior 1996 Notes, increase the interest rate on the Senior 1995 Notes or the Senior 1996 Notes, change (to earlier dates) the dates upon which payments of principal or interest are due on the Senior 1995 Notes or the Senior 1996 Notes, shorten the amortization schedule on the Senior 1995 Notes or the Senior 1996 Notes, alter any default, event of default or condition thereto with respect to the Senior Note Documents or the remedies applicable thereto in a manner which would be adverse to the Borrower, its Subsidiaries or, in the Agent's determination, to the Banks, grant any security interest in favor of the holders of the Senior 1995 Notes or the Senior 1996 Notes, change the redemption provisions of the Senior Note Documents in a manner which, in the Agent's determination, would be adverse to the Banks, or, together with all other amendments, modifications or supplements made to the Senior Note Documents, would increase materially the obligations of the Borrower under the Senior Note Documents or confer additional rights on the holders of the Senior 1995 Notes or the Senior 1996 Notes which would be adverse to the Borrower, its Subsidiaries or, in the Agent's determination, the Banks.

         SECTION 7.13 CAPITAL EXPENDITURES. Make or be or become obligated to make Capital Expenditures in the aggregate for the Borrower and its Restricted Subsidiaries during each fiscal year of the Borrower in excess of the sum of (i) the respective base amounts set forth below opposite each fiscal year (each, a "Base Maximum Capital Expenditures Amount"), PLUS (ii) the amount of net cash proceeds received by the Borrower during such fiscal year from the issuance by the Borrower after January 1, 1997 of capital stock and/or Permitted Debt, PLUS (iii) the amount of any increase in the Total Commitment effected by the Borrower during such fiscal year pursuant to an election under subsection 2.8(a) hereof, MINUS (iv) any scheduled reduction pursuant to subsection 2.5(a) hereof as it relates to all such prior increases:


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              Fiscal Year
              Ending                        Base Maximum Capital
              December 31,                   Expenditures Amount
              ------------                  --------------------
               1996                            $100,000,000
               1997                            $130,000,000
               1998                             $60,000,000
               1999                             $30,000,000
               2000                             $35,000,000
               2001                             $40,000,000
               2002                             $25,000,000

PROVIDED, HOWEVER, that the amount permitted to be expended in a fiscal year which is not expended in such fiscal year, shall be permitted to be expended in the immediately succeeding fiscal year only.

         SECTION 7.14 RENTAL OBLIGATIONS. Enter into, or permit to remain in effect, any Lease (other than Capitalized Leases that are governed by subsection 7.1(e) hereof) if, after giving effect thereto, the aggregate amount of all Rentals due from the Borrower and its Restricted Subsidiaries thereunder would exceed $750,000 during any fiscal year.

         SECTION 7.15 USE OF CASH. Use, or permit to be used, in any manner or to any extent, any of the Borrower's Cash for the benefit of any Person, except: (a) in connection with the payment or prepayment of expenses (other than Capital Expenditures) incurred for the benefit of the Borrower in the maintenance and operation of its business, in each case only in the ordinary course of its business, (b) for Capital Expenditures permitted by Section 7.13 hereof, (c) for the payment (but not prepayment, except to the extent permitted by this Agreement) of scheduled, required payments of principal and interest on Indebtedness of the Borrower permitted to exist hereunder, and (d) for uses that are otherwise specifically permitted by this Agreement.

         SECTION 7.16 MANAGEMENT FEES. Pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower.

         SECTION 7.17 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED, HOWEVER, that: (i) Investments expressly permitted by Section 7.9 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower or any Subsidiary and receive reasonable compensation for his services in such capacity, and (iii) the Borrower or any Subsidiary may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as


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

advantageous to the Borrower or a Subsidiary as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate (and for this purpose, the payment of a Management Fee by ResNet to the Borrower shall be deemed to be a permitted transaction hereunder).

         SECTION 7.18   HAZARDOUS MATERIAL.  (a)      Cause or permit: (i) any
Hazardous Material to be placed, held, located or disposed of, on, under or at any real property of Borrower or any Subsidiary or any part thereof, except for such Hazardous Materials that are necessary for the Borrower's or any Subsidiary's or any tenant's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) such real property or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material.

              (b) The Borrower and each Subsidiary acknowledges and agrees that the Agent and the Banks shall have no liability or responsibility for either:

                      (i) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of such real property; or

                     (ii) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at such real property or used by or in connection with the Borrower's or any Subsidiary's or any such tenant's business.

    ARTICLE 8.   EVENTS OF DEFAULT.

         If any one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, the Commitments shall terminate (except for the obligations of the Banks under Section 2.16 hereof in respect of the purchase of participations in the L/Cs from the Issuing Bank) and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other obligations and Indebtedness of the Borrower to the Banks and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower:

         SECTION 8.1 PAYMENTS. Failure to (a) make any payment or mandatory prepayment of principal when due on any Loan or any Note or (b) make any payment of any interest on any Loan or Note or any Fee or other amount owing under the Loan Documents within five (5) Business Days of when due; or

         SECTION 8.2 CERTAIN COVENANTS. Failure to perform or observe any of the agreements of the Borrower or any Subsidiary contained in Section 6.9 or
Article 7 hereof; or


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

         SECTION 8.3    OTHER COVENANTS.  (a)    Failure by the Borrower to
perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; or

              (b) Failure by any Loan Party other than the Borrower to perform or observe any term, condition or covenant of any of the Loan Documents to which it or he is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; or

         SECTION 8.4    OTHER DEFAULTS.  (a)     Failure to perform or observe
any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, any Senior Note Document (a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

              (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

              (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument;

PROVIDED, HOWEVER, that the provisions of this Section 8.4 shall not be applicable to (i) any Debt Instrument other than a guarantee (as defined in Section 7.3 hereof) that, on the date this Section 8.4 would otherwise be applicable thereto, relates to or evidences Indebtedness in a principal amount of less than $2,500,000 or (ii) Debt Instruments which constitute guaranties (as defined in Section 7.3 hereof) that, on the date this Section 8.4 would otherwise be applicable thereto, relate to or evidence, both individually and collectively, Indebtedness in a principal amount of less than $2,500,000; or

         SECTION 8.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in writing to the Banks or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or

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

         SECTION 8.6    BANKRUPTCY.

              (a) The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or any Subsidiary shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

              (b) The Borrower or any Subsidiary shall generally not pay its debts as such debts become due; or

              (c) The Borrower or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

         SECTION 8.7 JUDGMENTS. Any judgment against the Borrower or any Subsidiary or any attachment, levy or execution against any of its properties for any amount in excess of $2,500,000, individually or in the aggregate, shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

         SECTION 8.8    ERISA.

              (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or

              (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

         SECTION 8.9    CHANGE OF CONTROL.    At any time, (i) any Person or
"group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended) either directly or indirectly, of more than thirty-seven percent (37%) of the outstanding shares of stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances or (ii) more than


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

fifty percent (50%) of the Persons constituting the Borrower's board of directors at the beginning of any consecutive twenty-four (24) month period shall have been replaced by new directors not nominated for membership on the board of directors by two-thirds of the directors who were directors at the beginning of such period.

         SECTION 8.10   COLLATERAL.

              (a) any Collateral Document shall for any reason cease to be valid and binding on or enforceable in any material respect against the Borrower or any Loan Party thereto, or the Borrower or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

              (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and other security interests permitted under the Loan Documents.


    ARTICLE 9.   THE AGENT.

         SECTION 9.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for any failure by the Borrower or any of the other Loan Parties to perform any of its obligations hereunder or under the other Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of


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

the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         SECTION 9.3 EVENTS OF DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks.

         SECTION 9.4 RIGHTS AS A BANK. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Banks.

         SECTION 9.5 INDEMNIFICATION. The Banks shall indemnify the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, PROVIDED THAT no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 9.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the


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

Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, that may come into the possession of the Agent or any of its Affiliates.

         SECTION 9.7 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.8 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be a bank with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 9.9    SHARING OF PAYMENTS.

              (a)  Prior to any acceleration by the Agent and the Banks of the
Obligations:

                       (i) in the event that any Bank shall obtain payment in respect of a Note, or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the corresponding Note held by it, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or


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

Banks' Loan as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment with each Bank; and

                     (ii) in the event that any Bank shall obtain payment in respect of any Interest Rate Contract to which such Bank is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, such Bank shall be permitted to retain the full amount of such payment and shall not be required to share such payment with any other Bank.

              (b) Upon or following any acceleration by the Agent and the Banks of the Obligations, in the event that any Bank shall obtain payment in respect of a Note, or interest thereon, or in respect of an Interest Rate Contract to which such Bank is a party, or receive any collateral or proceeds thereof with respect to any Note or any Interest Rate Contract to which it is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the aggregate amount of the corresponding Note held by such Bank and any Interest Rate Contract to which such Bank is a party, then the Bank so receiving such greater proportionate payment or such greater proportionate amount of collateral, shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan, or shall provide the other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment or benefits of such collateral or proceeds ratably with each Bank. For the purposes of this subsection 9.9(b), payments on Notes received by each Bank and receipt of collateral by each Bank shall be in the same proportion as the proportion of:
(A) the sum of: (x) the Obligations owing to such Bank in respect of the Note held by such Bank, plus (y) the Obligations owing to such Bank in respect of Interest Rate Contracts to which such Bank is party, if any, to (B) the sum of:
(x) the Obligations owing to all of the Banks in respect of all of the Notes, plus (y) the Obligations owing to all of the Banks in respect of all Interest Rate Contracts to which any Bank is a party;

PROVIDED, HOWEVER, that, with respect to subsections 9.9(a)(i) and (b) above, if all or any portion of such excess payment or benefits is thereafter recovered from the Bank that received the proportionate overpayment, such purchase of Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         SECTION 9.10   COLLATERAL MATTERS.

              (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.


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

              (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Asset Disposition permitted hereunder pursuant to Section 7.7; (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in Section 10.6 hereof. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.10(b).

    ARTICLE 10.   MISCELLANEOUS PROVISIONS.

         SECTION 10.1 FEES AND EXPENSES; INDEMNITY. The Borrower will promptly pay all costs of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's and the other Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents and all lien search, appraisal and environmental review fees and expenses), and the reasonable fees and expenses and disbursements of counsel to the Agent in connection with the preparation, execution and delivery, syndication, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Banks and the Agent, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Banks or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (other than a claim or action resulting from the gross negligence, willful misconduct, or intentional violation of law by the Agent and/or the Banks). In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Bank in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Bank and the Agent and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in


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

connection with the Loans (other than as a result of the gross negligence, willful misconduct or intentional violation of law by the Agent and/or the Banks), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Bank or the Agent or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise against the Agent, the Banks or any of their officers, directors, affiliates, agents or Affiliates, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its affiliates in any document or schedule filed with the SEC or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Banks hereunder or at common law or otherwise.
The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement.

         SECTION 10.2 TAXES. If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes and the termination of this Agreement.

         SECTION 10.3 PAYMENTS. As set forth in Article 2 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Principal U.S. Office of the Agent, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 11:00 A.M. New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Bank payable by such Bank with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note, the Bank holding such Note shall mark the Note "Paid" and return it to the Borrower.

         SECTION 10.4 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; CONSTRUCTION. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

         SECTION 10.5 LIEN ON AND SET-OFF OF DEPOSITS. As further security for the due payment and performance of all the Obligations, the Borrower hereby grants to Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other collateral of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Bank or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other collateral, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank or the Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any Collateral, all as set forth in and pursuant to Section 2.20 hereof.

         SECTION 10.6 AMENDMENTS AND WAIVERS; ENTIRE AGREEMENT. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED THAT no such amendment or waiver shall, unless signed by all the Non-Defaulting Banks, (i) increase the Commitment of any Bank or amend subsection 2.8(a) hereof or subject any Bank to any additional obligation (it being understood that a waiver of any Default or Event of Default or of a non-scheduled reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) reduce the principal of or rate of interest on any Loan or Fees hereunder (other than as a result of waiving the applicability of any Post-Default Rate), (iii) amend subsection 2.5(a) hereof or extend the date fixed for any payment of principal of any Loan pursuant to Article 2 hereof or of interest on any Loan or any Fees hereunder or for any termination of any Commitment (it being understood that any waiver of the application of any prepayment of, or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), (iv) release any Guarantor or release all or substantially all of the Collateral (except as expressly permitted by this Agreement and the Loan Documents), (v) change the definition of Majority Banks or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Net L/C Obligations which shall be required for the Banks or any of them to take any action under this Section 10.6 or any other provision of this Agreement or (vi) amend or modify this Section 10.6. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement, the other Loan Documents and the Letter Agreements embody the entire agreement and understanding among the Banks, the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

         SECTION 10.7   REMEDIES CUMULATIVE; COUNTERCLAIMS.    Each and every
right granted to the Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Bank or the Agent and without regard to any other obligation of any nature whatsoever that any Bank or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank or the Agent for payment or performance of the Obligations.

         SECTION 10.8 ADDITIONAL ACTIONS. At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

         SECTION 10.9 NOTICES. All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

              (a)  If to the Borrower:

                   LodgeNet Entertainment Corporation
                   808 West Avenue North
                   Sioux Falls, South Dakota  57104
                   Attention:     Mr. Jeffrey T. Weisner
                                  Vice President, Finance
                   Telecopier No.:  (605) 330-1323

                   with a copy to:

                   Eric R. Jacobsen, Esq.
                   Vice President, General Counsel and Secretary
                   LodgeNet Entertainment Corporation
                   808 West Avenue North
                   Sioux Falls, South Dakota  57104
                   Telecopier No.:  (605) 330-1323

              (b)  If to any Bank:

                   To its address set forth below its
                   name on the signature pages hereof,
                   with a copy to the Agent; and

              (c)  If to the Agent:

                   National Westminster Bank Plc, as Agent
                   175 Water Street
                   New York, New York 10038
                   Attention: Mr. Phillip Krall
                   Telecopier No.:  (212) 602-4319

                   with a copy (other than in the case
                   of Borrowing Notices and reports
                   and other documents delivered in
                   compliance with Article 5 hereof) to:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, Illinois 60601
                   Attention: James M. Reum, Esq.
                   Telecopier No.: (312) 558-5700

Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its telecopier number specified above

(provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified above, or
(y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail, or (z) on the day it is delivered to the telegraph company, addressed as aforesaid, if sent by telegraph. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; PROVIDED, HOWEVER, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         SECTION 10.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 10.11 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 10.12 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of all the Banks.

              (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 10.6 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.22, 2.23,
2.24 and 2.25 hereof with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

              (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (comprising equal percentages of such Bank's Loans and Note(s)) of all, of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Agent; PROVIDED that if (i) an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment or (ii) a Default or Event of Default has occurred and is continuing, no such consent of the Borrower shall be required. No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment of the assigning Bank is so assigned. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with subsection 2.22(c) hereof.

              (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and any other Loan Document to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

              (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Sections 2.22,
2.24 or 10.3 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Sections 2.22 or 2.24 hereof requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 10.13  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL
BY JURY.      (a)  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER
DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,

THE LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

              (b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.9 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 10.15 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

              (c) EACH OF THE BORROWER, THE BANKS AND THE AGENT WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PERFECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.






                               [signature page follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                             LODGENET ENTERTAINMENT
                             CORPORATION

                             By  /s/ Jeffrey T. Welsner
                                ---------------------------------------
                                  Jeffrey T. Welsner

                             Title  Vice President - Finance, Treasurer
                                   ------------------------------------


                             NATIONAL WESTMINSTER BANK PLC,
                               AS AGENT, ISSUING BANK AND AS A BANK

                             By /s/ Phillip Krall
                                ---------------------------------------

                             Title   V.P.
                                   ------------------------------------

                             Lending Office for Base Rate and Eurodollar Loans:

                                  175 Water Street
                                  19th Floor, Agency Division
                                  New York, New York  10038
                                  Attention: Shawn Bernard
                                  Telephone:   (212) 602-4250
                                  Telecopier:  (212) 602-4118

                             Address for Notices:

                                  National Westminster Bank Plc
                                  175 Water Street, 26th Floor
                                  New York, New York  10038
                                  Attention: Phillip Krall
                                  Telephone:   (212) 602-4568
                                  Telecopier:  (212) 602-4319

                             NATIONAL WESTMINSTER BANK
                             OF CANADA,
                               AS AN ISSUING BANK


                             By  /s/ Glen Bays
                                -----------------------------------

                             Title  Vice President
                                   --------------------------------
                              Global Structured Trade Finance


                             Address for Notices:

                                  National Westminster Bank of    Canada
                                  200 Bay Street, South Tower
                                  Suite 2060
                                  Toronto, Ontario M5J 2J1
                                  Attention: Glen Bays
                                  Telephone:   (416) 865-0170
                                  Telecopier:  (416) 865-0934

                                EXHIBITS AND SCHEDULES


EXHIBITS

A        Commitments and Percentages
B        Promissory Note
C        Assignment and Assumption Agreement
D        ResNet Guaranty
E        LodgeNet Canada Guaranty
F        Security Agreement
G        Pledge Agreement
H        Patent and Trademark Security Agreement
I        Borrower U.S. Legal Opinion


SCHEDULES

3.1      Organization and Capitalization
3.5      Real Estate
3.6      Litigation
3.11     Intellectual Property
3.13     Name Changes, Mergers
3.19     Material Agreements
7.1      Outstanding Indebtedness
7.2      Permitted Liens

                                      EXHIBIT A


                             COMMITMENTS AND PERCENTAGES


        BANK                            COMMITMENT         PERCENTAGE

National Westminster Bank Plc          $100,000,000            100%

                                      EXHIBIT B


                                   PROMISSORY NOTE

$__________                                                   New York, New York
                                                               December __, 1996

    FOR VALUE RECEIVED, LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of______________________________(the "BANK") the principal sum of
_______________ DOLLARS ($__________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank under the Credit Agreement (defined below), at such rates and on such dates and in such amounts as are specified in, and in accordance with, the provisions of the Amended and Restated Credit Agreement dated as of December __, 1996 by and among the Borrower, the Banks signatory thereto and National Westminster Bank Plc, as Agent (as it may from time to time be amended, modified and/or supplemented, the "CREDIT AGREEMENT").

         This Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences obligations of the Borrower under the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be prepaid and repaid and for a statement of the Agent's and the Banks' remedies upon the occurrence of an Event of Default (as defined therein). The Credit Agreement is incorporated herein by reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Note as defined in the Credit Agreement.

    All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to the relevant due date) at the applicable Post-Default Rate (as such term is defined in the Credit Agreement) for all periods when an Event of Default has occurred and is continuing, commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Agent, and all of such interest shall be payable on demand.

    Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under such laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

    Payments of both principal and interest on this Note are to be made at the office of the Agent at 175 Water Street, New York, New York 10038 or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

    The Bank is hereby authorized by the Borrower to record on the schedule to this Note (or on a supplemental schedule thereto) the amount of each Loan made by the Bank to the Borrower and the amount of each payment or prepayment of principal of such Loans received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder in respect of this Note. The Bank may, at its option, record such matters in its internal records rather than on such schedule.

    Upon the occurrence of any Event of Default, as defined in the Credit Agreement, the principal amount of and interest on this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement.

    The Borrower shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.


                             LODGENET ENTERTAINMENT CORPORATION


                             By
                                ---------------------------------

                             Title
                                   ------------------------------

                                   SCHEDULE TO NOTE



    This Note evidences the Loans made under the within described Credit Agreement, in the principal amounts, and on the dates set forth below, subject to the payments or prepayments of principal set forth below:


              PRINCIPAL        PRINCIPAL
              AMOUNT OF       AMOUNT PAID     BALANCE
DATE MADE       LOAN           OR PREPAID   OUTSTANDING    INITIALS
---------     ---------       -----------   -----------    --------

                                      EXHIBIT C



                         ASSIGNMENT AND ASSUMPTION AGREEMENT

                                  Dated ___________

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of December __, 1996 (the "CREDIT AGREEMENT") by and among LodgeNet Entertainment Corporation, a Delaware corporation (the "BORROWER"), the Banks signatory thereto (collectively, the "BANKS") and National Westminster Bank Plc in its capacity as agent for the Banks (in such capacity, the "AGENT"). Capitalized terms used herein that are defined in the Credit Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         _______________________________, a __________________ (the "ASSIGNOR")
and _____________________________________, a ________________,  (the "ASSIGNEE")
agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a __ % interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date, and the Loans owing to the Assignor on the Effective Date, and the Note(s) held by the Assignor).

         2. The Assignor: (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof that have not yet become effective) is $__________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $__________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the Note(s) referred to in paragraph 1 above and requests that the Agent exchange such Note(s) for new Note(s) as follows: a Note dated the Effective Date (as such term is defined below) in the principal amount of $ __________ payable to the order of the Assignee and a Note dated the Effective Date in the principal amount of $ __________ payable to the order of the Assignor.

         3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its addresses for Base Rate Loans and Eurodollar Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Assumption Agreement shall be ________________ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Assumption Agreement, it will be delivered to the Agent for acceptance by the Agent and the Borrower.

         5. Upon such acceptance, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Note(s) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note(s) for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be duly executed on the date first above written.

                                  [NAME OF ASSIGNOR]


                                  By
                                     --------------------------------
                                  Title
                                        -----------------------------

                                  [NAME OF ASSIGNEE]


                                  By
                                     --------------------------------
                                  Title
                                        -----------------------------

                                  Lending Office for Base Rate Loans:

                                  Lending Office for Eurodollar
                                  Loans:

                                  Attention:

                                  Address for Notices:

                                  Attention:

                                  Telephone No.:

                                  Telex No.:



Accepted this ___ day                  Accepted this ___ day

of ______________, ___                 of _____________, ____

NATIONAL WESTMINSTER BANK PLC,         LODGENET ENTERTAINMENT
  as Agent                             CORPORATION


By                                     By
   ---------------------------            ---------------------------
Title                                  Title
      ------------------------               ------------------------

                                      EXHIBIT D


                                       GUARANTY

    THIS GUARANTY, made this 19th day of December, 1996 by RESNET COMMUNICATIONS, INC., a Delaware corporation (the "GUARANTOR"), in favor of NATIONAL WESTMINSTER BANK PLC, New York branch, as Agent, for the benefit of itself, the Issuing Banks and the Banks signatory to the hereinafter defined Credit Agreement (in such capacity, together with its successors in such capacity, the "AGENT").

                                 W I T N E S S E T H:

    WHEREAS, simultaneously with the execution and delivery of this Guaranty, LodgeNet Entertainment Corporation, a Delaware corporation (the "BORROWER"), has entered into an Amended and Restated Credit Agreement dated the date hereof (such agreement, including all exhibits thereto, as it may from time to time be amended, modified or supplemented, is hereinafter referred to as the "CREDIT AGREEMENT") with the Agent and the Banks, pursuant to which the Banks have agreed to make a revolving loan and letter of credit facility available to the Borrower in the aggregate principal sum of up to One Hundred Million Dollars ($100,000,000), subject to adjustment, upon and subject to the terms and conditions of the Credit Agreement (the "FACILITY");

    WHEREAS, the Guarantor will derive benefits, both directly and indirectly, from the Borrower's obtaining the Facility from the Banks pursuant to the Credit Agreement;

    WHEREAS, it is a condition precedent to the obligation of the Banks to make the Facility available to the Borrower that the Guarantor shall have executed and delivered this Guaranty; and

    WHEREAS, all capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto therein, unless the context otherwise requires; if at any time no Agent shall exist under the Credit Agreement, each reference herein to the Agent shall be deemed to refer to the Majority Banks until such time as a successor Agent shall be appointed under the Credit Agreement;

    NOW, THEREFORE, in order to induce the Agent, the Issuing Banks and the Banks to execute and deliver the Credit Agreement and to make the Facility available to the Borrower, and in consideration of the benefits expected to accrue to the Guarantor by reason thereof, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Guarantor hereby represents and warrants to, and covenants and agrees with the Agent, for the benefit of itself, the Banks and the Issuing Banks, as follows:

    1. The Guarantor hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of itself, the Banks and the Issuing Banks, the punctual payment of the full amount, when due (whether by demand, acceleration or otherwise), of: (a) the principal of and interest on, and fees and expenses due pursuant to, the promissory notes issued by the Borrower pursuant to the Credit Agreement (hereinafter referred to, together with any and all amendments, modifications, substitutions and/or replacements thereof and thereto, as the "NOTES"), and (b) all other

Indebtedness, liabilities and obligations of the Borrower to the Banks, the Issuing Banks and the Agent, whether under the Credit Agreement or otherwise created, whether now or hereafter existing, and whether or not currently contemplated, due or to become due, direct or contingent, joint, several or independent, secured or unsecured and whether matured or unmatured (all of the Indebtedness, liabilities and obligations included in clauses (a) and (b) of this paragraph 1 are hereinafter referred to collectively as the "GUARANTEED OBLIGATIONS"); subject, however, to the provisions of subparagraph 14(a)(ii) hereof and subject, further, to the limitation that in no event shall the obligation of the Guarantor for payment of Guaranteed Obligations exceed Permitted Intercompany Debt at the time outstanding. This is a guaranty of payment and not of collection, and is the primary obligation of the Guarantor; and the Agent, on behalf of itself, the Banks and the Issuing Banks, may enforce this Guaranty against the Guarantor without any prior enforcement of the Guaranteed Obligations against the Borrower.

    2. All payments made by the Guarantor under or by virtue of this Guaranty shall be paid to the Agent at its office at 175 Water Street, New York, New York 10038 or such other place as the Agent may hereafter designate in writing. The Guarantor hereby agrees to make all payments under or by virtue of this Guaranty to the Agent as aforesaid. The Agent shall not be required otherwise to establish its authority to receive any payment made under or by virtue hereof.

    3. The Guarantor hereby waives notice of acceptance of this Guaranty, notice of the creation, renewal or accrual of any of the Guaranteed Obligations and notice of any other liability to which this Guaranty may apply, and notice or proof of reliance by the Agent and/or the Banks upon this Guaranty, and waives diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to the Borrower or any other party liable thereon.

    4. So far as the Guarantor is concerned, the Agent, on behalf of itself, the Banks and the Issuing Banks, may, at any time and from time to time, without the consent of, or notice to the Guarantor, and without impairing or releasing any of the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

         (a) modify or change the manner, place or terms of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, provided that such modification, change, extension, renewal or alteration, or the manner in which it was implemented, does not violate the provisions of the Credit Agreement, and this Guaranty shall apply to the Guaranteed Obligations as so modified, changed, extended, renewed or altered;

         (b) sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto;

         (c) exercise or refrain from exercising any rights against the Borrower or others (including, without limitation any other guarantor of payment of the Guaranteed Obligations) or otherwise act or refrain from acting; and when making any demand hereunder against the Guarantor, the Agent, on behalf of the Banks, may, but shall be under no obligation to, make a similar demand on any other guarantor of payment of the Guaranteed Obligations, and any failure by the Agent or the Banks to make any such demand or to collect any payments from, or release of any other guarantor of payment of the Guaranteed Obligations shall not relieve the Guarantor of its obligations and liabilities hereunder, and shall not release, impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or the Banks against the Guarantor (for the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings);

         (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Banks and the Guarantor;

         (e) apply any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations, regardless of what liability or liabilities of the Borrower remain unpaid; and

         (f) amend or otherwise modify the Credit Agreement, consent to or waive any breach of, or any act, omission or default or Event of Default under the Credit Agreement, the Notes, or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith, and this Guaranty shall apply to the Guaranteed Obligations as set forth in each of such documents as so amended and modified. Any such action, shall not impair or release any of the obligations of the Guarantor hereunder.

    5. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the Notes or any of the other Guaranteed Obligations or any collateral security therefor or guaranty thereof or rights of offset with respect thereto at any time or from time to time held by the Agent or the Banks and without regard to any defense, offset or counterclaim that may at any time be available to or be asserted by the Borrower against the Agent or the Banks and that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations or any part thereof, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance.

    6. Until all of the Guaranteed Obligations have been indefeasibly paid in full in cash, the Guarantor hereby irrevocably waives, for the benefit of the Banks, any and all rights that it presently has, or may hereafter have, whether by virtue of any payment or payments hereunder or otherwise, to be subrogated to the rights of the Agent or the Banks against the Borrower with respect to any such indebtedness of the Borrower to the Banks.

    7. The Guarantor agrees to be bound by, and to comply with all of the terms, covenants and provisions of, the Credit Agreement to the extent that the same impose obligations in respect of or grant rights against it as a Guarantor or otherwise.

    8. The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guaranty:

         (a) The Guarantor has examined the Credit Agreement, including the exhibits and schedules thereto, and all of the representations and warranties set forth in the Credit Agreement, to the extent the same relate to the Guarantor, are true and correct.

         (b) The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. The Guarantor has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Guaranty, and has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered and constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and further subject to the discretion of the court in granting the remedy of specific performance and other equitable remedies.

         (c) No consent or approval of any Person (including, without limitation, stockholders of the Guarantor), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of, any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery, performance, validity, enforcement or priority of this Guaranty, or any other agreements, instruments or documents to be executed or delivered pursuant hereto or thereto.

         (d) The execution and delivery of this Guaranty and any other agreements, instruments or documents to be executed and delivered hereunder, and performance hereunder and thereunder will not violate any provision of law, statute, rule or regulation to which the Guarantor is subject or conflict with or result in a breach of any judgment, decree, writ, injunction, ordinance, resolution, award, franchise, order, permit or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the charter or by-laws of the Guarantor, or create (with or without the giving of notice or lapse of time, or both) a default under any agreement, bond, note or indenture to which the Guarantor is a party or by which it is bound.

    9. All notices, requests, demands or other communications hereunder shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

         (a)  if to the Guarantor:

              c/o LodgeNet Entertainment Corporation
              808 West Avenue North
              Sioux Falls, South Dakota  57104
              Attention: Jeffrey T. Weisner/Eric R. Jacobsen
              Telecopier No.:  (605) 330-1323

         (b)  If to the Agent:

              National Westminster Bank Plc, as Agent
              175 Water Street
              New York, New York 10038
              Attention: Phillip Krall
              Telecopier No.:  (212) 602-4319

              with a copy to:

              Winston & Strawn
              35 West Wacker Drive
              Chicago, Illinois 60601
              Attention:  James M. Reum
              Telecopier No.: (312) 558-5700

Any notice, request, demand or other communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or by such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. The Agent or the Guarantor may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; PROVIDED, HOWEVER, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

    10. No delay on the part of the Agent or the Banks in exercising any of the options, powers or rights of the Agent or the Banks, and no partial or single exercise thereof, whether arising hereunder, under the Credit Agreement, the Notes, or otherwise, shall constitute a waiver thereof or affect any right hereunder. No waiver of any of such rights and no modification, amendment or discharge of this Guaranty shall be deemed to be made by the Agent or the Banks or shall be effective unless the same shall be in a writing executed and delivered in accordance with the provisions of the Credit Agreement and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Agent or the Banks or the obligations of the Guarantor to the Agent or the Banks in any other respect at any other time.

    11. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE AGENT, THE BANKS AND THE GUARANTOR HEREUNDER SHALL BE GOVERNED

BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS. THE GUARANTOR WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY. IN THE EVENT THE AGENT OR THE BANKS BRING ANY ACTION OR SUIT IN ANY COURT OF RECORD IN THE STATE OF NEW YORK TO ENFORCE ANY OR ALL LIABILITIES OF THE GUARANTOR HEREUNDER, SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTOR BY MAILING A COPY OF THE SUMMONS TO THE GUARANTOR BY CERTIFIED OR REGISTERED MAIL, AT THE ADDRESS SPECIFIED IN PARAGRAPH 9 HEREOF, AND THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER THE PERSON OF THE GUARANTOR AND HEREBY WAIVES ANY CLAIM THAT NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK IS AN INCONVENIENT FORUM. THE GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE COUNTERCLAIMS OR SET-OFFS OF ANY KIND AND DESCRIPTION IN ANY SUCH ACTION OR SUIT ARISING HEREUNDER OR IN CONNECTION HEREWITH.

    12. If claim is ever made upon the Agent or the Banks for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Guaranteed Obligations and it repays all or part of such amount by reason of any: (a) judgment, decree or order of any court or administrative body having jurisdiction over it or any of its property, or (b) settlement or compromise of any such claim effected by it with any such claimant (including the Borrower), then, and in either such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding the cancellation of any instrument evidencing any of the Guaranteed Obligations, and the Guarantor shall be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or the Banks, as applicable.

    13. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to assign or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Majority Banks, and any purported assignment in the absence of such consent shall be void. This Guaranty embodies the entire agreement and understanding between the Agent, on behalf of itself and the Banks, and the Guarantor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

    14. (a) The provisions of this Guaranty are severable, and in an action or proceeding involving any state, federal or applicable foreign bankruptcy, insolvency or other law affecting the rights of creditors generally:

            (i) If any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction.

             (ii) If the guaranty hereunder by the Guarantor would be held or determined to be void, invalid or unenforceable on account of the amount of the Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by any of the Agent, the Banks, the Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount that is not greater than the greater of:

                   (A) the fair consideration actually received by the Guarantor under the terms of and as a result of the Credit Agreement and any and all predecessor credit agreements which the Credit Agreement amends and restates (including, without limiting the generality of the foregoing, and to the extent not inconsistent with applicable federal, state and applicable foreign laws affecting the enforceability of guaranties, investments made in, and capital contributions or advances made to, the Guarantor by the Borrower with the proceeds of any credit extended under the Credit Agreement whether or not any such investments, capital contributions or advances were direct or indirect, and the release of the Guarantor from its obligations under any other guaranty or collateral security documents, or both) in exchange for its guaranty of the Obligations; or

                   (B) the excess of: (1) the amount of the fair saleable value of the consolidated assets of the Guarantor as of the date of this Guaranty as determined in accordance with applicable federal, state and applicable foreign laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all consolidated liabilities of the Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal, state and applicable foreign laws governing the insolvency of debtors as in effect on the date hereof.

         (b) If any other guaranty by any one or more other guarantors of the Guaranteed Obligations is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect the validity and enforceability of:

             (i) the guaranty hereunder by the Guarantor, which shall continue in full force and effect in accordance with its terms; or

            (ii) any clause or provision not so held to be void, invalid or unenforceable.

                               [signature page follows]

    IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered on the day and year first above written.


                             RESNET COMMUNICATIONS, INC.


                             By
                                ---------------------------------

                             Title
                                   ------------------------------

                                      EXHIBIT E

                                       GUARANTY

    THIS GUARANTY, made this 19th day of December, 1996 by LODGENET ENTERTAINMENT (CANADA) CORPORATION, a Canadian corporation (the "GUARANTOR"), in favor of NATIONAL WESTMINSTER BANK PLC, New York branch, as Agent, for the benefit of itself, the Issuing Banks and the Banks signatory to the hereinafter defined Credit Agreement (in such capacity, together with its successors in such capacity, the "AGENT").

                                 W I T N E S S E T H:

    WHEREAS, simultaneously with the execution and delivery of this Guaranty, LodgeNet Entertainment Corporation, a Delaware corporation (the "BORROWER"), has entered into an Amended and Restated Credit Agreement dated the date hereof (such agreement, including all exhibits thereto, as it may from time to time be amended, modified or supplemented, is hereinafter referred to as the "CREDIT AGREEMENT") with the Agent and the Banks, pursuant to which the Banks have agreed to make a revolving loan and letter of credit facility available to the Borrower in the aggregate principal sum of up to One Hundred Million Dollars ($100,000,000), subject to adjustment, upon and subject to the terms and conditions of the Credit Agreement (the "FACILITY");

    WHEREAS, the Guarantor will derive benefits, both directly and indirectly, from the Borrower's obtaining the Facility from the Banks pursuant to the Credit Agreement;

    WHEREAS, it is a condition precedent to the obligation of the Banks to make the Facility available to the Borrower that the Guarantor shall have executed and delivered this Guaranty; and

    WHEREAS, all capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto therein, unless the context otherwise requires; if at any time no Agent shall exist under the Credit Agreement, each reference herein to the Agent shall be deemed to refer to the Majority Banks until such time as a successor Agent shall be appointed under the Credit Agreement;

    NOW, THEREFORE, in order to induce the Agent, the Issuing Banks and the Banks to execute and deliver the Credit Agreement and to make the Facility available to the Borrower, and in consideration of the benefits expected to accrue to the Guarantor by reason thereof, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Guarantor hereby represents and warrants to, and covenants and agrees with the Agent, for the benefit of itself, the Banks and the Issuing Banks, as follows:

    1. The Guarantor hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of itself, the Banks and the Issuing Banks, the punctual payment of the full amount, when due (whether by demand, acceleration or otherwise), of: (a) the principal of and interest on, and fees and expenses due pursuant to, the promissory notes issued by the Borrower pursuant to the Credit Agreement (hereinafter referred to, together with any and all amendments, modifications, substitutions and/or replacements thereof and thereto, as the "NOTES"), and (b) all other Indebtedness, liabilities and obligations of the Borrower to the Banks, the Issuing Banks and the

Agent, whether under the Credit Agreement or otherwise created, whether now or hereafter existing, and whether or not currently contemplated, due or to become due, direct or contingent, joint, several or independent, secured or unsecured and whether matured or unmatured (all of the Indebtedness, liabilities and obligations included in clauses (a) and (b) of this paragraph 1 are hereinafter referred to collectively as the "GUARANTEED OBLIGATIONS"); subject, however, to the provisions of subparagraph 14(a)(ii) hereof. This is a guaranty of payment and not of collection, and is the primary obligation of the Guarantor; and the Agent, on behalf of itself, the Banks and the Issuing Banks, may enforce this Guaranty against the Guarantor without any prior enforcement of the Guaranteed Obligations against the Borrower.

    2. All payments made by the Guarantor under or by virtue of this Guaranty shall be paid to the Agent at its office at 175 Water Street, New York, New York 10038 or such other place as the Agent may hereafter designate in writing. The Guarantor hereby agrees to make all payments under or by virtue of this Guaranty to the Agent as aforesaid. The Agent shall not be required otherwise to establish its authority to receive any payment made under or by virtue hereof.

    3. The Guarantor hereby waives notice of acceptance of this Guaranty, notice of the creation, renewal or accrual of any of the Guaranteed Obligations and notice of any other liability to which this Guaranty may apply, and notice or proof of reliance by the Agent and/or the Banks upon this Guaranty, and waives diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to the Borrower or any other party liable thereon.

    4. So far as the Guarantor is concerned, the Agent, on behalf of itself, the Banks and the Issuing Banks, may, at any time and from time to time, without the consent of, or notice to the Guarantor, and without impairing or releasing any of the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

         (a) modify or change the manner, place or terms of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, provided that such modification, change, extension, renewal or alteration, or the manner in which it was implemented, does not violate the provisions of the Credit Agreement, and this Guaranty shall apply to the Guaranteed Obligations as so modified, changed, extended, renewed or altered;

         (b) sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto;

         (c) exercise or refrain from exercising any rights against the Borrower or others (including, without limitation any other guarantor of payment of the Guaranteed Obligations) or otherwise act or refrain from acting; and when making any demand hereunder against the Guarantor, the Agent, on behalf of the Banks, may, but shall be under no obligation to, make a similar demand on any other guarantor of payment of the Guaranteed Obligations, and any failure by the Agent or the Banks to make any such demand or to collect any payments from, or release of any other guarantor of payment of the Guaranteed Obligations shall not relieve the Guarantor of its obligations and liabilities hereunder, and shall not release, impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or the Banks against the Guarantor (for the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings);

         (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Banks and the Guarantor;

         (e) apply any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations, regardless of what liability or liabilities of the Borrower remain unpaid; and

         (f) amend or otherwise modify the Credit Agreement, consent to or waive any breach of, or any act, omission or default or Event of Default under the Credit Agreement, the Notes, or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith, and this Guaranty shall apply to the Guaranteed Obligations as set forth in each of such documents as so amended and modified. Any such action, shall not impair or release any of the obligations of the Guarantor hereunder.

    5. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the Notes or any of the other Guaranteed Obligations or any collateral security therefor or guaranty thereof or rights of offset with respect thereto at any time or from time to time held by the Agent or the Banks and without regard to any defense, offset or counterclaim that may at any time be available to or be asserted by the Borrower against the Agent or the Banks and that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations or any part thereof, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance.

    6. Until all of the Guaranteed Obligations have been indefeasibly paid in full in cash, the Guarantor hereby irrevocably waives, for the benefit of the Banks, any and all rights that it presently has, or may hereafter have, whether by virtue of any payment or payments hereunder or otherwise, to be subrogated to the rights of the Agent or the Banks against the Borrower with respect to any such indebtedness of the Borrower to the Banks.

    7. The Guarantor agrees to be bound by, and to comply with all of the terms, covenants and provisions of, the Credit Agreement to the extent that the same impose obligations in respect of or grant rights against it as a Guarantor or otherwise.

    8. The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guaranty:

         (a) The Guarantor has examined the Credit Agreement, including the exhibits and schedules thereto, and all of the representations and warranties set forth in the Credit Agreement, to the extent the same relate to the Guarantor, are true and correct.

         (b) The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of Canada. The Guarantor has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Guaranty, and has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered and constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and further subject to the discretion of the court in granting the remedy of specific performance and other equitable remedies.

         (c) No consent or approval of any Person (including, without limitation, stockholders of the Guarantor), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of, any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery, performance, validity, enforcement or priority of this Guaranty, or any other agreements, instruments or documents to be executed or delivered pursuant hereto or thereto.

         (d) The execution and delivery of this Guaranty and any other agreements, instruments or documents to be executed and delivered hereunder, and performance hereunder and thereunder will not violate any provision of law, statute, rule or regulation to which the Guarantor is subject or conflict with or result in a breach of any judgment, decree, writ, injunction, ordinance, resolution, award, franchise, order, permit or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the charter or by-laws of the Guarantor, or create (with or without the giving of notice or lapse of time, or both) a default under any agreement, bond, note or indenture to which the Guarantor is a party or by which it is bound.

    9. All notices, requests, demands or other communications hereunder shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

         (a)  if to the Guarantor:

              c/o LodgeNet Entertainment Corporation
              808 West Avenue North
              Sioux Falls, South Dakota  57104
              Attention: Jeffrey T. Weisner/Eric R. Jacobsen
              Telecopier No.:  (605) 330-1323

         (b)  If to the Agent:

              National Westminster Bank Plc, as Agent
              175 Water Street
              New York, New York 10038
              Attention: Phillip Krall
              Telecopier No.:  (212) 602-4319

              with a copy to:

              Winston & Strawn
              35 West Wacker Drive
              Chicago, Illinois 60601
              Attention: James M. Reum
              Telecopier No.: (312) 558-5700

Any notice, request, demand or other communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or by such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. The Agent or the Guarantor may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; PROVIDED, HOWEVER, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

    10. No delay on the part of the Agent or the Banks in exercising any of the options, powers or rights of the Agent or the Banks, and no partial or single exercise thereof, whether arising hereunder, under the Credit Agreement, the Notes, or otherwise, shall constitute a waiver thereof or affect any right hereunder. No waiver of any of such rights and no modification, amendment or discharge of this Guaranty shall be deemed to be made by the Agent or the Banks or shall be effective unless the same shall be in a writing executed and delivered in accordance with the provisions of the Credit Agreement and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Agent or the Banks or the obligations of the Guarantor to the Agent or the Banks in any other respect at any other time.

    11. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE AGENT, THE BANKS AND THE GUARANTOR HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS. THE GUARANTOR WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY. IN THE EVENT THE AGENT OR THE BANKS BRING ANY ACTION OR SUIT IN ANY COURT OF RECORD IN THE STATE OF NEW YORK TO ENFORCE ANY OR ALL LIABILITIES OF THE GUARANTOR HEREUNDER, SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTOR BY MAILING A

COPY OF THE SUMMONS TO THE GUARANTOR BY CERTIFIED OR REGISTERED MAIL, AT THE ADDRESS SPECIFIED IN PARAGRAPH 9 HEREOF, AND THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER THE PERSON OF THE GUARANTOR AND HEREBY WAIVES ANY CLAIM THAT NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK IS AN INCONVENIENT FORUM. THE GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE COUNTERCLAIMS OR SET-OFFS OF ANY KIND AND DESCRIPTION IN ANY SUCH ACTION OR SUIT ARISING HEREUNDER OR IN CONNECTION HEREWITH.

    12. If claim is ever made upon the Agent or the Banks for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Guaranteed Obligations and it repays all or part of such amount by reason of any: (a) judgment, decree or order of any court or administrative body having jurisdiction over it or any of its property, or (b) settlement or compromise of any such claim effected by it with any such claimant (including the Borrower), then, and in either such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding the cancellation of any instrument evidencing any of the Guaranteed Obligations, and the Guarantor shall be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or the Banks, as applicable.

    13. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to assign or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Majority Banks, and any purported assignment in the absence of such consent shall be void. This Guaranty embodies the entire agreement and understanding between the Agent, on behalf of itself and the Banks, and the Guarantor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

    14. (a) The provisions of this Guaranty are severable, and in an action or proceeding involving any state, federal or applicable foreign bankruptcy, insolvency or other law affecting the rights of creditors generally:

             (i) If any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction.

            (ii) If the guaranty hereunder by the Guarantor would be held or determined to be void, invalid or unenforceable on account of the amount of the Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by any of the Agent, the Banks, the Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount that is not greater than the greater of:

                   (A) the fair consideration actually received by the Guarantor under the terms of and as a result of the Credit Agreement and any and all predecessor credit agreements which the Credit Agreement amends and restates (including, without limiting the generality of the foregoing, and to the extent not inconsistent with applicable federal, state and applicable foreign laws affecting the enforceability of guaranties, investments made in, and capital contributions or advances made to, the Guarantor by the Borrower with the proceeds of any credit extended under the Credit Agreement whether or not any such investments, capital contributions or advances were direct or indirect, and the release of the Guarantor from its obligations under any other guaranty or collateral security documents, or both) in exchange for its guaranty of the Obligations; or

                   (B) the excess of: (1) the amount of the fair saleable value of the consolidated assets of the Guarantor as of the date of this Guaranty as determined in accordance with applicable federal, state and applicable foreign laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all consolidated liabilities of the Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal, state and applicable foreign laws governing the insolvency of debtors as in effect on the date hereof.

         (b) If any other guaranty by any one or more other guarantors of the Guaranteed Obligations is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect the validity and enforceability of:

             (i) the guaranty hereunder by the Guarantor, which shall continue in full force and effect in accordance with its terms; or

            (ii) any clause or provision not so held to be void, invalid or unenforceable.

                               [signature page follows]

    IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered on the day and year first above written.


                                       LODGENET ENTERTAINMENT (CANADA)
                                       CORPORATION


                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

                                      EXHIBIT F

                                  SECURITY AGREEMENT


         This SECURITY AGREEMENT (this "AGREEMENT"), dated as of December 19, 1996, is made between NATIONAL WESTMINSTER BANK PLC, a United Kingdom public limited company, as agent for the Banks and the Issuing Banks (as defined below) (in such capacity, and together with its successors as agent for the Banks and the Issuing Banks, the "AGENT"), LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "BORROWER"), RESNET COMMUNICATIONS, INC., a Delaware corporation ("RESNET"), LODGENET ENTERTAINMENT (CANADA) CORPORATION, a Canadian corporation ("LODGENET CANADA", and collectively with the Borrower and ResNet, the "GRANTORS", and each individually, a "GRANTOR").

                                       RECITALS

    WHEREAS, reference is hereby made to that certain Amended and Restated Credit Agreement dated as of December 19, 1996 by and among the Borrower, the several financial institutions from time to time party thereto (the "BANKS"), the Agent (also in its capacity as an Issuing Bank and Bank), and National Westminster Bank of Canada, as an Issuing Bank (as amended, restated, modified, renewed, supplemented or extended from time to time, the "CREDIT AGREEMENT").

    WHEREAS, it is a condition precedent to each Bank's obligation to make its initial Loan under the Credit Agreement and for the Issuing Banks to issue letters of credit that the Borrower enter into this Agreement and grant to the Agent, for the benefit of itself, the Banks and the Issuing Banks, the security interests hereinafter provided to secure the obligations of the Borrower described below.

    WHEREAS, ResNet and LodgeNet Canada each is a direct or indirect subsidiary of the Company and will derive substantial and direct benefits (which benefits are hereby acknowledged by each such Grantor) from the Loans and the letters of credit and other benefits to be provided to the Borrower under the Credit Agreement.

    WHEREAS, in order to secure the performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents, ResNet and LodgeNet Canada have executed those certain guaranties dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "GUARANTIES").

    WHEREAS, it is a condition precedent to each Bank's obligation to make its initial Loan under the Credit Agreement and for the Issuing Banks to issue letters of credit that ResNet and LodgeNet Canada enter into this Agreement and grant to the Agent, for the benefit of itself, the Banks and the Issuing Banks, the security interests hereinafter provided to secure the obligations of Grantors and the Borrower described below.

         Accordingly, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS; INTERPRETATION.

         (a) TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

         (b) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNTS" means any and all "accounts," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by any Grantor, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to such Grantor arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

         "BANK PARTY" means, as the context may require, any Bank (including any Bank in its capacity as a counterparty to an Interest Rate Contract or currency hedging agreement), any Issuing Bank or the Agent, and each of their respective successors, transferees or assigns.

         "BOOKS" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing such Grantor's assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software;
(iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and
(vii) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor's books or records or with credit reporting, including with regard to such Grantor's Accounts.

         "CHATTEL PAPER" means any "chattel paper," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by any Grantor.

         "COLLATERAL" has the meaning specified in Section 2.

         "CONTRACTS" means all the contracts, undertakings or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Accounts, and including, without limitation, all of each Grantor's right, title and interest in, to and under all of its Leases, contracts, permits, licenses (to the extent permitted by applicable law or regulation), franchises, certificates and other agreements including, without limitation, all film and program license agreements, agreements for the provision of management, engineering or other similar services and agreements relating to the provision of video on-demand, network-based video games, basic and premium cable television programming and other interactive multimedia entertainment and information services.

         "DEPOSIT ACCOUNT" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of any Grantor with a bank, savings and loan association, credit union or like organization (including the Agent) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

         "DOCUMENTS" means any and all "documents," as such term is defined in the UCC, including without limitation all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of any Grantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to such Grantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

         "EQUIPMENT" means all "equipment," as such term is defined in the UCC (other than automobiles, trucks, tractors, rolling stock and other vehicles), whether now existing or hereafter acquired by any Grantor in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which such Grantor now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

         "FINANCING STATEMENTS" has the meaning specified in Section 3.

         "FIXTURES" shall mean any "fixtures" as such term is defined in the UCC, whether now owned or hereafter acquired by any Grantor.

         "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by any Grantor, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which such Grantor is now or hereafter may become entitled; (ii) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising;
(iii) all Intellectual Property Collateral; (iv) all uncertificated securities and interests in limited and general partnerships; (v) all rights of stoppage in transit, replevin and reclamation; (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to such Grantor by any Governmental Authority; and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

         "INSTRUMENTS" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired by any Grantor.

         "INTELLECTUAL PROPERTY COLLATERAL" means the following properties and assets owned or held by any Grantor or in which such Grantor otherwise has any interest, now existing or hereafter acquired or arising:

         (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such patents, patent applications and patent licenses as described in SCHEDULE E), present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

         (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

         (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such marks, names, applications and licenses as described in SCHEDULE E), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

         (iv) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

         (v) the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets.

         "INVENTORY" means any "inventory," as such term is defined in the UCC, wherever located, whether now owned or hereafter acquired by any Grantor, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in such Grantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by such Grantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

         "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include without limitation (i) all securities, whether certificated or uncertificated, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor including without limitation, the rights of such Grantor to any securities account of such Grantor and financial assets held by a securities intermediary in such securities account and any fee, credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Grantor; (iv) all commodity contracts held by any Grantor and (v) all commodity accounts held by any Grantor.

         "PROCEEDS" means "proceeds," as such term is defined in the UCC, and in any event, includes whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of any Grantor, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of such Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to such Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

         "RIGHTS TO PAYMENT" means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Contracts, Chattel Paper, Documents, General Intangibles, Instruments and Proceeds.

         "SECURED OBLIGATIONS" means all Obligations of the Borrower under the Credit Agreement and all obligations of ResNet and LodgeNet Canada under the Guaranties and all obligations of each Grantor under each other Loan Document to which any Grantor is or may become a party, whether for principal, interest, costs, fees, expenses, indemnities or otherwise, and all obligations of each Grantor existing under this Agreement, in each case whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York or by the Personal Property Security Act (the "PPSA") as in effect in the Canadian provinces of Ontario or British Columbia, the term "UCC" shall mean the Uniform Commercial Code or the PPSA as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         (c) TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC or, if not defined in the UCC, such terms shall have the meanings assigned to them in the UCC in effect in the State of New York.

         (d) AFFILIATES OF BANKS AS SECURED PARTIES. Notwithstanding anything herein to the contrary, the pledge and security interests granted hereby shall be deemed to be for the benefit of the Bank Parties and Affiliates of the Banks that are parties to Interest Rate Contracts and currency hedging agreements with the Company, and accordingly, references herein to any Bank shall, to such extent, be deemed to include such Affiliates.

         SECTION 2  SECURITY INTEREST.

         (a) GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, and to induce the Agent and the Banks to enter into the Credit Agreement and to make the Loans as provided therein and for the Issuing Banks to issue the letters of credit in accordance with the terms and conditions thereof, each Grantor hereby grants, pledges, assigns, transfers, hypothecates and sets over to the Agent, for the benefit of itself, the Banks and the Issuing Banks, a security interest in all of such Grantor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "COLLATERAL"): (i) all Accounts; (ii) all Chattel Paper;
(iii) all Deposit Accounts; (iv) all Documents; (v) all Contracts and General Intangibles; (vi) all Instruments; (vii) all Books;(viii) all Fixtures;(ix) all Investment Property;(x) all Equipment;(xi) all Inventory; (xii) all money, cash or cash equivalents; and (xiii) all products and Proceeds of any and all of the foregoing.

         (b) GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Agent nor any other Bank Party shall have any obligation or liability under any Contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Agent or any other Bank Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

         (c) CONTINUING SECURITY INTEREST. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 25.

         SECTION 3 FINANCING STATEMENTS, ETC. Each Grantor shall execute and deliver to the Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, blocked account agreements, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Agent (the "FINANCING STATEMENTS"), and take all other action, as may be necessary or as the Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral and to accomplish the purposes of this Agreement.

         SECTION 4 REPRESENTATIONS AND WARRANTIES. In addition to and not in limitation of the representations and warranties of any Grantor set forth in any other Loan Document which such Grantor is a party to, each Grantor represents and warrants to the Agent that:

         (a) LOCATION OF CHIEF EXECUTIVE OFFICE AND COLLATERAL. Each Grantor's chief executive office, corporate office and principal place of business is located at the address set forth in SCHEDULE A, and all other locations where such Grantor conducts business or Collateral is kept are set forth in SCHEDULE A.

         (b) LOCATIONS OF BOOKS. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for any Grantor, are set forth in SCHEDULE B.

         (c) TRADE NAMES AND TRADE STYLES. All trade names and trade styles under which each Grantor presently conducts its business operations are set forth in SCHEDULE C, and, except as set forth in SCHEDULE C, such Grantor has not, at any time during the preceding five (5) years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or
(iv) acquired through asset purchase or otherwise any business of any Person.

         (d) OWNERSHIP OF COLLATERAL. Each Grantor is, and, except as permitted by Section 5(i), will continue to be, the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the legal and beneficial owner thereof), and has good, indefeasible and merchantable title to the Collateral free and clear of any and all Liens other than Permitted Liens.

         (e)  ENFORCEABILITY; PRIORITY OF SECURITY INTEREST.   (i) This
Agreement creates a valid and continuing security interest which is enforceable against the Collateral in which each Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) subject to Permitted Liens, the Agent has a perfected and first priority security interest in the Collateral in which each Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case for the Agent's own benefit, the Banks and the Issuing Banks, and in each case securing the payment and performance of the Secured Obligations. All action necessary or desirable to protect and perfect such security interest in the existing Collateral has been duly taken.

         (f) OTHER FINANCING STATEMENTS. Other than (i) financing statements or similar filings naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law ("UCC FINANCING STATEMENTS") disclosed to the Agent and filed in connection with the Permitted Liens and
(ii) UCC Financing Statements in favor of the Agent in its capacity as Agent for the benefit of itself, the Banks and the Issuing Banks under the Credit Agreement and any other Loan Documents, no effective UCC Financing Statement naming any Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

         (g) RIGHTS TO PAYMENT. (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens other than Permitted Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent permitted under the Credit Agreement or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(n), or as otherwise disclosed to the Agent in writing;

         (ii) no Grantor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the Credit Agreement or other Loan Documents; and

         (iii) no Grantor has knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

         (h) CONTRACTS. The Contracts to which such Grantor is a party included in the Collateral constitute valid and legally binding obligations of such Grantor and, to the best of such Grantor's knowledge, the other parties thereto enforceable in accordance with their terms.

         (i) INVENTORY. With respect to any Inventory in which the Agent is granted a security interest pursuant to the terms of this Agreement, (i) such Inventory is located at the locations set forth on SCHEDULE A hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored with a bailee, warehouseman or similar party (except as disclosed on SCHEDULE

D) without the Agent's prior written consent, and if the Agent gives such written consent, the applicable Grantor will concurrently therewith at the Agent's reasonable request use its best efforts to cause any such bailee, warehouseman or similar party to issue and deliver to the Agent in form and substance acceptable to the Agent, warehouse receipts therefor in the Agent's name, (iii) such Inventory is of good and merchantable quality, free from any defects, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (v) the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such Inventory is subject.

         (j) INTELLECTUAL PROPERTY. (i) Except as set forth in SCHEDULE E, each Grantor does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any governmental authority any application for registration of any patent, copyright, trademark, service mark or trade name;

         (ii) all patents, copyrights, trademarks, service marks and trade names are subsisting and none have been adjudged invalid or unenforceable in whole or in part;

         (iii) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to each Grantor's knowledge, each of the patents is valid and enforceable;

         (iv) to each Grantor's knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

         (v) each Grantor is the sole and exclusive owner of the Intellectual Property Collateral identified on SCHEDULE E (other than Intellectual Property Collateral licensed by such Grantor) and the past, present and contemplated future use of such Intellectual Property Collateral by such Grantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

         (vi) each Grantor either owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

         (k) EQUIPMENT. None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which each Grantor has supplied the Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Agent's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.

         (l) DEPOSIT ACCOUNTS. The names and addresses of all financial institutions at which each Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in SCHEDULE F.

         (m) CHATTEL PAPER AND INSTRUMENTS. All action necessary to protect and perfect the security interest of the Agent in all Instruments and Chattel Paper (including the delivery of all originals thereof to the Agent and the legending of all Chattel Paper) has been duly taken.

         (n) CORPORATE EXISTENCE AND POWER. Each Grantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the power and authority to own its assets, carry on its business, and execute, deliver, and perform its obligations under this Agreement and any other Loan Document to which it is a party; (iii) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified or licensed will not have a Material Adverse Effect; (iv) has all necessary governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, and in all material respects is in compliance with all applicable requirements of law.

         (o) CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Grantor of this Agreement and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not: (i) contravene the terms of any of such Grantor's charter documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which such Grantor is a party or any order, injunction, writ or decree of any governmental authority to which such Grantor or its property is subject; or (iii) violate any requirement of law.

         (p) GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority (except for the filing of the Financing Statements) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Grantor of this Agreement or any other Loan Document to which it is a party or the transactions contemplated hereby or thereby.

         (q) This Agreement constitutes the legal, valid and binding obligation of each Grantor enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 5 COVENANTS. In addition to and not in limitation of the covenants of each Grantor set forth in any other Loan Document which such Grantor is a party to, which are incorporated herein by reference, so long as any of the Secured Obligations remain unsatisfied or any Bank shall have outstanding any Commitment or any Loan, or any letter of credit shall be outstanding and not cash collateralized, or any Bank shall be a counterparty to any Interest Rate Contract or currency hedging agreement with the Borrower, each Grantor agrees that:

         (a) DEFENSE OF COLLATERAL. Each Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Agent.

         (b) PRESERVATION OF COLLATERAL. Each Grantor shall maintain, preserve and protect the Collateral which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and remedies and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by the Credit Agreement.

         (c) COMPLIANCE WITH LAWS, ETC. Each Grantor will comply in all material respects with all requirements of law of any governmental authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) relating in a material way to the possession, operation, maintenance and control of the Collateral, except such as may be contested in good faith or as to which a bona fide dispute may exist.

         (d)  LOCATION OF BOOKS AND CHIEF EXECUTIVE OFFICE.  Each Grantor will:
(i) keep all Books pertaining to the Rights to Payment at the locations set forth in SCHEDULE B; and (ii) give at least thirty (30) days' prior written notice to the Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for such Grantor or (B) any changes in the location of such Grantor's chief executive office or principal place of business.

         (e) LOCATION OF COLLATERAL. Each Grantor will: (i) keep the Collateral at the locations set forth in SCHEDULE A or SCHEDULE D and not remove the Collateral from such locations (other than Collateral in transit between locations set forth in SCHEDULE A or SCHEDULE D in the ordinary course of business and disposals of Collateral permitted by subsection (i) below) except upon at least thirty (30) days' prior written notice of any removal to the Agent; (ii) give the Agent written notice of the locations where Collateral is kept within thirty (30) days after the end of each fiscal quarter of such Grantor; (iii) give the Agent at least thirty (30) days' prior written notice of any hereinafter acquired or arising Collateral which will be located other than at the locations set forth in SCHEDULE A or SCHEDULE D; and (iv) give the Agent at least thirty (30) days' prior written notice of the creation and maintenance of any Deposit Account not set forth on SCHEDULE F.

         (f) CHANGE IN NAME, IDENTITY OR STRUCTURE. Each Grantor will give the Agent at least thirty (30) days' prior written notice of (i) any change in name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in SCHEDULE C, and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

         (g) MAINTENANCE OF RECORDS. Each Grantor will keep accurate and complete Books with respect to the Collateral, and at the Agent's request such Grantor shall legend the Books pertaining to such Collateral with an appropriate disclosure of the Agent's security interest hereunder.

         (h) DISPOSITION OF COLLATERAL. No Grantor will surrender or lose possession of (other than to the Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement.

         (i) LIENS. Other than liens in favor of the Agent in its capacity as Agent under the Credit Agreement and Permitted Liens, each Grantor will keep the Collateral free of all liens and security interests of any kind.

         (j) EXPENSES. Each Grantor will maintain, keep and preserve the Collateral at its own cost and expense in accordance with its customary business practices.

         (k) LEASED PREMISES. At the Agent's request, each Grantor will use its best efforts to obtain from each Person from whom such Grantor leases any premises at which Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Agent may reasonably require, in form and substance reasonably satisfactory to the Agent.

         (l)  RIGHTS TO PAYMENT.  Each Grantor will:

         (i) with such frequency as the Agent may reasonably require upon the occurrence and during the continuance of an Event of Default, furnish to the Agent (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (B) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been cancelled; and (C) such other matters and information relating to the Accounts as the Agent shall from time to time reasonably request;

         (ii) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

         (iii) upon the request of the Agent (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) if an Event of Default has occurred and is continuing, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Agent or to such other Person or location as the Agent shall specify; and

         (iv) establish such lockbox, blocked account or similar arrangements for the payment of the Accounts and other Rights to Payment as the Agent shall require.

         (m)  CONTRACTS.  Each Grantor will:

          (i) at its sole cost and expense, appear in and defend any action or proceeding which arises under, grows out of or is in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of such Grantor under the Contracts included in the Collateral, and which is material to the operations or financial condition of such Grantor; and

         (ii) comply with, perform and discharge each and every obligation, covenant, condition, duty and agreement that the Contracts included in the Collateral provide are to be performed by such Grantor.

         (n)  DOCUMENTS, ETC.  Each Grantor will:

         (i) immediately deliver to the Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents, Instruments and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, and

         (ii) at the reasonable request of the Agent mark all Documents and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of National Westminster Bank Plc, as agent, for the benefit of itself and certain other Banks."

         (o)  INVENTORY.  Each Grantor will:

         (i) at such times as the Agent shall reasonably request but in any event not more than once each fiscal year, prepare and deliver to the Agent a report of all Inventory, in form and substance satisfactory to the Agent; and

         (ii) upon the request of the Agent after an Event of Default has occurred and is continuing, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Agent.

         (p)  EQUIPMENT.  Each Grantor will:

              (i) upon the Agent's reasonable request but in any event not more than once each fiscal year, prepare and deliver to the Agent a report of each item of Equipment, in form and substance satisfactory to the Agent; and

              (ii) upon the request of the Agent after an Event of Default has occurred and is continuing, take a physical listing of the Equipment and promptly delivery a copy of such physical listing to the Agent.

         (q)  INTELLECTUAL PROPERTY COLLATERAL.  Each Grantor will:

         (i) not enter into any agreements or transactions (including any license or royalty agreement) pertaining to any Intellectual Property Collateral except in the ordinary course of business;

         (ii) if reasonably within such Grantor's abilities, not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public unless such Intellectual Property Collateral is no longer useful or necessary to the operation of its business;

         (iii) diligently prosecute all applications for patents, copyrights and trademarks useful and necessary to the operation of its business, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral; and

         (iv) provide the Agent on a quarterly basis with a list of all new applications and registrations for United States and foreign patents, copyrights, trademarks, service marks or trade names, which such new applications and registrations shall be subject to the terms and conditions of the Credit Agreement and this Agreement.

         (r) NOTICES, REPORTS AND INFORMATION. Each Grantor will (i) notify the Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Agent's Lien thereon; (ii) furnish to the Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; and (iii) upon the reasonable request of the Agent make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

         (s) FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time upon the written consent of the Agent and at the sole expense of each Grantor, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Agent may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent, for the benefit of itself, the Banks and the Issuing Banks, of any license or contract held by such Grantor or to which such Grantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder or under any other Loan Document,
(iii) transferring Collateral to the Agent's possession for the benefit of itself, the Banks and the Issuing Banks (if such Collateral consists of Chattel Paper or if a security interest in such Collateral can be perfected only by possession), and (iv) using its best efforts to obtain waivers of Liens, if any exist, from landlords and mortgagees. Each Grantor also hereby authorizes the Agent, for the benefit of itself, the Banks and the Issuing Banks, to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instruments, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Agent immediately upon such Grantor's receipt thereof.

         (t) RIGHT OF INSPECTION. The Agent shall have the right to inspect the Collateral and the corporate, financial and operating records of each Grantor in accordance with the terms of SECTION 6.2 of the Credit Agreement.

         SECTION 6 COLLECTION OF RIGHTS TO PAYMENT. Until the Agent exercises its rights hereunder to collect Rights to Payment, each Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Agent, upon and after the occurrence of any Event of Default, all remittances received by such Grantor shall be held in trust for the Agent and, in accordance with the Agent's instructions, remitted to the Agent or deposited to an account with the Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

         SECTION 7 AUTHORIZATION; AGENT APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably constitutes and appoints the Agent, for the benefit of itself, the Banks and the Issuing Banks, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Agent's sole discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Agent, for the benefit of itself, the Banks and the Issuing Banks, the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, and at any time, to do the following:

         (i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral;

         (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

         (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

         (iv) notify the Postal Service authorities to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

         (v) receive, open and dispose of all mail addressed to any Grantor;

         (vi) send requests for verification of Rights to Payment to the customers or other obligors of any Grantor;

         (vii) contact, or direct any Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Agent;

         (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

         (ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Agent;

         (x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Agent;

         (xi) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Agent with respect to the Collateral;

         (xii) execute any and all applications, documents, papers and instruments necessary for the Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

         (xiii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

         (xiv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of each Grantor, which the Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral; and

         (xv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of each Grantor, which the Agent may deem necessary or advisable to maintain, protect, and preserve the Agent's security interest in the Collateral.

         The Agent agrees that, except upon and after the occurrence of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Agent, pursuant to clauses (ii) through (xiv). The foregoing power of attorney is coupled with an interest and irrevocable so long as any Bank has outstanding any Commitment or Loan, or any letter of credit remains outstanding, or the Secured Obligations have not been paid and performed in full or any Bank is a counterparty to an Interest Rate Contract or a currency hedging agreement with the Borrower. Each

Grantor hereby ratifies, to the extent permitted by law, all that the Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

         SECTION 8 AGENT PERFORMANCE OF GRANTORS' OBLIGATIONS. After an Event of Default has occurred and is continuing, the Agent may perform or pay any obligation which each Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Agent on demand for any amounts paid by the Agent pursuant to this Section 8.

         SECTION 9 AGENT'S DUTIES. Notwithstanding any provision contained in this Agreement, but subject to the following sentence, the Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Agent's possession and the accounting for moneys actually received by the Agent hereunder, the Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

         SECTION 10  REMEDIES. (a)  REMEDIES.    After an Event of Default has
occurred and is continuing, the Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Grantor agrees that the Agent may:

         (i) peaceably and without notice enter any premises of such Grantor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Agent may determine;

         (ii) require such Grantor to assemble all or any part of the Collateral and make it available to the Agent at any place and time designated by the Agent;

         (iii) use or transfer any of such Grantor's rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Agent may determine;

         (iv) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law;

         (v) withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts;

         (vi) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor's assets, without charge or liability to the Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Agent deems advisable; PROVIDED, HOWEVER, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Agent. The Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by law. Each such Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of such Grantor set forth on the signature page hereto, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, PROVIDED that the Agent may provide such Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law; and

         (vii) at its sole option and discretion, be entitled to assume any and all of the obligations of such Grantor under any of the Contracts included in the Collateral and to perform any and all acts that such Grantor is required or entitled to perform thereunder including, without limitation, enforcement of such Grantor's rights pursuant to the terms thereof.

         (b) LICENSE. For the purpose of enabling the Agent to exercise its rights and remedies under this Section 10, each Grantor hereby grants to the Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral.

         (c) PROCEEDS ACCOUNT. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any letter of credit), at such time as there may exist an Event of Default, the Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "PROCEEDS ACCOUNT") created and maintained by the Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Agent may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, such Grantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with Section 25 the right to make any withdrawal from the Proceeds Account and the right to instruct the Agent to honor drafts against the Proceeds Account.

         (d) APPLICATION OF PROCEEDS. Subject to subsection (c) immediately above, the cash proceeds actually received from the sale or other disposition or collection of Collateral upon the exercise of any remedy by the Agent under this
SECTION 10, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be distributed to the Banks pro rata and applied as follows:

              FIRST: to the payment of the costs and expenses of such sale, including reasonable compensation to the Agent and its agents and attorneys, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by the Agent, together with interest on such costs, expenses and liabilities and on all advances made by the Agent from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

              SECOND: to the payment of any other fees, costs or other expenses constituting obligations under the Loan Documents other than amounts payable under subparagraph "First" above, together with interest on each such amount at the Post-Default Rate from and after the date such amount is due, owing or unpaid until paid in full;

              THIRD: to the payment of (i) any interest then due, owing or unpaid in respect of any Loan or any other Secured Obligation; and
         (ii) with respect to any Interest Rate Contracts or currency hedging agreement with the Borrower to which a Bank is a party, the interest due and owing in respect of any amounts payable thereunder, in each case together with, to the maximum extent permitted by law, interest thereon at the Post-Default Rate from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Credit Agreement;

              FOURTH: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Loan, or any other Secured Obligation secured by this Agreement, to be applied in accordance with the Credit Agreement; and

              FIFTH: the surplus, if any, to be paid to the applicable Grantor or whomever lawfully may be entitled to receive such surplus.

Each Grantor shall remain liable to the Agent for any deficiency which exists after any sale or other disposition or collection of Collateral.

         SECTION 11 CERTAIN WAIVERS. Each Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Agent's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

         SECTION 12    [Intentionally Blank]

         SECTION 13 NOTICES. All notices or other communications hereunder to the Agent shall be given in the manner and to the addresses specified in the Credit Agreement, and if to a Grantor, as set forth on the signature pages hereto. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five (5) Business Days after deposit in the mail, first class, postage prepaid; (iii) if sent by telex, upon receipt by the sender of an appropriate answerback; and (iv) if sent by facsimile transmission, when sent.

         SECTION 14 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent.

         SECTION 15  COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

         (a)  COSTS AND EXPENSES.  Each Grantor agrees to pay on demand:

         (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the Agent's reasonable attorney costs, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

         (ii) all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

         (iii) all costs and expenses of the Agent and its Affiliates, including attorney costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Agent as a result of any failure by such Grantor to perform or observe its obligations contained herein.

         (b) INDEMNIFICATION. Each Grantor shall pay, indemnify, and hold the Agent, each Bank, each Issuing Bank and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements, of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (including attorney costs), or the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to this Agreement, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

         (c) OTHER CHARGES. Each Grantor agrees to indemnify the Agent, each Bank and each Issuing Bank against and hold each harmless from any and all present and future stamp, transfer, or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement.

         (d) INTEREST. Any amounts payable to the Agent, each Bank and each Issuing Bank under this Section 15 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full at the Post-Default Rate.

         SECTION 16 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor and the Agent, and their respective successors and assigns, PROVIDED, HOWEVER, that such Grantor may not assign any of its rights hereunder or interests herein without the written consent of the Agent and the Majority Banks. Each Grantor acknowledges that upon any assignment or other transfer by the Agent or any other Bank Party of any of the Secured Obligations, the Agent or such other Bank Party may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Agent or such other Bank Party, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than each of Grantors, the Bank Parties, the Agent and the respective assignees of the Bank Parties and the Agent are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         SECTION 17 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         SECTION 18 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTORS AND THE AGENT FOR THE BENEFIT OF THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR AND THE AGENT FOR THE BENEFIT OF THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE

GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE GRANTORS AND THE AGENT FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 19 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE AGENT FOR THE BENEFIT OF THE BANKS WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS AND THE AGENT FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 20 AMENDMENT. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

         SECTION 21 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Agent, the Banks, the Issuing Banks and each Grantor with respect to the matters referred to herein and therein.

         SECTION 22 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 23 INCORPORATION OF PROVISIONS OF THE CREDIT AGREEMENT. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article 10 thereof, such provisions are incorporated herein by this reference.

         SECTION 24 NO INCONSISTENT REQUIREMENTS. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; PROVIDED, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Credit Agreement, such term or condition set forth in the Credit Agreement shall control.

         SECTION 25 TERMINATION. Upon termination of the Commitments of the Banks under the Loan Documents, the surrender of any letters of credit issued by any Issuing Bank for the account of the Borrower, the termination of all Interest Rate Contracts and currency hedging agreements with the Borrower to which any Bank is a counterparty, and payment and performance in full of all Secured Obligations, this Agreement and the security interests granted under this Agreement shall terminate and the Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence termination of this Agreement and of all security interests given by such Grantor to the Agent hereunder; PROVIDED, HOWEVER, that the obligations of such Grantor under Section 15 shall survive such termination.

         SECTION 26 LIMITATION ON SECURED OBLIGATIONS. Notwithstanding any provision herein contained to the contrary, liability hereunder shall be limited to an amount not to exceed the amount which could be claimed by the Agent and Banks from each Grantor under this Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute of common law.

         IN WITNESS WHEREOF, each Grantor has executed this Agreement as of the day and year first above written.

                             NATIONAL WESTMINSTER BANK PLC, as Agent


                             By:_______________________________________
                             Name:_____________________________________
                             Title:______________________________________


                             LODGENET ENTERTAINMENT CORPORATION


                             By:_______________________________________
                             Name:_____________________________________
                             Title:______________________________________

                             RESNET COMMUNICATIONS, INC.


                             By:_______________________________________
                             Name:_____________________________________
                             Title:______________________________________


                             LODGENET ENTERTAINMENT (CANADA)
                               CORPORATION


                             By:_______________________________________
                             Name:_____________________________________
                             Title:______________________________________

                                      SCHEDULE A
LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL


              a.   Chief Executive Office and Principal Place of Business:

              Borrower:           LodgeNet Entertainment Corporation
                                  808 West Avenue North
                                  Sioux Falls, South Dakota 57104

              ResNet:             ResNet Communications, Inc.
                                  808 West Avenue North
                                  Sioux Falls, South Dakota 57104

              LodgeNet Canada:    LodgeNet Entertainment (Canada) Corporation
                                  Suite 3300
                                  130 Adelaide Street West
                                  Toronto, Ontario M5H3P5

              b. Other locations where Grantor conducts business or Collateral is kept:


              See attached Exhibit 1.

                                      SCHEDULE B


                  LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT


              Borrower:           LodgeNet Entertainment Corporation
                                  808 West Avenue North
                                  Sioux Falls, South Dakota 57104

              ResNet:             ResNet Communications, Inc.
                                  808 West Avenue North
                                  Sioux Falls, South Dakota 57104

              LodgeNet Canada:    LodgeNet Entertainment (Canada) Corporation
                                  Suite 3300
                                  130 Adelaide Street West
                                  Toronto, Ontario M5H3P5

                                      SCHEDULE C


TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS NAMES, ETC.



                                        None.

                                      SCHEDULE D

            INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.



                                        None.

                                      SCHEDULE E


                        PATENTS, COPYRIGHTS, TRADEMARKS, ETC.


                           BORROWER TRADEMARK REGISTRATIONS


              MARK                     REG. NO.
              ----                     --------

         LodgeNet                      1,378,457

         LodgeNet Entertainment        Class 41,
           (and Design)                Serial No. 74/669,535

         LodgeNet Entertainment        Class 38,
           (and Design)                Serial No. 74/669,533

         LodgeNet                      Class 38,
                                       Serial No. 74/669,534

                           BORROWER TRADEMARK APPLICATIONS


         Traveler's TV Mall, Serial No. 74/615,989

         TV Mall, filed November 6, 1995

         LodgeNet Passport, filed February 15, 1996, Serial No. 75/058,170

         ResNet, Serial No. 75/016091

         ResNet Communications, filed March 14, 1996, Serial No. 75/072,868

         B-LAN, filed October 31, 1996

                             BORROWER TRADEMARK LICENSES


Name of Agreement       Parties                  Date of Agreement
-----------------       -------                  -----------------

Technology License      Borrower and ResNet      January 10, 1996
 Agreement

                                   BORROWER PATENTS


U.S. Patent No.         Date Issued                   Title
---------------         -----------                   -----

5455619                 October 3, 1995               Video Distribution System
                                                      Addressing Device for
                                                      Identifying Remote
                                                      Locations

5,506,572               April 9, 1996                 Low Battery Detection
                                                      System

4,502,098               February 26, 1985             Circuit Assembly

4,920,432               April 24, 1990                System for Random Access
                                                      to an Audio/Video Data
                                                      Library with Independent
                                                      Selection and Display at
                                                      each of a Plurality of
                                                      Remote Locations


                             BORROWER PATENT APPLICATIONS

Serial No.              Date Filed                    Title
----------              ----------                    -----

08/288,626              August 10, 1994               System for Collecting and
                                                      Processing User Inputs


                              RESNET TRADEMARK LICENSES


Name of Agreement       Parties                  Date of Agreement
-----------------       -------                  -----------------

Technology License      Borrower and ResNet      January 10, 1996
 Agreement

                                      SCHEDULE F

                                   DEPOSIT ACCOUNTS

  BANK NAME                       BANK ADDRESS                  BANK ACCTS
  ---------                       ------------                  ----------

Bank of Boston               100 Federal St.                    512-83883
    Lock Box                 Boston, MA 02110

Bank of Boston               100 Federal St.
    CDA - Maine              Boston, MA 02110                   80-028-0539

Bank of Boston               100 Federal St.
    Payroll                  Boston, MA 02110                   512-83906

First National Bank          P.O. Box 5186
    401K Trust               Sioux Falls, SD 57117-5186         301-991-1

First National Bank          P.O. Box 5186
    Checking                 Sioux Falls, SD 57117-5186         301-645-4

First National Bank          P.O. Box 5186
    Golf Classic             Sioux Falls, SD 57117-5186         302-002-3

First National Bank          P.O. Box 5186
    Payroll                  Sioux Falls, SD 57117-5186         301-862-8

First National Bank          P.O. Box 5186
    Per Diem                 Sioux Falls, SD 57117-5186         301-870-8

Harris Bank                  P.O. Box 755
    CDA                      Chicago, IL 60690-0755             04-325-397-8

Harris Bank                  P.O. Box 755
    Lock Box                 Chicago, IL 60690-0755             325-400-0

Mercantile Bank              8th and Locust P.O. Box 524
    Checking                 St. Louis, MO 63186-0524           100500333-8

                                      EXHIBIT G

                                   PLEDGE AGREEMENT


         This PLEDGE AGREEMENT (this "AGREEMENT"), dated as of December 19, 1996, is made by LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "PLEDGOR"), in favor of NATIONAL WESTMINSTER BANK PLC, a United Kingdom public limited company, as agent for the benefit of itself, the Banks and the Issuing Banks (as defined below) (in such capacity, and together with its successors as agent for the Banks, the "AGENT").

                                       RECITALS

         WHEREAS, the Pledgor is a party to that certain Amended and Restated Credit Agreement dated as of December 19, 1996 by and among the Pledgor, the several financial institutions from time to time party thereto (the "BANKS"), the Agent (also in its capacity as an Issuing Bank and Bank) and National Westminster Bank of Canada, as an Issuing Bank (as amended, restated, modified, renewed, supplemented or extended from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, it is a condition precedent to each Bank's obligation to make its initial Loan under the Credit Agreement and for the Issuing Banks to issue letters of credit that the Pledgor enter into this Agreement and grant to the Agent, for the benefit of itself, the Banks and the Issuing Banks, the security interests hereinafter provided to secure the obligations of the Pledgor described below.

         NOW, THEREFORE, to induce the Banks to make Loans under the Credit Agreement, and in consideration of such extensions of credit as the Banks have made or may hereafter make to the Pledgor, the Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

         SECTION 1   DEFINITIONS; INTERPRETATIONS.

         (a) TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

         (b) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

         "BANK PARTY" means, as the context may require, any Bank (including any Bank in its capacity as a counterparty to an Interest Rate Contract or currency hedging agreement), any Issuing Bank or the Agent, and each of their respective successors, transferees and assigns.

         "BOOK-ENTRY SHARES" means any Pledged Shares evidenced or represented by a book-entry on the books of a Clearing Corporation.

         "CLEARING CORPORATION" means a "clearing corporation", as defined in
    Section 8-102(3) of the UCC, at which the Agent and the Pledgor each maintains a securities account.

         "COMMISSION" has the meaning specified in subsection 11(b)(i).

         "IRREVOCABLE PROXIES" has the meaning specified in subsection 7(c).

         "PLEDGE AGREEMENT SUPPLEMENT" has the meaning specified in subsection 3(b).

         "PLEDGED COLLATERAL" has the meaning specified in Section 2.

         "PLEDGED NOTES" means all intercompany notes referred to in subsection
    (g) of Section 2.

         "PLEDGED SHARES" means all shares of capital stock or other equity securities referred to in subsections (a), (b) and (c) of Section 2.

         "PLEDGED SUBSIDIARIES" means, collectively, the Subsidiaries of the Pledgor listed on SCHEDULE 1 hereto or on any Pledge Agreement Supplement attached hereto.

         "SECURED OBLIGATIONS" means all Obligations (as defined in the Credit Agreement).

         "SECURITIES ACT" has the meaning specified in subsection 11(b)(i).

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         (c) TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

         (d) AFFILIATES OF BANKS AS SECURED PARTIES. Notwithstanding anything herein to the contrary, the pledge and security interests granted hereby shall be deemed to be for the benefit of the Bank Parties and Affiliates of the Banks that are parties to Interest Rate Contracts or currency hedging agreements with the Borrower, and accordingly, references herein to any Bank shall, to such extent, be deemed to include such Affiliates.

         SECTION 2 PLEDGE. As security for the payment, in full in cash when due, whether at stated maturity, by acceleration or otherwise, and performance of the Secured Obligations, the Pledgor hereby pledges, assigns, transfers, hypothecates and sets over to the Agent, for the benefit of itself, the Banks and the Issuing Banks, and grants to the Agent, for the benefit of itself, the Banks and the Issuing Banks, a security interest in all of the Pledgor's right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (collectively, the "PLEDGED COLLATERAL"):

         (a) all shares of capital stock or other equity securities of the Pledged Subsidiaries now owned by the Pledgor, as more fully described in
    SCHEDULE 1 attached hereto, including, without limitation, any such securities that are Book-Entry Shares;

         (b) all shares of capital stock or other equity securities of any Pledged Subsidiary hereafter acquired, received or owned by the Pledgor (whether in connection with any recapitalization, reclassification or reorganization of the capital of a Pledged Subsidiary or otherwise), including, without limitation, any such securities that are Book-Entry Shares;

         (c) all shares of capital stock or other equity securities hereafter acquired, received or owned by the Pledgor of any Person who, after the date hereof, becomes, as a result of any occurrence, a Pledged Subsidiary, including, without limitation, any such securities that are Book-Entry Shares;

         (d) all certificates, instruments or other writings representing or evidencing the Pledged Shares (other than any Book-Entry Shares or any other Pledged Shares that constitute part of a fungible bulk of securities in the possession of a Clearing Corporation);

         (e) all warrants, options and other rights entitling the Pledgor to acquire any interest in any Pledged Shares;

         (f) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares;

         (g) all now owned or hereafter acquired intercompany notes owing to the Pledgor by any direct or indirect Subsidiary, together with all other promissory notes, instruments, debt securities or other property hereafter delivered to the Pledgor in substitution for or in addition to the Pledged Notes; and

         (h)  all cash and non-cash proceeds of the foregoing.

         SECTION 3   DELIVERY OR TRANSFER OF PLEDGED COLLATERAL.

         (a) All original certificates, instruments or other writings representing or evidencing the Pledged Shares (other than certificated securities that constitute part of a fungible bulk of securities in the possession of a Clearing Corporation) shall be delivered to the Agent concurrently with the execution and delivery of this Agreement (or immediately upon obtaining of any such Pledged Shares hereafter), and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

         (b) In the event that any Pledged Shares are Book-Entry Shares which are registered in the name of a Clearing Corporation, concurrently with the execution and delivery of this Agreement (or immediately upon obtaining any such Pledged Shares hereafter), the Pledgor shall cause such Clearing Corporation to make appropriate entries on its books reducing the account of the Pledgor and increasing the account of the Agent by the number of such shares pledged or purported to be pledged hereunder.

         (c) In the event that any Pledged Shares are certificated securities that constitute part of a fungible bulk of securities in the custody of a Clearing Corporation and are registered in such Clearing Corporation's name, concurrently with the execution and delivery of this Agreement (or immediately upon obtaining any such Pledged Shares hereafter), the Pledgor shall cause such Clearing Corporation to make appropriate entries on its books reducing the account of the Pledgor and increasing the account of the Agent by the number of such shares pledged or purported to be pledged hereunder.

         (d) All original Pledged Notes outstanding on the date hereof shall be delivered to the Agent concurrently with the execution and delivery of this Agreement (or immediately upon obtaining of any such Pledged Notes hereafter), and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

         (e) No later than ten (10) Business Days after obtaining any Pledged Shares or Pledged Notes hereafter, the Pledgor agrees that it will (i) deliver to the Agent a duly executed Pledge Agreement Supplement in substantially the form of SCHEDULE 2 attached hereto (a "PLEDGE AGREEMENT SUPPLEMENT") identifying such additional Pledged Shares or Pledged Notes, and (ii) deliver or otherwise cause the transfer of such additional Pledged Shares or Pledged Notes to the Agent pursuant to subsection (a), (b), (c) or (d) above, as applicable. The Pledgor hereby authorizes the Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares of capital stock, notes or other securities listed thereon shall for all purposes hereunder constitute Pledged Collateral.

         (f) The Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in its name or the name of any of its nominees any or all of the Pledged Shares, subject only to the provisions of Section 7(a). In addition, the

    Agent shall have the right at any time to exchange certificates, instruments or other writings representing or evidencing Pledged Shares for certificates, instruments or other writings of smaller or larger denominations. As soon as practicable after the purchase or receipt by the Pledgor of any Book-Entry Shares, the Pledgor shall cause the issuer thereof to issue stock certificates with respect to such shares and shall, no later than ten (10) Business Days after receipt thereof, deliver such certificates to the Agent in accordance with this Section.

         SECTION 4 REPRESENTATIONS AND WARRANTIES. In addition to and not in limitation of the representations and warranties of the Pledgor set forth in the Credit Agreement, the Pledgor represents and warrants to the Agent and the other Bank Parties that:

         (a) The Pledgor is the sole record legal and beneficial owner of the Pledged Collateral. No other Person, except the Agent pursuant to this Agreement, has any right, title, claim or interest (by way of Lien, purchase option or otherwise) in or against or to the Pledged Collateral, except the restrictions relating to the transfer of Pledgor's shares and membership interests in ResNet and ResNet LLC, respectively, under that certain Stockholders' Agreement dated as of October 21, 1996 between Pledgor and TCI Satellite Entertainment, Inc.

         (b) The pledge of the Pledged Collateral pursuant to this Agreement creates in favor of the Agent, for the benefit of itself, the Banks and the Issuing Banks, a legally valid, binding and enforceable, first priority perfected, security interest in the Pledged Collateral, securing the payment of the Secured Obligations. The Pledgor acknowledges that, to the extent the Pledged Collateral constitutes "instruments" under the UCC, no filings or recordings (including, without limitation, filings under the UCC) are necessary to be made under present law in order to perfect, protect and preserve the security interest of the Agent, for the benefit of itself, the Banks and the Issuing Banks, in the Pledged Collateral created or intended to be created by this Agreement.

         (c) All Pledged Shares have been duly authorized, validly issued and fully paid and are non-assessable.

         (d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Pledgor of this Agreement, the exercise by the Agent of the voting or other rights provided for in this Agreement, or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Shares by laws affecting the offering and sale of securities generally.

         (e) The Pledgor has full power, authority and legal right to pledge the Pledged Collateral pursuant to this Agreement. There are and will be no restrictions on the transferability of any Pledged Collateral transferred or delivered by the Pledgor hereunder to the Agent or with respect to the foreclosure, transfer or disposition thereof by the Agent, except the restrictions relating to the transfer of Pledgor's shares and membership interests in ResNet and ResNet LLC, respectively, under that certain Stockholders' Agreement dated as of October 21, 1996 between Pledgor and TCI Satellite Entertainment, Inc.

         (f) The Pledgor has delivered or otherwise caused the transfer to the Agent, pursuant to subsection 3(a), 3(b), 3(c) or 3(d), as applicable, of all Pledged Shares and Pledged Notes.

         (g) All Pledged Shares are (i) certificated securities represented or evidenced by certificates, instruments or other writings, the originals of which are in the possession of the Pledgor (prior to delivery to the Agent hereunder),(ii) certificated securities that constitute part of a fungible bulk of securities in the custody of a Clearing Corporation and registered in such Clearing Corporation's name, or (iii) uncertificated securities that are Book-Entry Shares registered in the name of a Clearing Corporation.

         (h) As of the date hereof, the Pledgor has no Pledged Subsidiaries other than those listed on SCHEDULE 1 attached hereto. Set forth on
    SCHEDULE 1 attached hereto is a true, compete and accurate list of all Pledged Shares and Pledged Notes. All the information set forth on
    SCHEDULE 1 attached hereto is true, complete and accurate.

         (i) None of the Pledged Shares constitutes "margin stock", as such term is defined in Section 221.2(h) of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

         (j) The Indebtedness represented by the Pledges Notes comprises all of the Indebtedness owed by any Subsidiary to the Pledgor.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall be deemed restated automatically at each such time as any additional Pledged Collateral is delivered hereunder to the Agent.

         SECTION 5 COVENANTS. In addition to and not in limitation of the covenants of the Pledgor set forth in the Credit Agreement, so long as any of the Secured Obligations remain unsatisfied or any Bank shall have outstanding any Commitment or any Loan, or any letter of credit shall be outstanding and not cash collateralized, or any Bank shall be a counterparty to any Interest Rate Contract or currency hedging agreement with the Borrower, the Pledgor agrees that:

         (a) The Pledgor, for itself and its successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights of the Pledgor to purchase any or all of the Pledged Shares upon any sale thereof by the Agent hereunder, whether such right to purchase arises under any of the Pledgor's charter documents, by agreement, by operation of law or otherwise.

         (b) The Pledgor warrants and covenants to defend the Agent's security interest in and to the Pledged Collateral against the claims and demands of all other Persons at any time claiming the same or any interest therein adverse to the Agent.

         (c) The Pledgor agrees that it will not (i) sell, assign, transfer, surrender or otherwise dispose of, or grant any option, warrant or other right or interest with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created by this Agreement and Permitted Liens, or (iii) enter into any shareholder agreement, voting agreement, voting trust, irrevocable proxies (other than the Irrevocable Proxies) or any other similar agreement or instrument with respect to any Pledged Collateral.

         (d) The Pledgor shall, no later than ten (10) Business Days after its acquisition (directly or indirectly) of any Pledged Shares or Pledged Notes hereafter, pledge such shares or notes hereunder pursuant to subsection 3(e) and deliver or otherwise cause the transfer of such shares to the Agent in accordance with subsection 3(a), 3(b), 3(c) or 3(d), as applicable. The Pledgor shall not cause or permit any issuer of Pledged Shares to issue in favor of any Person other than the Pledgor any shares of capital stock or other equity securities, except as permitted by the Credit Agreement.

         (e) The Pledgor shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Pledged Collateral to the extent the Pledgor is required to do so under the Credit Agreement.

         (f) The Pledgor will deliver promptly to the Agent and the other Bank Parties all reports and notices received by the Pledgor in respect of any Pledged Collateral.

         (g) At the option of the Agent upon the occurrence and during the continuance of an Event of Default, the Pledgor shall not demand, sue for or receive any payments with respect to the Pledged Collateral and in the event that the Pledgor, as record and beneficial owner of the Pledged Collateral, shall have received, or shall have become entitled to receive, any cash dividends or other payments or distributions in the ordinary course, the Pledgor shall deliver to the Agent, and the Agent shall be entitled to receive and retain, all such cash payments or other distributions as additional security for the Secured Obligations.

         SECTION 6 FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at its own cost and expense, it will promptly procure, execute and deliver all further instruments, documents and agreements, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to establish, maintain, preserve, protect and perfect the Pledged Collateral, any security interest granted or purported to be granted hereby and the priority of such security interest, or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, the Pledgor further agrees that it shall, concurrently with the execution of this Agreement and at any time and from time to time thereafter (a) procure, execute and deliver to the Agent all stock powers, endorsements, financing statements, assignments and other instruments of transfer requested by the Agent, (b) deliver to the Agent immediately upon receipt the originals of all Pledged Shares and Pledged Notes and all certificates, instruments and other writings evidencing the Pledged Collateral, and (c) cause the Lien of the Agent to be recorded or registered in the books of any Clearing Corporation requested by the Agent.

         SECTION 7   VOTING RIGHTS; DIVIDENDS.

         (a) So long as no Default or Event of Default shall exist or result therefrom:

              (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.

              (ii) The Pledgor shall be entitled to receive and retain any and all dividends, distributions or cash payments paid in respect of the Pledged Collateral, in compliance with the terms of the Credit Agreement, except the following:

                   (A) dividends and payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

                   (B) dividends, payments and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

                   (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral;

         all of which shall be, and all of which shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement and indemnity).

              (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends or distributions which it is authorized to receive and retain pursuant to clause (ii) above.

         (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

              (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) above shall cease upon written notice thereof from the Agent, and all such rights shall thereupon become vested in the Agent, for the benefit of itself, the Banks and the Issuing Banks, who shall thereupon have the sole right to exercise such voting and other consensual rights.

              (ii) All rights of the Pledgor to receive the dividends or distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of itself, the Banks and the Issuing Banks, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

              (iii) All dividends or distributions which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Agent, for the benefit of itself, the Banks and the Issuing Banks, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or indemnity).

         (c) In order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 7(b)(ii) above, the Pledgor shall at any time and from time to time upon the written request of the Agent, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement, including, without limitation, delivering to the Agent on the date hereof or at any time hereafter irrevocable proxies in respect of the Pledged Shares in the form of SCHEDULE 3 hereto (the "IRREVOCABLE PROXIES").

    SECTION 8 AUTHORIZATION; AGENT APPOINTED ATTORNEY-IN-FACT. The Agent shall have the right to, in the name of the Pledgor, or in the name of the Agent, or otherwise, without notice to or assent by the Pledgor, and the Pledgor hereby constitutes and appoints the Agent (and any of the Agent's officers, employees or agents designated by the Agent) as the Pledgor's true and lawful attorney-in-fact, with full power and authority to take any action and execute any and all endorsements, assignments, documents, instruments or UCC financing statements which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, (a) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, (b) to perfect or continue perfected, maintain the priority of or provide notice of the Agent's security interest in, the Pledged Collateral or (c) upon the occurrence and during the continuance of an Event of Default, to maintain, protect, sell, assign, convey or otherwise transfer title in or dispose of the Pledged Collateral. The foregoing power of attorney is coupled with an interest and irrevocable so long as any Bank has outstanding any Commitment or Loan, or a letter of credit remains outstanding, or the Secured Obligations have not been paid and performed in full or any Bank is a counterparty to an Interest Rate Contract or currency hedging agreement with the Borrower. The Pledgor hereby ratifies all that the Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section.

         SECTION 9 AGENT PERFORMANCE OF PLEDGOR'S OBLIGATIONS. Upon the occurrence and during the continuance of an Event of Default, the Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay under or in connection with this Agreement, and the Pledgor shall reimburse the Agent on demand for any amounts paid by the Agent pursuant to Section 16(a).

         SECTION 10 NO RESPONSIBILITY FOR CERTAIN ACTIONS. Except for the safe custody of the Pledged Collateral in their possession pursuant to Section 9-207 of the UCC and the accounting for monies actually received by them, neither the Agent nor any Bank Party shall have responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve any rights against any parties with respect to any Pledged Collateral. The Agent shall have no duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession other than as set forth in Section 9-207 of the UCC.

         SECTION 11 REMEDIES IN GENERAL. Upon the occurrence and during the continuance of an Event of Default:

         (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under the Credit Agreement or any other Loan Document, all the rights and remedies of a secured party under the UCC and other applicable laws, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner and made on commercially reasonable terms.

         (b) If the Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to this Section, the Pledgor agrees that, upon request of the Agent, the Pledgor will, at its own expense:

              (i) execute and deliver and cause each issuer of Pledged Collateral to execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), in accordance with the intended method of distribution thereof, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") applicable thereto;

              (ii) qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral in any state, as requested by the Agent;

              (iii) cause each issuer of the Pledged Collateral to enter into customary agreements and take such other actions as are required in order to expedite or facilitate the disposition of such Pledged Collateral, as Agent or the managing underwriter therefor requests, and will cause each issuer of Pledged Collateral otherwise to comply with all applicable rules and regulations of the Commission; and

              (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

    The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent or the Bank Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 11(b) and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, the Agent shall be entitled to specific performance.

         (c) The Pledgor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act and applicable state securities laws, the Agent may, at its option, elect not to require the Pledgor to register the offering or sale of all or any part of the Pledged Collateral under the provisions of the Securities Act and may therefore be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and notwithstanding such circumstances, agrees that any such sale shall not be deemed to have been made in a manner not commercially reasonable solely by reason of such sale's being conducted in such manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

         (d) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, and shall cause each of its Subsidiaries to, from time to time, furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Agent as exempt transactions under the Securities Act and rules of the Commission thereunder, as the same are from time to time in effect.

         (e) In connection with any disposition of the Pledged Collateral, if the Agent elects to obtain the advice of an investment banking firm, such firm shall be selected by the Pledgor from among three (3) nationally known investment banking firms which are member firms of the New York Stock Exchange, which three firms shall be proposed by the Agent to the Pledgor (and may include an Affiliate of any Bank). Such selection by the Pledgor shall be made within five (5) Business Days after receipt by the Pledgor of the names of the firms proposed by the Agent. In the absence of such selection by the Pledgor within such period, the Agent may select any one of such firms. The Pledgor agrees that the sale or other disposition of all or any part of the Pledged Collateral in reliance on the advice of the investment banking firm so selected shall be deemed to be commercially reasonable under the UCC.

         (f) The Pledgor shall indemnify and hold harmless the Agent, the Bank Parties and any underwriter or financial advisor to the Agent or the Bank Parties (and the officers, directors, shareholders, employees, attorneys, and agents of each of them), from and against any and all loss, liability, claim, damage and expense (including, without limitation, attorney costs) under the Securities Act, any "Blue Sky" law or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statements of a material fact contained in a registration statement or prospectus or on any preliminary prospectus or any amendment or supplement thereto (collectively, the "OFFERING DOCUMENTS"), or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Agent, the Bank Parties or any underwriter or financial advisor or any other person or entity indemnified hereunder. This indemnification does not apply to losses, claims, damages, liabilities or expenses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the issuer of such Pledged Collateral by the Agent or on the Agent's behalf expressly for use in any of the Offering Documents.

         (g) Any and all reasonable expenses which may be charged to or for the account of the Agent or the Bank Parties hereunder, including brokers' or underwriters' commissions or discounts, financial advisory fees, accounting fees, attorney costs, costs of printing and other expenses of offering, sale, or transfer shall be reimbursed by or charged to the Pledgor pursuant to Section 16(a).

         (h) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Shares or Pledged Notes upon the exercise of any remedy by the Agent under this Section 11 shall be distributed to each Bank pro rata and shall be applied by the Agent as follows:

              FIRST: to the payment of the costs and expenses of such sale, including reasonable compensation to the Agent and its agents and attorneys, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advanced made or incurred by the Agent, together with interest on such costs, expenses and liabilities and on all advances made by the Agent from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

              SECOND: to the payment of any other fees, costs or other expenses constituting obligations under the Loan Documents other than amounts payable under subparagraph "First" above, together with interest on each such amount at the Post-Default Rate from and after the date such amount is due, owing or unpaid until paid in full;

              THIRD: to the payment of (i) any interest then due, owing or unpaid in respect of any Loan or any other Secured Obligation secured by this Agreement; and (ii) and with respect to any Interest Rate Contracts or currency hedging agreements with the Borrower to which a Bank is a party, the interest due and owing in respect of any amounts payable thereunder, in each case together with, to the maximum extent permitted by law, interest thereon at the Post-Default Rate from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Credit Agreement;

              FOURTH: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Loan, or any other Secured Obligation secured by this Agreement, to be applied in accordance with the Credit Agreement; and

              FIFTH: the surplus, if any, to be paid to the Pledgor or to whomever lawfully may be entitled to receive such surplus.

The Pledgor shall remain liable to the Agent for any deficiency which exists after any sale or other disposition or collection of the Pledged Shares.

         SECTION 12 NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses as specified, and shall be effective as provided, in the Credit Agreement.

         SECTION 13 AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be made as provided in the Credit Agreement. No failure on the part of the Agent or any Bank Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 14 CUMULATIVE REMEDIES. The rights, powers and remedies of the Agent under this Agreement are cumulative and shall be in addition to all rights, powers and remedies available to the Agent and the other Bank Parties pursuant to the Credit Agreement, the other Loan Documents and at law or in equity, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Agent's rights hereunder.

         SECTION 15 CERTAIN WAIVERS. The Pledgor waives, to the fullest extent permitted by law, any right to require the Agent or the Bank Parties (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Agent's or any of the Bank Parties' power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral.

         SECTION 16  COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

         (a) INDEMNIFICATION. The Pledgor shall pay, indemnify, and hold the Agent, each Bank, each Issuing Bank and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements, of any kind or nature whatsoever in accordance with the terms and conditions of the Credit Agreement.

         (b) OTHER CHARGES. The Pledgor agrees to indemnify the Agent, each Bank and each Issuing Bank against and hold each harmless from any and all present and future stamp, transfer, or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement.

         (c) INTEREST. Any amounts payable to the Agent, each Bank and each Issuing Bank under this Section 16 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full at the Post-Default Rate.

         SECTION 17 BINDING EFFECT; TRANSFERABILITY; NO THIRD-PARTY BENEFICIARIES. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Pledgor and the Agent, and their respective successors and assigns, PROVIDED, HOWEVER, that the Pledgor may not assign any of its rights hereunder or interests herein except as permitted by the terms of the Credit Agreement. The Pledgor acknowledges that upon any assignment or other transfer by the Agent or any other Bank Party of any of the Secured Obligations, the Agent or such other Bank Party may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Agent or such other Bank Party, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Pledgor, the Bank Parties, the Agent and the respective assignees of the Bank Parties and the Agent are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         SECTION 18  GOVERNING LAW AND JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PLEDGOR AND THE AGENT, FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PLEDGOR AND THE AGENT, FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PLEDGOR AND THE AGENT, FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS,

COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 19 WAIVER OF JURY TRIAL. THE PLEDGOR AND THE AGENT, FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS, EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.
THE PLEDGOR AND THE AGENT, FOR THE BENEFIT OF ITSELF, THE BANKS AND THE ISSUING BANKS, EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 20 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Pledgor, the Banks, the Agent and each Issuing Bank and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

         SECTION 21 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

         SECTION 22 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 23 INCORPORATION OF PROVISIONS OF THE CREDIT AGREEMENT. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article 10 thereof, such provisions are incorporated herein by this reference.

         SECTION 24 NO INCONSISTENT REQUIREMENTS. The Pledgor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; PROVIDED, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Credit Agreement, such term or conditions set forth in the Credit Agreement shall control.

         SECTION 25 CONTINUING SECURITY INTEREST; TERMINATION. This Agreement shall create a continuing security interest in the Pledged Collateral and shall apply to all past, present and future Secured Obligations, including Secured Obligations that arise under transactions that continue any Secured Obligation, increase or decrease any Secured Obligation, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied. Upon termination of the Commitments of the Banks under the Loan Documents, the surrender of any letters of credit issued by any Issuing Bank for the account of the Pledgor, the termination of all Interest Rate Contracts and currency hedging agreements with the Borrower to which any Bank is a counterparty, and the payment and performance in full of all Loans and all Secured Obligations, the security interests granted under this Agreement shall terminate and the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding the foregoing, the obligations of the Pledgor under Sections 11(f) and 16 shall survive such termination.

         IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the day and year first above written.

                             LODGENET ENTERTAINMENT CORPORATION



                             By:   ______________________________________
                             Name: ______________________________________
                             Title:______________________________________


Accepted:

NATIONAL WESTMINSTER BANK PLC, as Agent


By:    ________________________________
Name:  ________________________________
Title: ________________________________

                                      SCHEDULE 1
                                          TO
                                   PLEDGE AGREEMENT







I.  PLEDGED SHARES


                                                                                          NUMBER
 NAME OF                                                   NUMBER OF       NUMBER OF     OF SHARES
 PLEDGED              JURISDICTION OF     CLASS OF          SHARES           SHARES       OWED BY
SUBSIDIARY             INCORPORATION       STOCK            ISSUED        OUTSTANDING     PLEDGOR
----------            ---------------     --------         ---------      -----------    ---------
    ResNet               Delaware         Common           1,052,520       1,052,520     1,000,000
Communications,
     Inc.

  LodgeNet               Canada        Class A Common      2,175,000       2,175,000     2,175,000
Entertainment
  (Canada)
Corporation


II. PLEDGED NOTES

    ISSUER                      ISSUE DATE          PRINCIPAL AMOUNT            MATURITY DATE
    ------                      ----------          ----------------            -------------
ResNet Communications, Inc.  January 10, 1996    see attached Schedule A    see attached Schedule A


                     SCHEDULE A TO SCHEDULE 1 TO PLEDGE AGREEMENT

                                                                                                INTEREST
              MATURITY       PRINCIPAL      AMORTIZATION        PRINCIPAL      INTEREST          PAYMENT     INTEREST
LOAN DATE       DATE          AMOUNT          SCHEDULE             PAID          RATE           SCHEDULE       PAID
---------     --------       ---------      -------------       ---------      --------         --------     --------
11/31/96      12/15/06       $237,497            N/A              - 0 -         10.25%        June 15 and      - 0 -
                                                                                              December 15


                                      SCHEDULE 2
                                          TO
                                   PLEDGE AGREEMENT

                             PLEDGE AGREEMENT SUPPLEMENT


    This Pledge Agreement Supplement, dated as of __________, 199__, is delivered pursuant to Section 3(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement, dated as of _____________, 199__ (as amended, restated, modified, renewed, supplemented or extended from time to time, the "PLEDGE AGREEMENT"; the terms defined therein and not otherwise defined herein being used as therein defined), made by the undersigned in favor of National Westminster Bank Plc, as Agent for the Banks referred to therein, and that the shares of capital stock, promissory notes or other securities listed on Annex A to this Pledge Agreement Supplement shall be and become part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations.

    The undersigned agrees that the shares of capital stock, promissory notes and other securities listed below shall for all purposes constitute Pledged Collateral and shall be subject to the security interest created by the Pledge Agreement.

    The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement are true and correct with respect to the Pledged Shares listed below on and as of the date hereof.

                             LODGENET ENTERTAINMENT CORPORATION



                             By:    ______________________________________
                             Name:  ______________________________________
                             Title: ______________________________________


Accepted:

NATIONAL WESTMINSTER BANK PLC, as Agent


By:    ________________________________
Name:  ________________________________
Title: ________________________________

                                       ANNEX A
                                          TO
                             PLEDGE AGREEMENT SUPPLEMENT


I.  PLEDGED SHARES

                        NUMBER

                                                                                NUMBER
  NAME OF                                        NUMBER OF      NUMBER OF      OF SHARES
  PLEDGED     JURISDICTION OF     CLASS OF         SHARES         SHARES        OWED BY
SUBSIDIARY    INCORPORATION         STOCK          ISSUED       OUTSTANDING     PLEDGOR
----------    -------------       --------       ---------      -----------    ---------





II. PLEDGED NOTES

    ISSUER         ISSUE DATE          PRINCIPAL AMOUNT         MATURITY DATE
    ------         ----------          ----------------         -------------

                                      SCHEDULE 3
                                          TO
                                   PLEDGE AGREEMENT

                                  IRREVOCABLE PROXY

    KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint NATIONAL WESTMINSTER BANK PLC, its successors and assigns, as Agent (the "AGENT") for the Banks (the "BANKS") and the Issuing Banks (the "ISSUING BANKS") signatory to the Credit Agreement referred to below, and each of the Agent's officers and employees, its true and lawful attorneys, for it and in its name, place and stead, to act as its proxy in respect of all of the shares of capital stock of ________________________, a __________________
corporation (hereinafter referred to as the "CORPORATION"), that it now or hereafter may own or hold, including, without limitation, the right, on its behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of the Corporation's Certificate of Incorporation or By-Laws and as permitted by law of a meeting of the Corporation's shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to its said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

    This Proxy is given to the Agent and to its officers and employees in consideration of (i) the Loans made by the Banks to the undersigned and (ii) the letters of credit issued by the Issuing Banks to the undersigned, and in order to carry out the covenant of the undersigned contained in that certain Pledge Agreement dated December 19, 1996 between the undersigned and the Agent, for the ratable benefit of the Banks and the Issuing Banks, and this Proxy shall not be revocable or revoked by the undersigned, shall be binding upon the undersigned and its successors and assigns until the payment in full of all of the Secured Obligations (as defined in the aforesaid Pledge Agreement) and may be exercised only after an Event of Default under the Credit Agreement (as such terms are defined in the aforesaid Pledge Agreement).

    IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this _____ day of _______, 199_.

                             LODGENET ENTERTAINMENT CORPORATION


                             By:    ______________________________________
                             Name:  ______________________________________
                             Title: ______________________________________

                                      EXHIBIT H

                       PATENT AND TRADEMARK SECURITY AGREEMENT


      This PATENT AND TRADEMARK SECURITY AGREEMENT (this "Agreement") is made this 19th day of December, 1996, by and between LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation ("BORROWER"), having an office at 808 West Avenue North, Sioux Falls, South Dakota 57104, RESNET COMMUNICATIONS, INC., a Delaware corporation ("RESNET", and together with the Borrower, the "GRANTORS", and each individually, a "GRANTOR"), having an office at 808 West Avenue North, Sioux Falls, South Dakota 57104, and NATIONAL WESTMINSTER BANK PLC, a United Kingdom public limited company, as Agent for the Banks and the Issuing Banks referred to below (in such capacity, hereinafter referred to as the "AGENT"), with a place of business located at 175 Water Street, New York, New York 10038;

                                 W I T N E S S E T H:

      WHEREAS:

      (A) Borrower has entered into that certain Amended and Restated Credit Agreement of even date herewith (such agreement, as it may from time to time be amended, modified and/or supplemented, is hereinafter referred to as the "CREDIT AGREEMENT") with the several financial institutions from time to time party thereto (collectively, the "BANKS"), the Agent (also in its capacity as an Issuing Bank and Bank) and National Westminster Bank of Canada, as an Issuing Bank, providing for extensions of credit to be made to Borrower by the Banks and the Issuing Banks;

      (B) All of the indebtedness, liabilities and obligations of the Borrower to the Banks, the Issuing Banks and the Agent, whether now existing or hereafter arising, and whether or not currently contemplated, under or arising out of the Credit Agreement and all other instruments and Loan Documents executed and delivered in connection with any of the foregoing are hereinafter referred to collectively as the "OBLIGATIONS";

      (C) In order to secure the performance of the Obligations, ResNet has executed that certain Guaranty of even date herewith (as such agreement may from time to time be amended, modified and/or supplemented, hereinafter referred to as the "GUARANTY")

      (D) Each of Borrower and ResNet has adopted, has used and is using the service marks and/or trademarks described on Schedule A and Schedule B attached hereto, respectively, is the owner of the U.S. Patent and Trademark Office trademark and/or service mark registrations and applications listed on Schedule A and Schedule B attached hereto, respectively, and is a party to the trademark and/or service mark licenses, listed on Schedule A and Schedule B attached hereto, respectively (collectively, the "SERVICE MARKS"), along with the goodwill of the business associated therewith;

      (E) Each of Borrower and ResNet owns the patents and the U.S. Patent and Trademark Office patent applications listed on Schedule C and Schedule D attached hereto, respectively, and is a party to the patent licenses, listed on Schedule C and Schedule D attached hereto, respectively (collectively, the "PATENTS", and together with the Service Marks, the "INTELLECTUAL PROPERTY COLLATERAL");

      (F) The Obligations and the Guaranty are secured by the grant by the Grantors to the Agent, for the benefit of itself, the Banks and the Issuing Banks, of liens on and security interests in the properties and assets of the Grantors including, without limitation, the Intellectual Property Collateral, pursuant to that certain Security Agreement of even date herewith (as such agreement may from time to time be amended, modified and/or supplemented, hereinafter referred to as the "SECURITY AGREEMENT") between the Grantors, the other grantor party thereto and the Agent;

      (G) It is a condition precedent to the obligations of the Banks and the Issuing Banks under the Credit Agreement that the Grantors execute and deliver this Agreement; and

      (H) All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth in the Security Agreement, the parties hereto hereby agree as follows:

      1. Each Grantor hereby grants unto the Agent, for the benefit of itself, the Banks and the Issuing Banks, on the terms and conditions contained in the Security Agreement, which are incorporated herein and made a part hereof, and as additional security for the Obligations, a security interest and first Lien upon all of such Grantor's right, title and interest in, to and under (i) the Service Marks and the goodwill of the business symbolized by the Service Marks, (ii) all products and proceeds of the Service Marks and the goodwill of the business symbolized by the Service Marks, including, without limitation, any claim by such Grantor against third parties for past, present or future (a) infringement or dilution of any trademark and/or service mark, any trademark and/or service mark registration, any trademark and/or service mark registration issued with respect to any trademark and/or service mark application, or any trademark and/or service mark licensed under any trademark and/or service mark license or (b) injury to the goodwill associated with any trademark and/or service mark, any trademark and/or service mark registration, any trademark and/or service mark registration issued with respect to any trademark and/or service mark application, or any trademark and/or service mark licensed under any trademark and/or service mark license, (iii) the Patents and (iv) all products and proceeds of the Patents, including, without limitation, any claim by such Grantor against third parties for past, present or future infringement of any patent, any patent issued pursuant to a patent application and any patent licensed under any patent license.

      2. Each Grantor shall take all action, under both statutory and common law, which in its reasonable business judgment, may be necessary or useful to perfect title to the Intellectual Property Collateral and to maintain and/or defend the Intellectual Property Collateral including, without limitation, the defense of the Intellectual Property Collateral, surveillance of marks or patents owned and/or used by third parties which may be related to the Intellectual Property Collateral, bringing actions against infringing marks, patents and uses, and bringing cancellation or opposition proceedings in order to enforce rights in the Intellectual Property Collateral, all as determined to be appropriate in such Grantor's reasonable business judgment.

      3. This Agreement shall terminate upon written notice from the Agent to the Grantors that all of the Obligations secured hereby have been fully paid and performed and, upon such termination, the Agent shall promptly execute and deliver to the Grantors such release documents or instruments as the Grantors may reasonably request in furtherance and in evidence of such termination.

      4. This Agreement shall be binding upon the Grantors, their successors and assigns and shall inure to the benefit of the Agent and its successors and assigns.

      5. This Agreement may not be amended or modified except with the written consent of the Agent.

      6. The Grantors will provide any additional documentation to support or confirm the security interest created under this Agreement as the Agent may request.







                               [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Grantors and the Agent have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.


                                  LODGENET ENTERTAINMENT CORPORATION


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:______________________________________


                                  RESNET COMMUNICATIONS, INC.


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:______________________________________


                                  NATIONAL WESTMINSTER BANK PLC, as Agent


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:______________________________________

                              BORROWER'S ACKNOWLEDGMENT


STATE OF NEW YORK   )
                           :  SS.:
COUNTY OF NEW YORK)


      I, ___________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that __________________, personally known to me to be ___________ of LODGENET ENTERTAINMENT CORPORATION, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that (s)he signed and delivered said instrument as ___________ of said corporation, as his(her) free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of __________, 1996.



                                         ___________________________________
                                                   NOTARY PUBLIC


                                         My Commission Expires:_____________

                               RESNET'S ACKNOWLEDGMENT



STATE OF NEW YORK   )
                           :  SS.:
COUNTY OF NEW YORK)


      I, ___________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that __________________, personally known to me to be ___________ of RESNET COMMUNICATIONS, INC., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that (s)he signed and delivered said instrument as ___________ of said corporation, as his(her) free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of __________, 1996.



                                         ___________________________________
                                                   NOTARY PUBLIC


                                         My Commission Expires:_____________

                     NATIONAL WESTMINSTER BANK PLC ACKNOWLEDGMENT



STATE OF NEW YORK   )
                           :  SS.:
COUNTY OF NEW YORK)


      I, _______________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _____________, personally known to me to be a _______________ of NATIONAL WESTMINSTER BANK PLC, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that (s)he signed and delivered said instrument as a ____________ of said corporation, as (her)his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of _________, 1996.



                                         _________________________________
                                                   NOTARY PUBLIC


                                         My Commission Expires:  _________

                           SCHEDULE A TO PATENT AND TRADEMARK SECURITY AGREEMENT


                           BORROWER TRADEMARK REGISTRATIONS


                    MARK                 REG. NO.
                    ----                 --------

             LodgeNet                           1,378,457

             LodgeNet Entertainment             Class 41,
               (and Design)                     Serial No. 74/669,535

             LodgeNet Entertainment             Class 38,
               (and Design)                     Serial No. 74/669,533

             LodgeNet                           Class 38,
                                                Serial No. 74/669,534


                           BORROWER TRADEMARK APPLICATIONS


             Traveler's TV Mall, Serial No. 74/615,989

             TV Mall, filed November 6, 1995

             LodgeNet Passport, filed February 15, 1996, Serial No. 75/058,170

             ResNet, Serial No. 75/016091

             ResNet Communications, filed March 14, 1996, Serial No. 75/072,868

             B-LAN, filed October 31, 1996


                             BORROWER TRADEMARK LICENSES


Name of Agreement          Parties                     Date of Agreement
-----------------          -------                     -----------------

Technology License         Borrower and ResNet         January 10, 1996
 Agreement

                           SCHEDULE B TO PATENT AND TRADEMARK SECURITY AGREEMENT


                            RESNET TRADEMARK REGISTRATIONS


                           MARK                        REG. NO.
                           ----                        --------

                                                None.


                            RESNET TRADEMARK APPLICATIONS


                                        None.



                              RESNET TRADEMARK LICENSES


Name of Agreement          Parties                     Date of Agreement
-----------------          -------                     -----------------

Technology License         Borrower and ResNet         January 10, 1996
 Agreement

                           SCHEDULE C TO PATENT AND TRADEMARK SECURITY AGREEMENT


                                   BORROWER PATENTS


U.S. Patent No.                    Date Issued                 Title
---------------                    -----------                 -----
5455619                           October 3, 1995             Video
                                                              Distribution
                                                              System Addressing
                                                              Device for
                                                              Identifying
                                                              Remote Locations

5,506,572                         April 9, 1996               Low Battery
                                                              Detection System

4,502,098                         February 26, 1985           Circuit Assembly

4,920,432                         April 24, 1990              System for Random
                                                              Access to an
                                                              Audio/Video Data
                                                              Library with
                                                              Independent
                                                              Selection and
                                                              Display at each
                                                              of a Plurality of
                                                              Remote Locations


                             BORROWER PATENT APPLICATIONS

Serial No.                         Date Filed                  Title
----------                         ----------                  -----
08/288,626                        August 10, 1994             System for
                                                              Collecting and
                                                              Processing User
                                                              Inputs


                               BORROWER PATENT LICENSES


Name of Agreement                 Parties               Date of Agreement
-----------------                 -------               -----------------

                                        None.

                           SCHEDULE D TO PATENT AND TRADEMARK SECURITY AGREEMENT


                                    RESNET PATENTS


U.S. Patent No.                    Date Issued                        Title
---------------                    -----------                        -----

                                        None.


                              RESNET PATENT APPLICATIONS

Serial No.                         Date Issued                        Title
----------                         -----------                        -----

                                        None.



                                RESNET PATENT LICENSES


Name of Agreement                 Parties               Date of Agreement
-----------------                 -------               -----------------

                                        None.

                                   EXHIBIT I

                          BORROWER U.S. LEGAL OPINION

     1. Each of the Borrower and ResNet is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrower and ResNet has the requisite corporate power and authority to own, pledge, mortgage and operate its properties, to lease any properties it operates under lease, to conduct its business as presently conducted and to execute and deliver each of the Loan Documents to which it is a party. Each of the Borrower and ResNet is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to qualify or be so licensed would not have a material adverse effect on the financial condition or business of the Borrower or ResNet.

     2. The execution, delivery and performance of each of the Loan Documents to which the Borrower or ResNet is a party have been duly authorized by the Borrower and ResNet (as applicable), and each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower and ResNet (as applicable) enforceable in accordance with its terms.

     3. Assuming the proceeds of the loans are used solely for the purposes set forth in the Credit Agreement, neither the execution and delivery by each of the Borrower and ResNet of the Loan Documents to which it is a party, nor the consummation by each of the Borrower and ResNet of the transactions contemplated thereby: (i) violates any provision of the Borrower's or ResNet's respective certificates of incorporation or bylaws; (ii) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to us) applicable to the Borrower or ResNet; (iii) results in the breach of, or constitutes a default under, any indenture, mortgage, deed of trust, lease or other agreement to which the Borrower or ResNet is a party or by which they or each of their respective properties are bound; (iv) results in the creation or imposition of any lien upon any of the property of the Borrower or ResNet under any indenture, mortgage or other agreement described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with, any governmental body, agency or authority other than (a) the filing of the Financing Statements and (b) those which have been obtained.

     4. To our knowledge, there are no judgments outstanding against the Company or ResNet. Except as set forth on Schedule 3.6 of the Credit Agreement, there is no action, suit or proceeding pending before any court or any governmental or regulatory authority, against or otherwise involving the Borrower or its Subsidiaries, or to our knowledge threatened, which, if adversely determined, would have a material adverse effect upon the consolidated financial condition or business of the Borrower.

     5. To our knowledge, neither the Borrower nor ResNet is in default with respect to any agreement, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned or used by the Borrower or its Subsidiaries in the conduct of their respective businesses is affected.

     6. Neither the Borrower nor ResNet is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.

     7. Neither the Borrower nor ResNet is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8. The provisions of the Security Agreement are sufficient to create in the Agent's favor a security interest in all right, title and interest of the Borrower and ResNet in those items and types of Collateral in which a security interest may be created under Article 9 of the Code. The description of the Collateral set forth in the Financing Statements is sufficient to perfect a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Code. Assuming that the Financing Statements have been filed in the offices set forth on Schedule __ hereto and have not subsequently been released, terminated or modified, the Agent's security interest in the Collateral has been perfected, to the extent such security interest may be perfected under the Code by the filing of the Financing Statements.

     9. Assuming that the Agent has taken and is retaining possession of the stock certificates evidencing the shares of stock described in the Pledge Agreement (the "Pledged Stock") and the Agent has taken such Pledged Stock in good faith without notice (actual or constructive) of any adverse claim within the meaning of the Code, there has been created under the Pledge Agreement, and there has been granted to the Agent a valid and perfected first priority security interest and lien upon the Pledged Stock to the extent a security interest may be obtained by possession under the Code.

     10. Assuming that the Agent has taken delivery of the intercompany notes that are negotiable instruments within the meaning of Article 3 of the Code (the "Pledged Notes") in good faith and without notice or knowledge that any item thereof is overdue or has been dishonored or of any defense against a claim to any item thereof on the part of any Person, and that such Pledged Notes have been drawn, issued or endorsed to the Agent as such or to the order of the Agent as such or to bearer or blank, there has been created under the Pledge Agreement, and there has been granted to the Agent a valid and perfected first priority security interest and lien upon the Pledged Notes.

     11. There are no state or local taxes, fees or other charges payable in connection with the execution or delivery of the Loan Documents or the recordation, filing or enforcement of the Financing Statements other than nominal recording fees in the appropriate state or county offices.

     12. The interest rates applicable to the obligations of the Borrower under the Credit Agreement and the Notes do not violate any law, rule or regulation prescribing a maximum rate of interest.

                                SCHEDULE 3.1
                                     TO
                   AMENDED AND RESTATED CREDIT AGREEMENT

                                ORGANIZATION



LODGENET ENTERTAINMENT CORPORATION

     (i)  State of Incorporation: Delaware

     (ii) Capitalization:

               (a) Common Stock, $.01 par value

                    20,000,000 Shares authorized; 11,045,369 Shares outstanding

               (b) Preferred Stock, $.01 par value

                    5,000,000 Shares authorized; none outstanding

     (iii) States of Qualification

              All fifty (50) states

     (iv)  Business

               Providing video-on-demand, network-based video games, cable television programming and other interactive entertainment and information services to the lodging and multi-family residential dwelling unit markets.

RESNET COMMUNICATIONS, INC.


     (i)  State of Incorporation: Delaware

     (ii) Capitalization:

              (a) Common Stock, $.01 par value

                    10,000,000 Shares authorized; 1,052,520 Shares outstanding

              (b) Preferred Stock, $.01 par value

                    5,000,000 Shares authorized; none outstanding

     (iii) States of Qualification

              Presently qualified in all states other than Connecticut, Louisiana, Mississippi, Missouri, Montana, and Wisconsin

     (iv) Business

              Providing video-on-demand, network-based video games, cable television programming and other interactive entertainment and information services to the multi-family residential dwelling unit markets.

LODGENET ENTERTAINMENT (CANADA) CORPORATION


     (i)  Jurisdiction of Incorporation: Canada

     (ii) Capitalization:

              (a) Common Stock, $1.00 par value

                    Class A (voting): no maximum authorized; 2,175,000 Shares
                                      outstanding

                    Class B (voting): no maximum authorized; none outstanding

     (iii) Jurisdictions of Qualification

               British Columbia
               New Brunswick
               Nova Scotia
               Ontario
               Quebec

     (iv)  Business

               Providing video-on-demand, network-based video games, cable television programming and other interactive entertainment and information services to the lodging market.

                                SCHEDULE 3.5
                                     TO
                    AMENDED AND RESTATED CREDIT AGREEMENT

                                 PROPERTIES


PROPERTIES LEASED

     1.  808 West Avenue North (Headquarters)
         Sioux Falls, SD 57104

     2.  1700 West Russell Street
         Sioux Falls, SD 57104

     3.  1200 West Avenue North
         Sioux Falls, SD 57104

     4. 704 West Avenue North (Headquarters of ResNet Communications, Inc.) Sioux Falls, SD 57104

     5.  1408 D. Avenue
         Sioux Falls, SD 57104

     6.  909 E. Las Colinas Boulevard
         Suite 1950
         Irving, TX 75039

     7.  3313 Vincent Road
         Suite 110
         Pleasant Hill, CA 94523

     8.  1020 Auahi Building 6 Bay 7B
         Honolulu, HI 96814

     9.  6225 Harrison Drive #6
         Las Vegas, NV 89120

     10. 250 W. Beaver Creek Road Unit 15
         Richmond Hill, ON CANADA L4B 1C7

     11. 5061 W. 161st Street
         Brook Park, OH  44142

     12. 521 A Flint Trail
         Jonesboro, GA  30236

     13. 121 Division Street
         Suite A
         Clermont, FL  34711-7700

     14. 708 N. Valley Street
         Suite C
         Anaheim, CA  92801

PROPERTIES SUBLEASED, ETC.

    None.

PROPERTY OWNED

    Approximately 23 acre parcel of land on Maple Lane and Markey Avenue in Sioux Falls, South Dakota on which is being constructed the Company's National Headquarters and Distribution Center.

PURCHASE OPTIONS, ETC.

    There are no unexpired purchase options, rights of first refusal or other similar contractual rights pertaining to any real estate owned or leased by the Borrower or any Loan Party.

                                   SCHEDULE 3.6
                                       TO
                       AMENDED AND RESTATED CREDIT AGREEMENT

                                    LITIGATION

    On February 16, 1995, On Command Video Corporation filed a lawsuit in Federal District Court in Northern California asserting patent infringement by the Company relating to its on-demand video system. The complaint requests an unspecified amount of damages and injunctive relief. The Company has carefully reviewed the allegations of infringement and is of the opinion that the Company does not infringe on the patent and the allegations are without merit. The company filed an answer and counterclaim to the lawsuit on April 17, 1995, denying the claims, asserting affirmative defenses and asserting a counterclaim for declaratory relief. The Company is currently engaged in litigation with respect to this matter and is continuing to vigorously defend itself. On February 28, 1996, On Command Video Corporation filed a related lawsuit in Superior Court of the State of California, County of San Francisco, alleging interference with prospective economic advantage and misappropriation of trade secrets. The state court action has been stayed pending resolution of the federal litigation. The Company believes that this lawsuit is also groundless and without merit.

                                   SCHEDULE 3.11
                                       TO
                       AMENDED AND RESTATED CREDIT AGREEMENT

                                INTELLECTUAL PROPERTY

TRADEMARKS/SERVICE MARKS:
------------------------

1.  LodgeNet, Reg. No. 1, 378, 457 (Registered)
2.  LodgeNet Entertainment (& Design), Class 41, Serial No. 74/669,535
3.  LodgeNet Entertainment (& Design), Class 38, Serial No. 74/669,533
4.  LodgeNet, Class 38, Serial No. 74/669,534
5.  Traveler's TV Mall, Serial No. 74/615,989 (Applied)
6.  TV Mall, filed 11/6/95 (Applied)
7.  LodgeNet Passport, filed 2/15/96, Serial No. 75/058,170 (Applied)
8.  ResNet, Serial No. 75/016091 (Applied)
9.  ResNet Communications, filed 3/14/96, Serial No. 75/072,868 (Applied)
10. B-LAN (Applied 10/31/96)

PATENTS AND PATENTS PENDING:
---------------------------

1. Video Distribution System Addressing Device for Identifying Remote Locations Patent No. 5455619 (issued 10/3/95)

2.  Low Battery Detection System
    Patent No. 5506572 (issued 4/9/96)

3.  System for Collecting and Processing User Imputs
    Application No. 08/288,626 (filed 8/10/94)

4.  Circuit Assembly
    Patent No. 4502098 (issued 2/2/85)

5. System for Random Access to an Audio/Video Data Library with Independent Selection and Display at each of a Plurality of Remote Locations Patent No. 4,920,432 (issued 4/24/90)



Patent/Trademark Lst
December 18, 1996

                                   SCHEDULE 3.13
                                       TO
                       AMENDED AND RESTATED CREDIT AGREEMENT

                                NAME CHANGES, MERGERS

October, 1993:     LodgeNet Entertainment Corporation, a South Dakota
                   corporation, merged into LodgeNet Entertainment
                   Corporation, a Delaware corporation.

October, 1993:     LNET, Inc., a Delaware corporation, changed its name to
                   LodgeNet Entertainment Corporation, a Delaware corporation.

September, 1991:   Satellite Movie Company Incorporated, a South Dakota
                   corporation, changed its name to LodgeNet Entertainment
                   Corporation, a South Dakota corporation.

                                   SCHEDULE 3.19
                                       TO
                       AMENDED AND RESTATED CREDIT AGREEMENT

                                 MATERIAL AGREEMENTS

CONTRACTS NOT FREELY ASSIGNABLE

    1.   Confidential License Agreement for Use of Super Nintendo
         Entertainment System with Integrated Hotel Entertainment and Hotel Guest Related Communications System dated as of March 12, 1993 by and between the Company and Nintendo of America, Inc.

MASTER AGREEMENTS

    1.    See attached Exhibit A (Studio Contracts).

EQUIPMENT LEASES

    None.

MATERIAL LICENSES AND PERMITS

    2.   See attached Exhibit B (Programming Agreements).

                                                                      EXHIBIT A

                                                  STUDIO AGREEMENTS

                                                  STUDIO AGREEMENTS

STUDIO NAME                                       DATE OF AGREEMENT

COLUMBIA PICTURES PAY TELEVISION                           10/16/86
HBO ENTERPRISES                                             10/5/92
PARAMOUNT PICTURES CORPORATION                              7/24/86
SHOWTIME NETWORKS INC                            1/18/90(MISSING)
SHOWTIME NETWORKS INC                            10/8/94(AMENDMENT)
TWENTIETH CENTURY FOX                                        5/1/96
UNIVERSAL PAY TELEVISION, INC                               5/30/91
WALT DISNEY PICTURES AND TELEVISION                        10/10/90
WARNER BROTHERS, INC.                            UNDATED(AMENDMENT)

                                                                      EXHIBIT B

                                   INDEX OF
                        NETWORK/PROGRAMMING AGREEMENTS

-A-

ARTS & ENTERTAINMENT CABLE NETWORK SMATV Affiliate Agreement - June 27, 1989

ARTS & ENTERTAINMENT CABLE NETWORK SMATV Amendment (Extension) - March 1,
1990

ARTS & ENTERTAINMENT CABLE NETWORK SMATV Amendment (Extension) - June 26, 1993

ARTS & ENTERTAINMENT CABLE NETWORK SMATV Amendment (Extension) - October 18,
1995


-B-

BLACK ENTERTAINMENT TELEVISION SMATV Affiliation Agreement - (Unexecuted)

-C-

Residential and Non-Residential Distribution Agreement for CARTOON NETWORK - (Unexecuted)

CNBC - SEE FINANCIAL NEWS NETWORK

CABLE NEWS NETWORK, INC. SMATV Private Cable Distribution Agreement - August 5, 1991

Terms and Conditions for Cablecast of CABLE NEWS NETWORK and HEADLINE NEWS - August 17, 1995

Residential and Non-Residential Distribution Agreement for CABLE NEWS NETWORK and HEADLINE NEWS - (Unexecuted)

Residential and Non-Residential Distribution Agreement for CABLE NEWS NETWORK INTERNATIONAL - (Unexecuted)

COUNTRY MUSIC TELEVISION Hotel/Motel Affiliate Agreement - May 17, 1994

Affiliation Agreement (SMATV System) between Lodge Net Entertainment and National Cable Satellite Corporation, d/b/a C-SPAN - November 9, 1995

-D-

The DISNEY CHANNEL Hotel/Motel Distribution Agreement - July 1, 1988

DISNEY CHANNEL letter modifying Subscription Fee - September 30, 1991

DISNEY CHANNEL Letter Agreement amending 1988 Agreement - October 3, 1991

DISNEY CHANNEL Letter Agreement amending 1988 Agreement - October 31, 1991

DISNEY CHANNEL Letter Agreement extending term of 1988 Agreement - April 21,
1993

DISNEY CHANNEL Letter Agreement amending 1988 Agreement - March 30, 1995

DISNEY CHANNEL letter increasing Subscriber Fee - September 15, 1995

-E-

ESPN, Inc. letter discussing volume discount - January 20, 1993

ESPN2 Hotel Affiliation Agreement - August 1, 1993

ESPN, Inc. Hotel Affiliation Agreement - September 1, 1993

ESPN/ESPN2 letter detailing Charter Affiliate Benefits - September 1, 1993

ESPN, Inc. Hospital Affiliation Agreement - April 1, 1994

ESPN, Inc. letter discussing fee increase - September 30, 1994

ESPN, Inc. letter discussing fee increase - September 30, 1994

ESPN, Inc. letter discussing fee increase - December 13, 1995

ESPN, Inc. letter granting temporary authorization to LodgeNet to receive ESPN and ESPN2 through PrimeStar Partners, L.P. - June 6, 1996

ESPN, Inc. Hotel Affiliation Agreement - September 1, 1996

-F-

The FAMILY CHANNEL SMATV Distribution Agreement - August/September 1990

The FAMILY CHANNEL Rate Card Rider B-1 Extension - December 20, 1995

FINANCIAL NEWS NETWORK, INC. Cable Affiliation Agreement - November 28, 1990

CNBC letter increasing CNBC's distribution - May 23, 1995

CNBC - Agreement Term Sheet Among LodgeNet Entertainment Corporation, CNBC, Inc. and National Broadcasting Company, Inc. - September 16, 1996

-G-

The GOLF CHANNEL Private Cable Affiliation Agreement - September 9, 1996

-H-

HBO-CINEMAX Service Affiliation Agreement for Lodging Industry Distributors - January 1, 1993

HBO Service Affiliation Agreement - June 1, 1986

HBO Letter Agreement - June 1, 1986

HBO Letter Agreement - January 1, 1989

HBO Letter Agreement - August 1, 1990

HBO Letter Agreement amending 8/1/90 Letter Agreement - August 1, 1990

HBO Letter Agreement - November 2, 1992

HBO letter - December 22, 1995

-J-

JNG (JAPAN NETWORK) Service Affiliation Agreement for Lodging Industry Distribution - June 29, 1993

Maintenance Agreement (JNG) - June 29, 1993

Amendment to JNG Service Affiliation Agreement for Lodging Industry
Distributor -

-L-

SMATV and Non-Residential TVRO Distribution Agreement (LIFETIME Network) - January 1, 1994

-N-

The NASHVILLE NETWORK Hotel/Motel Affiliate Agreement - August 30, 1990

-P-

License Agreement (Hotel/Motel) (PLAYBOY) January 1, 1988

Satellite Master Antenna Television License Agreement between PLAYBOY Video Entertainment Group, Inc. and Satellite Movie Company Incorporated - October 20, 1988

-S-

Science Fiction Channel Agreement for Distribution to SMATV Affiliates - Five Year - SMATV Service Agreement (Southern Satellite Systems, Inc) (WTBS) - September 1, 1993

-T-

Turner Network Television, Inc. National Hotel/Motel/Hospital Distribution Agreement - April 12, 1991

Turner Cable Network Sales, Inc. CABLE NEWS NETWORK INC. SMATV Private Cable Distribution Agreement - August 5, 1991

Residential and Non-Residential Distribution Agreement for Turner Classic Movies - 4/25/95 (Unexecuted)

Residential and Non-Residential Distribution Agreement for Turner Network Television - 5/23/95 (Unexecuted)


December 18, 1996                      4

8/15/95 Letter from Verna Page of Turner Network Sales Inc.

Terms and Conditions for Distribution of CABLE NEWS NETWORK and HEADLINE NEWS
- 12/1/95

Terms and Conditions for Distribution of Turner Network Television - April 13, 1996 - (Unexecuted)

-U-

Cable Affiliation Agreement (Univision) - (Unexecuted)

Agreement for Distribution of the USA Network Service to SMATV Affiliates - 10/12/95

Broadcast Basic Tier/Cable Programming Services SMATV Distributor Satellite Transmission Service Agreement (United Video/WGN) - November 22, 1995

-W-

The WEATHER CHANNEL Affiliation Agreement SMATV - November 15, 1995

Star Jr. Addendum (The WEATHER CHANNEL)- November 15, 1995

Equipment Agreement (The WEATHER CHANNEL) - November 15, 1995




December 18, 1996                      5

                                   SCHEDULE 7.1
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                              OUTSTANDING INDEBTEDNESS

There is no Indebtedness outstanding, except as provided in subsections (a),
(b), (c), (d), (e), (g), (h), (i), and (j) of Section 7.1 of the Credit
Agreement.

                                  SCHEDULE 7.2
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      LIENS

There are no Liens other than those provided for in subsections (a), (b),
(c), (e), and (f) of Section 7.2 of the Credit Agreement.